As filed with the Securities and Exchange Commission on December 21, 2011
Registration No. 333-177821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECHNEST HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	8071	88-0357272
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10411 Motor City Drive, Suite 650

Bethesda, MD 20817

(301) 767-2810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suzette R. O’Connor

Technest Holdings, Inc.

10411 Motor City Drive, Suite 650

Bethesda, MD 20817

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Recht, Esq.

Cooley LLP

500 Boylston Street

Boston, MA  02116-3736

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable and from time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price		Amount of Registration fee

Common Stock, $0.001 par value per share, issuable pursuant to the Equity Purchase Agreement	25,800,000	$0.008	(2)	$206,400	(3)	$23.65	(4)

(1)

We are registering 25,800,000 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge” or “Selling Security Holder”) pursuant to a private equity purchase agreement (the “Equity Purchase Agreement”) between Selling Security Holder and the registrant entered into on March 7, 2011. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the closing bid price of common stock of the registrant as reported on the OTCBB on December 15, 2011.

(3)

This amount represents the maximum aggregate value of the Put Shares, which may be put to Southridge by the registrant pursuant to the terms and conditions of the Equity Purchase Agreement between Southridge and the registrant.

(3)	The registrant previously paid the registration fee in connection with the previous filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED DECEMBER 21, 2011

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

TECHNEST HOLDINGS, INC.

25,800,000 Shares of Common Stock

This prospectus relates to the resale of up to 25,800,000 shares of our common stock, par value $0.001 per share, by Southridge Partners II, LP (“Southridge” or “Selling Security Holder”), which are Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.

The Equity Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $5 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Purchase Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.  For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay us 95% of the average of the lowest closing bid price of our common stock reported by Bloomberg Finance LP in any three trading days, consecutive or inconsecutive, of the five consecutive trading day period commencing the date a put notice is delivered.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder. However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTCBB under the symbol “TCNH.OB.”  The shares of our common stock registered hereunder are being offered for sale by Selling Security Holder at prices established on the OTCBB during the term of this offering. On December 15, 2011, the closing bid price of our common stock was $0.008 per share.  These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 6.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. This prospectus contains important information about us that you should read and consider carefully before you decide whether to invest in our common stock. If you have any questions regarding the information in this prospectus, please contact Shekhar Wadekar, our President and Chief Executive Officer, at: Technest Holdings, Inc., 10411 Motor City Drive, Suite 650, Bethesda, MD 20817 or by phone at (301) 767-2810.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that a person should consider before investing in the Company’s securities. A potential investor should carefully read the entire prospectus, including “Risk Factors” and the Consolidated Financial Statements, before making an investment decision.

In this prospectus, “TCNH.OB,” “Technest,” “AccelPath,” the “Company,” “our Company,” “we,” “us” and “our” refers to Technest Holdings, Inc. together with its subsidiaries, AccelPath LLC, Technest, Inc. and Genex Technologies, Inc.

The Company

Technest Holdings, Inc. has two primary businesses: AccelPath, which is in the business of enabling pathology diagnostics and Technest, which is in the business of the design, research and development, integration, sales and support of three-dimensional imaging devices and systems.  Each of the AccelPath and Technest businesses are described below.

On March 4, 2011, Technest Holdings, Inc. acquired AccelPath and AccelPath became a wholly-owned subsidiary of Holdings.  The former members of AccelPath received an aggregate of 86,151,240 shares of Holdings common stock and, immediately after the transaction, owned 72.5% of Holdings’s issued and outstanding common stock.  Immediately prior to the merger, Holdings had 32,678,056 shares of common stock outstanding.  Following the acquisition, AccelPath began operating as a wholly-owned subsidiary of Holdings.

Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes.  The acquisition was accounted for as a reverse acquisition whereby AccelPath was deemed to be the accounting acquirer.  Accordingly, the results of operations of Technest Holdings, Inc. have been included in the consolidated financial statements since the date of the reverse acquisition.  The historical financial statements of AccelPath are presented as the historical financial statements of Holdings.

We have a history of net losses resulting in an accumulated stockholders’ deficit of $3,437,130 as of June 30, 2011.  Our net losses for fiscal years 2010 and 2011 were $325,235 and $2,941,993, respectively, which have resulted in our current stockholders’ deficit.  The net loss and accumulated deficit figures described above for the fiscal year ended June 30, 2010 reflect the net loss and accumulated deficit of AccelPath only and for the fiscal year ended June 30, 2011 reflect AccelPath only until March 4, 2011 and the combined post-acquisition company thereafter.  Additionally, our report from our independent registered public accounting firm for the year ended June 30, 2011 includes an explanatory paragraph stating that our recurring losses from operations, negative cash flows from operations, stockholders’ deficit and working capital deficit raise substantial doubt about our ability to continue as a going concern.

We are registering 25,800,000 shares of our common stock that are Put Shares that we may put to Southridge pursuant to the Equity Purchase Agreement for resale by Southridge.  The Equity Purchase Agreement provides that Southridge is committed to purchase up to $5 million of our common stock.  The likelihood that we will ever receive, or ever need, the full $5 million available under the Equity Purchase Agreement depends on a number of factors, including our future financing requirements, the market price of our common stock and the availability of alternative sources of financing, including other sales of equity securities, strategic collaboration agreements or debt financing.  We do not currently know what our future financing requirements will be, and in the event that additional financing is needed, our decision to draw down the available funds under the Equity Purchase Agreement or seek other financing methods will be based on the terms of the alternatives available to us at the time additional financing is sought.  We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on terms favorable to us or our stockholders.

Assuming the sale of the entire 25,800,000 shares of our common stock being registered hereunder at the assumed offering price of $0.008 per share, the closing bid price of our common stock on December 15, 2011, Southridge will receive gross proceeds of $206,400, of which we will receive $196,080, or 95% of the sale price.  Therefore, at the assumed offering price of $0.008 per share, we would be required to register 599,200,000 additional shares to obtain the balance of the $5,000,000 available under the Equity Purchase Agreement, resulting in substantial dilution to our stockholders.  The actual dilution affecting our stockholders in connection with the issuance and sale of shares under the Equity Purchase Agreement will depend on the market price of our common stock, our anticipated financing requirements and the availability of alternative financing sources.  In the event that the market price of our common stock increases substantially, fewer additional shares than discussed above, if any, would need to be registered in order to receive the full $5 million available under the Equity Purchase Agreement.  However, if the market price of our common stock decreases, we may be required to register more than the number of shares discussed above to receive the full amount available.  In addition, Securities and Exchange Commission rules limit the number of shares that we may register for resale in connection with the Equity Purchase Agreement, which may also limit our ability to draw down the full $5,000,000 available under the Equity Purchase Agreement unless our share price increases substantially.  See “Risk Factors – Risks Related To Market Conditions” for additional information.

Our decision to register 25,800,000 shares hereunder is based on the constraints of the Commission’s rules and an estimate of our anticipated financing requirements.  As of November 8, 2011, the date of our initial filing, our market price was $0.044 and the shares registered hereunder would have resulted in gross proceeds of $1,060,400.  As a result of the decrease in the market price of our common stock, we may be required to register additional shares in the event that we decide to sell shares under the Equity Purchase Agreement to meet our anticipated financing requirements.

AccelPath Business

We are a technology solutions company providing services that play a key role in the delivery of information for diagnosis of diseases and other pathologic conditions with and through our associated pathologists and strategic alliances. The experienced pathologists and medical institutions with whom we partner to manage slide and information delivery prepare comprehensive diagnostic reports of a patient’s condition and consult with referring physicians to help determine the appropriate treatment. Such diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner. We seek out referring physicians and histology laboratories in need of pathology interpretations for our associated pathologists and manage slide delivery and develop services for managing the information.

We are focused on providing technology solutions for the anatomic pathology market. Our business model builds upon the expertise of experienced pathologists to provide seamless, reliable and comprehensive pathology and special test offerings to referring physicians using conventional and digital technologies.  The pathologists with whom we contract seek to establish long-standing relationships with the referring physicians as a result of focused delivery of our diagnostic services, personalized responses and frequent consultations, and flexible information technology, or IT, solutions that are customizable to the referring physicians’ or laboratories as well as the pathologists’ needs. Our IT and communications platform enables us to deliver diagnostic reports to referring physicians generally within 24 hours of slide receipt, helping to improve patient care. In addition, our IT platform enables us to closely track and monitor medical trends from referring physicians.

Below is a depiction of our current AccelPath business model:

AccelPath Competitive Strengths

We believe that we are distinguished by the following competitive strengths:

•

We focus our solutions on professional component services.  We are focused on the faster-growing non-hospital outpatient channel within the anatomic pathology market. The medical institutions we work with offer slide preparation services, and bill for and collect insurance reimbursements for slide preparation services performed in their own laboratories as well as the professional services rendered by their pathologists.

•

Locally-Focused Business Model with National Scale.  Our business model centers on achieving significant local market share, which yields operating efficiencies and national scale. The diagnostic services the pathologists provide are designed specifically to meet the needs of the local markets we serve. Our IT infrastructure enables us to more efficiently manage these operations, improve productivity of the pathologists and the referring physicians and deliver a more extensive menu of diagnostic services to local clients.

•

Work with Experienced, Specialized Pathologists Focused on Client Service.  We believe the pathologists who contract with us have or will build long-standing client relationships and provide high-quality service within their sub-specialties. The alignment of these pathologists’ specialties with those of the referring physicians’ is critical to our ability to attract new clients. Their clinical expertise and interactions with referring physicians on patient diagnoses enables them to establish effective consultative and long-term relationships with the referring physicians.

•

Professional Sales, Marketing and Client Relations Team.  We maintain a sales, marketing and client service team of 6 professionals who meet the needs of referring physicians and their patients. Our sales representatives are incentivized through compensation plans to not only secure new physician clients seeking professional pathology services from the pathologists who contract with us, but also to maintain and enhance relationships with existing physician clients. As a result, they have enabled us to expand our sales efforts to 15 states.

•

Proprietary IT Solutions.  Entry of and delivery of case and clinical information is essential to our business and a critical aspect of the differentiated service that we provide to our clients. We are developing scalable IT solutions that maximize the flexibility, ease-of-use and speed of delivery of our diagnostic reports, which has enabled us to meet the increasing physicians’ demand for our diagnostic services. We achieve this through the development of a proprietary suite of IT solutions that is compatible with electronic medical record, or EMR, systems. The software incorporates customized interface solutions, compliant web portal capacities, and proprietary solutions, all resulting in efficient and reliable onsite client connections.

•

Experienced Senior Leadership.   We believe that our management’s experience in health care companies helps us to drive operating performance and hire and retain other employees and form alliances with leading medical institutions.

Technest Business

Technest focuses on the design, research and development, integration, sales and support of three-dimensional imaging devices and systems primarily in the healthcare industries and intelligent surveillance devices and systems, and three-dimensional facial recognition in the security industries. Historically, the Company’s largest customers have been the National Institutes of Health and the Department of Defense.

Our products leverage several core technology platforms, including:

•	3D Imaging Technology Platforms:
	o	3D capture using patented Rainbow 3D technology
	o	3D processing, data manipulation, and advanced modeling
	o	3D display in volumetric space

•	Intelligent Surveillance Technology Platforms:
	o	360 degree video acquisition using mirror, lens, and array configurations
	o	2D video detection, tracking, recognition and enhancement software

•	3D Facial Recognition Technology Platforms:
	o	3D facial image acquisition and recognition algorithms and software

•	General Technology Platforms:
	o	High-speed imaging processing hardware and embedded algorithms

Defense and Security - 3D-ID

Our major products consist of our 3D SketchArtist, 3D FaceCam, Portable MVR, OmniEye™ Wellcam, and Small Tactical Ubiquitous Detection System, or STUDS.

3D SketchArtist is a three-dimensional composite sketch tool that uses our patented three-dimensional morphing technology. The tool allows a user to transform ordinary two-dimensional sketches into rapidly evolving mock-ups that can be modified via facial features, poses, expressions, and lighting.

3D FaceCam changes the way we capture photographs. The 3D FaceCam uses three sensors to create precise, complete 3D face images at light speed. By capturing the very highly detailed geometric and texture information on a face, the 3D FaceCam overcomes a photo’s traditional limitations of pose, lighting, and expression. Capture speed is less than half a second, enabling rapid processing of large numbers of people. 3D FaceCam is also highly accurate, making 3D FaceCam ideal for facial recognition.

We have developed a new pocket size, highly portable multi-sensor video recording device designed to be used in outdoor environments, which we call the Portable MVR. It features audio/visual recording with advanced MPEG4 compression, photo snapshot with JPEG format and motion detection.  A 2.5-inch liquid crystal display, or LCD, makes recording and playback simple using on-screen intuitive menus and embedded software.  The MVR also features power saving, pre and post triggers, and an external video output connector so that the MVR can be placed “in-line” with an external monitor. Recordings can also be played back on a separate computer.

OmniEye™ Wellcam is an ultra-light, portable 360-degree field of view camera which can be used in field applications, such as detection of underground weapon caches and search and rescue beneath building rubble, due to its durability.

STUDS are state-of-the-art, miniature, disposable, low-cost motion-tracking, positioning and imaging unattended ground sensors that permit long-range surveillance at high resolution. The system also includes rapidly deployable wireless networking and GPS mapping for integration with legacy sensors, among other advantages.

Medical Devices

3D Digitizer Systems provide turnkey three-dimensional (3D) imaging solutions.

Technest Business Strategy

Following the acquisition of AccelPath LLC, the Company is considering strategic alternatives to maximize the value of Technest and its products and intellectual property, including those developed by Technest, Inc. The Company is actively pursuing licensing opportunities for the further commercialization of these products and the related intellectual property.

Risks Associated with Our Business

Our business is subject to a number of risks that you should understand before making an investment decision.  These risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.

Our Principal Offices

Our principal business offices are located at 10411 Motor City Drive, Suite 650, Bethesda, MD 20817, and our telephone number at that address is (301)767-2810.  As of January 1, 2012, our principal offices will be located at 352A Christopher Avenue, Gaithersburg, MD 20879.

THE OFFERING

Common stock offered by Selling Security Holder	25,800,000 shares of common stock.

Common stock outstanding before the offering	120,279,296 shares as of December 15, 2011

Common stock outstanding after the offering	146,079,296 shares, assuming the issuance of all Put Shares under the Equity Purchase Agreement.

Terms of the Offering	Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering

Pursuant to the Equity Purchase Agreement, this offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from sale of our common stock under the Equity Purchase Agreement. The proceeds from the offering will be used for working capital and other general corporate purposes.  See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

OTCBB Symbol	TCNH.OB

This offering relates to the resale of up to 25,800,000 shares of our common stock, par value $0.001 per share, by Selling Security Holder, which are the Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.  Assuming the resale of all of the shares being registered in this Registration Statement, such shares would constitute approximately 17.7% of our outstanding common stock.

On March 7, 2011, our Company and Southridge entered into the Equity Purchase Agreement pursuant to which Southridge has the opportunity, for a two-year period, commencing on the date on which the SEC first declares effective this registration statement, to which this prospectus is made a part, registering the resale of our common shares by Southridge, to resell shares of our common stock purchased under the Equity Purchase Agreement. For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 95% of the average of the three lowest closing bid prices (the “Bid Price”) of any three applicable trading days, consecutive or inconsecutive, during the five (5) trading day period (the “Valuation Period”), commencing on the date a put notice (the “Put Notice”) is delivered to Southridge (the “Put Date”) in the manner prescribed in the Equity Purchase Agreement.  Subject to the limitations and floor price reductions outlined below, we may, at our sole discretion, issue a Put Notice to Southridge, after which Southridge will be irrevocably bound to acquire such shares.

In the event that the Bid Price on any trading day during the Valuation Period is more than 20% below the average of the five most recent closing bid prices prior to the Put Date (the “Floor Price”), then the parties’ obligation to purchase and sell shares of common stock pursuant to the Put Notice shall be decreased by 1/5th of the total number of shares covered by such Put Notice.  In the event that the bid price decreases below the Floor Price for any two (2) days during the Valuation Period (not necessarily consecutive) (the “Termination Day”), then the number of shares to be purchased and sold will be adjusted to include only 1/5th of the total number of shares covered by such Put Notice for each Trading Day during the Valuation Period prior to the Termination Day that the Closing Price equals or exceeds the Floor Price.

Furthermore, subject to the terms and conditions of the Equity Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Equity Purchase Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event. If we deliver a Blackout Notice within fifteen trading days, commencing the sixth day following a Put Date (the “Closing Date”), and the Bid Price immediately preceding the applicable Blackout Period (the “Old Bid Price”) is greater than the Bid Price on the first trading day immediately following  such Blackout Period (the “New Bid Price”), then we are obligated to issue to Southridge a number of additional common shares (the “Blackout Shares”) equal to the difference between (i) the product of (X) the shares that were held by the Southridge immediately prior to the Blackout Period that were issued on the most recent Closing Date (the “Remaining Put Shares”), multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares.

The shares of our common stock issued to Southridge pursuant to the Equity Purchase Agreement will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about our Company and its investment.

At the assumed offering price of $0.008 per share, we will be able to receive up to $206,400 in gross proceeds, assuming the sale of the entire 25,800,000 shares of our common stock being registered hereunder pursuant to the Equity Purchase Agreement. We would be required to register additional shares to obtain the balance of the $5,000,000 available under the Equity Purchase Agreement if the market price of the stock remains stable or falls below the assumed offering price of $0.008.  Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

RISK FACTORS

The shares of our common stock being offered for resale by Selling Security Holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested therein. Before purchasing any of these securities, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Risks Related to our AccelPath Business

We have a limited operating history in our services business, which may make it difficult to accurately evaluate our business and prospects.

We commenced providing our services in October 2010.  As a result, we have a limited operating history upon which to accurately predict our potential revenue. Our revenues and income potential and our ability to expand our business into new markets for pathology services is still unproven. As a result of these factors, the future revenues and income potential of our business are uncertain. Any evaluation of our business and our prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in our stage of development. Our profitability may be adversely affected as we expand our infrastructure or if we incur increased selling expenses or other general and administrative expenses. Some of these risks and uncertainties include our ability to:

•	execute our business model;

•	create brand recognition;

•	respond effectively to competition;

•	manage growth in our operations;

•	respond to changes in applicable government regulations and legislation;

•	access additional capital when required; and

•	attract and retain key personnel.

If we cannot complete additional financing, our operating results and financial condition may suffer and the price of our stock may decline.

The development of our technologies will require additional capital.  Although we believe with the availability of the proceeds from the Equity Purchase Agreement and the Bridge Financing, we will have sufficient sources of liquidity to satisfy our obligations for at least the next 12 months, we may be unable to complete the financing or obtain additional funds, if needed, in a timely manner or on acceptable terms, which may render us unable to fund our operations or expand our business. If we are unable to obtain capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, the price of our common stock may decline and you may lose part or all of your investment.

We will have ongoing capital needs as we expand our business.  If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Although we have been successful in the past in obtaining financing for working capital, there can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on acceptable terms.  In addition, we may attempt to obtain financing by selling shares of our common stock, possibly at a discount to market. Such issuances will cause our security holders’ interests in our Company to be diluted, which may negatively affect the value of their shares.

The market in which we participate is competitive and we expect competition to increase in the future, which will make it more difficult for us to sell our services and may result in pricing pressure, reduced revenue and reduced market share.

The market for anatomic pathology services is competitive and rapidly changing, barriers to entry are relatively low, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our operating results will be harmed.

In addition, if one or more of our competitors were to merge or partner with another of our competitors, or if companies larger than we are enter the market through internal expansion or acquisition of one of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. These competitors could have established customer relationships and greater financial, technical, sales, marketing and other resources than we do, and could be able to respond more quickly to new or emerging technologies or devote greater resources to the development, promotion and sale of their services. This competition could harm our ability to provide our services, which may lead to lower prices, reduced revenue and, ultimately, reduced market share.

If our arrangements with our associated pathologists or interpretation centers are found to violate state laws prohibiting the corporate practice of medicine or fee splitting, our business, financial condition and our ability to operate in those states could be adversely impacted.

The laws of many states, including states in which referring physicians and the pathologists at the interpretation centers with whom we contract are located, prohibit us from exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as splitting professional fees with physicians. These laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. We enter into independent contractor relationships with our interpretation centers and pathology departments of hospitals, pursuant to which their pathologists render professional medical services. We structure our relationships with these centers in a manner that we believe is in compliance with prohibitions against the corporate practice of medicine and fee splitting. However, state regulatory authorities or other parties could assert that we are engaged in the corporate practice of medicine. If such a claim were successfully asserted, we could be subject to civil and criminal penalties and could be required to restructure or terminate the applicable contractual arrangements. A determination that these arrangements violate state statutes, or our inability to successfully restructure our relationships with our associated pathologists to comply with these statutes, could eliminate referring physicians located in certain states from the market for our services, which would have a materially adverse effect on our business, financial condition and operations.

We may become subject to medical liability claims, which could cause us to incur significant expenses and may require us to pay significant damages if not covered by insurance.

Our business entails the risk of medical liability claims against our associated pathologists and us. Successful medical liability claims could result in substantial damage awards, which could exceed the limits of our insurance coverage. In addition, medical liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services to include primary reads. As a result, adequate medical liability insurance may not be available to our associated pathologists or us in the future at acceptable costs or at all.

Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of our management and our associated pathologists from our operations, which could adversely affect our operations and financial performance. In addition, any claims might adversely affect our business or reputation.

Changes in the regulatory environment may constrain or require us to restructure our operations, which may harm our revenue and operating results.

Healthcare laws and regulations change frequently and may change significantly in the future. We monitor legal and regulatory developments and modify our operations from time to time as the regulatory environment changes.

However, we may not be able to adapt our operations to address every new regulation, and new regulations may adversely affect our business. In addition, although we believe that we are operating in compliance with applicable foreign, federal and state laws, neither our current nor anticipated business operations have been scrutinized or assessed by judicial or regulatory agencies. We cannot assure you that a review of our business by courts or regulatory authorities would not result in a determination that adversely affects our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

Non-governmental third-party payors have taken steps to control the utilization and reimbursement of diagnostic services.

Efforts are being made by non-governmental third-party payors, including health plans, to reduce utilization of diagnostic testing services and reimbursement for diagnostic services. For instance, third-party payors often use the payment amounts under the Medicare fee schedules as a reference in negotiating their payment amounts. As a result, a reduction in volumes and reimbursement rates could result in a reduction in the fees we receive from our associated pathologists. Changes in test coverage policies of and reimbursement from other third-party payors may also occur independently from changes in Medicare. Such reimbursement and coverage changes in the past have resulted in reduced prices, added costs and reduced accession volume and have added more complex and new regulatory and administrative requirements.

The health care industry has also experienced a trend of consolidation among health insurance plans, resulting in fewer, larger health plans with significant bargaining power to negotiate fee arrangements with health care providers like our associated pathologists. In addition, some health plans have limited the preferred provider organization or point-of-service laboratory network to only a single national laboratory and its associated physicians to obtain improved fee-for-service pricing. The increased consolidation among health plans also has increased the potential adverse impact of ceasing to be a contracted provider with any such insurer.

We expect that efforts to reduce reimbursements, impose more stringent cost controls and reduce utilization of diagnostic testing services will continue. These efforts may have a material adverse effect on the fees we negotiate with our interpretation centers and our results of operations.

Failure to adequately safeguard data, including patient data that is subject to regulations related to patient privacy, could adversely impact our business.

The success of our business depends on our ability to obtain, process, analyze, maintain and manage data, including sensitive information such as patient data. If we do not adequately safeguard that information and it were to become available to persons or entities that should not have access to it, our business could be impaired, our reputation could suffer and we could be subject to fines, penalties and litigation. Although we have implemented security measures, our infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by our clients or others that could result in interruption, delay or cessation of service. Break-ins, whether electronic or physical, could potentially jeopardize the security of confidential client and supplier information stored physically at our locations or electronically in our computer systems. Such an event could damage our reputation, cause us to lose existing clients and deter potential clients. It could also expose us to liability to parties whose security or privacy has been infringed, to regulatory actions by the Centers for Medicare & Medicaid Services, or CMS, part of the United States Department of Health and Human Services, or HHS, or by the Office of Civil Rights, also part of HHS, and to civil or criminal sanctions. The occurrence of any of the foregoing events could adversely impact our business.

The American Recovery and Reinvestment Act of 2009 imposed additional obligations on health care entities with respect to data privacy and security, including new notifications in case of a breach of privacy and security standards. We are unable to predict the extent to which these new obligations may prove technically difficult, time-consuming or expensive to implement.

We are an early-stage company that is in the process of building relationships with associated pathologists and referring physicians, and our business may be harmed by the loss of any one associated pathologist or customer of an associated pathologist.

We are an early-stage company that is in the process of building relationships with associated pathologists and referring physicians.  We currently service a limited number of referring physicians through agreements with a limited number of associated pathologists, therefore the loss of any one customer of an associated pathologist may have a significant impact on our business, financial condition, results of operations and cash flows.  No assurance can be given that we will continue to maintain our competitive position with our associated pathologists or their referring physicians.  The loss of, or a significant curtailment of purchases by, one or more customers of an associated pathologist could cause our net sales to decline significantly, which would harm our business, financial condition, results of operations and cash flows.  Similarly, delays in payments by our associated pathologists could have a significant impact on our cash flows.

In addition, as a result of our dependence on a limited number of associated pathologists and referring physicians, we have significant concentrations of accounts receivable.  These significant and concentrated receivables expose us to additional risks, including the risk of default by any of the associated pathologists representing a significant portion of our total receivables.  If we were required to take additional accounts receivable reserves, our business, financial condition and results of operations could be materially adversely affected.

Failure to effectively continue or manage our strategic and organic growth could cause our growth rate to decline.

To continue growth, we will need to continue to identify appropriate providers, such as laboratories, for which our associated pathologists can provide professional pathology services. Consolidation and competition within our industry, among other factors, may make it difficult or impossible to identify such providers on timely basis, or at all. In particular, the competition to acquire independent private labs and pathology groups has increased. In addition to historical competitors such as national lab companies, regional hospital centers and specialty lab companies, a number of private equity firms have recently made initial investments in the pathology and laboratory industry and may become potential competitors to our efforts to secure new customers for our associated pathologists. Our inability to continue our strategic growth would cause our growth rate to decline and could have a material adverse effect on our business.

We also seek to continue our organic growth through the expansion of our sales force, and the targeting of international customers for pathology services. Because of limitations in available capital and competition within our industry, among other factors, we may not be able to implement any or all of these organic growth strategies on a reasonable schedule, or at all. Our failure to continue our organic growth would cause our growth rate to decline and could have a material adverse effect on our business.

To manage our growth, we must continue to implement and improve our operational and financial systems and to expand, train, manage and motivate our employees. We may not be able to effectively manage the expansion of our operations, and our systems, procedures or controls may not be adequate to support our operations. Our management may not be able to rapidly scale the infrastructure necessary to exploit the market opportunity for our services. Our inability to manage growth could have a material adverse effect on our business.

Our growth could strain our personnel, management and infrastructure resources, which may harm our business.

We are currently experiencing a period of rapid growth in our operations, which has placed, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. We also anticipate that further growth will be required to address increases in the scope of our operations and size of our customer base. Our success will depend in part upon the ability of our current senior management team to manage this growth effectively.

To effectively manage our anticipated growth, we will need to continue to improve our operational, financial and management processes and controls. If we fail to successfully manage our growth, our business and operating results will be harmed.

Failure to adequately scale our infrastructure to meet demand for our diagnostic services or to support our growth could create capacity constraints and divert resources, resulting in a material adverse effect on our business.

Increases in demand for diagnostic services, including unforeseen or significant increases in demand due to accession volume, could strain the capacity of our personnel and infrastructure. Any strain on our personnel or infrastructure could lead to inaccurate test results, unacceptable turn-around times or client service failures. Furthermore, although we are not currently subject to these capacity constraints, if demand increases for diagnostic services, we may not be able to scale our personnel or infrastructure accordingly. Any failure to handle increases in demand, including increases due to accession volumes, could lead to the loss of established clients and have a material adverse effect on our business.

We intend to expand by contracting with interpretation centers in additional geographic markets. In addition to development costs, this will require us to spend considerable time and money to expand our infrastructure and to hire and retain skilled laboratory and IT staff, experienced sales representatives, case coordination associates and other personnel for additional laboratories. We may also need federal, state and local certifications, as well as supporting operational, logistical and administrative infrastructure. Even after new centers are operational, it may take time for us to derive the same economies of scale we currently have. Moreover, we may suffer reduced economies of scale in our existing center as we seek to balance the amount of work allocated to each center. An expansion of our systems could divert resources, including the focus of our management, away from our current business.

Our growth strategy depends on the ability of the interpretation centers with whom we contract to recruit and retain qualified pathologists and other skilled personnel. If they are unable to do so, our future growth would be limited and our business and operating results would be harmed.

Our success is dependent upon the continuing ability of the interpretation centers with whom we contract to recruit and retain qualified pathologists at their facilities. An inability to recruit and retain pathologists and pathology departments in medical institutions would have a material adverse effect on our ability to grow and would adversely affect our results of operations. They face competition for pathologists from other healthcare providers, including pathology groups, research and academic institutions, government entities and other organizations.

We must also identify, recruit and retain skilled executive, technical, administrative, sales, marketing and operations personnel. Competition for highly qualified and experienced personnel is intense due to the limited number of people available with the necessary skills. Failure to attract and retain the necessary personnel would inhibit our growth and harm our business.

Interruptions or delays in our information systems or in network or related services provided by third-party suppliers could impair the delivery of our services and harm our business.

Our operations depend on the uninterrupted performance of our information systems, which are substantially dependent on systems provided by third parties over which we have little control. Failure to maintain reliable information systems, or disruptions in our information systems could cause disruptions and delays in our business operations which could have a material adverse effect on our business, financial condition and results of operations.

We rely on broadband connections provided by third party suppliers to route digital images from laboratories within the United States to our associated pathologists at the interpretation centers with whom we contract. Any interruption in the availability of the network connections between the hospitals and our interpretation centers would reduce our revenue and profits. Frequent or persistent interruptions in our services could cause permanent harm to our reputation and brand and could cause current or potential referring physicians to believe that our systems are unreliable, leading them to switch to our competitors. Because referring physicians may use our services for critical healthcare services, any system failures could result in damage to the referring physicians’ businesses and reputation. These referring physicians could seek significant compensation from us for their losses, and our agreements with our customers do not limit the amount of compensation that they may receive. Any claim for compensation, even if unsuccessful, would likely be time-consuming and costly for us to resolve.

Although our systems have been designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences and have multiple backups, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, break-ins, sabotage, and acts of vandalism. Despite any precautions that we may take, the occurrence of a natural disaster or other unanticipated problems at our interpretation centers or in the networks that connect our interpretation centers with laboratories could result in lengthy interruptions in our services. We do not carry business interruption insurance to protect us against losses that may result from interruptions in our service as a result of system failures.

Hospital privileging requirements or physician licensure laws may limit our market, and the loss of hospital privileges or state medical licenses held by our associated pathologists could have a material adverse affect on our business, financial condition and results of operations.

Each of our associated pathologists must be granted privileges to practice at each hospital from which the pathologist receives images and must hold a license in good standing to practice medicine in the state in which the hospital or laboratory is located. The requirements for obtaining and maintaining hospital privileges and state medical licenses vary significantly among hospitals and states. If a hospital or state restricts or impedes the ability of physicians located outside of the state to obtain privileges or a license to practice medicine at that hospital or in that state, the market for our services could be reduced. In addition, any loss of existing privileges or medical licenses held by our associated pathologists could impair our ability to serve our existing referring physicians and have a material adverse affect on our business, financial condition and results of operations.

Changes in the healthcare industry or litigation reform could reduce the number of diagnostic procedures ordered by physicians, which could result in a decline in the demand for our services, pricing pressure and decreased revenue.

Changes in the healthcare industry directed at controlling healthcare costs and perceived over-utilization of diagnostic pathology procedures could reduce the volume of biopsy procedures performed. For example, in an effort to contain increasing costs, some managed care organizations and private insurers are instituting pre-authorization policies, which require physicians to pre-clear orders for diagnostic biopsy procedures before those procedures can be performed. If pre-clearance protocols are broadly instituted throughout the healthcare industry, the volume of biopsy procedures could decrease, resulting in pricing pressure and declining demand for our services. Some payors have hinted at reducing the number of units of service that would be reimbursed in a connection with a single case.  In addition, it is often alleged that many physicians order diagnostic procedures even when the procedures may have limited clinical utility in large part to establish a record for defense in the event of a medical liability claim. Changes in perceived malpractice risk could reduce the number of biopsy procedures ordered for this purpose and therefore reduce the total number of biopsy procedures performed each year, which could harm our operating results.

We may not have adequate intellectual property rights in our brand, which could limit our ability to enforce such rights.

Our success depends in part upon our ability to market our services under the “AccelPath” brand and we have not secured registrations of this or other marks. Other businesses may have prior rights in the brand names that we market under or in similar names, which could limit or prevent our ability to use these marks, or to prevent others from using similar marks. If we are unable to prevent others from using our brand names, or if others prohibit us from using them, our revenue could be adversely affected. Even if we are able to protect our intellectual property rights in such brands, we could incur significant costs in doing so.

Any failure to protect our intellectual property rights in our workflow technology could impair its value and our competitive advantage.

We rely heavily on our workflow technology to distribute pathology slide images and information to the appropriately licensed and privileged associated pathologist best able to provide the necessary clinical insight in the least amount of turnaround time and reports to referring physicians. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology, and our business may be harmed. We currently do not hold any patents with respect to our technology, and we have not filed any applications for patents. Although we intend to file applications for patents covering our workflow technology, we may be unable to obtain patent protection for this technology. In addition, any patents we may obtain may be challenged by third parties. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We may in the future become subject to intellectual property rights claims, which could harm our business and operating results.

The information technology industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. If a third party asserts that our technology violates that third-party’s proprietary rights, or if a court holds that our technology violates such rights, we may be required to re-engineer our technology, obtain licenses from third parties to continue using our technology without substantial re-engineering or remove the infringing functionality or feature. In addition, we may incur substantial costs defending against any such claim. We may also become subject to damage awards, which could cause us to incur additional losses and hurt our financial position.

Monitoring potential infringement of and defending or asserting our intellectual property rights may entail significant expense. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel.

Failure to attract and retain experienced and qualified personnel could adversely affect our business.

Our success depends on our ability to attract, retain and motivate experienced IT staff, experienced sales representatives and other personnel and also on our ability to contract with affiliated pathologists and interpretation centers.  Competition for these employees and pathologists is strong, and if we are not able to attract and retain qualified personnel or contract with qualified pathologists and interpretation centers it would have a material adverse effect on our business.

Our sales representatives have developed and maintain close relationships with a number of health care professionals, and our specialized approach to marketing our services positions our sales representatives to have a deep knowledge of the needs of the referring physicians they serve. Given the nature of the relationships we seek to develop with referring physicians, losses of sales representatives may cause us to lose clients.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly Shekhar Wadekar, our Chief Executive Officer. The loss of Mr. Wadekar or other key personnel could have a material adverse effect on our business, financial condition, results of operations and the trading price of our common stock. In addition, the search for replacements could be time consuming and could distract our management team from the day-to-day operations of our business.

We may be unable to enforce non-compete agreements with our associated interpretation centers.

Our independent contractor agreements with our associated pathologists typically provide that the pathologists may not compete with us for a period of time, typically one year, after the agreements terminate. These covenants not to compete are enforceable to varying degrees from jurisdiction to jurisdiction. In most jurisdictions, a covenant not to compete will be enforced only to the extent that it is necessary to protect the legitimate business interest of the party seeking enforcement, that it does not unreasonably restrain the party against whom enforcement is sought and that it is not contrary to the public interest. This determination is made based upon all the facts and circumstances of the specific case at the time enforcement is sought. It is unclear whether our interests will be viewed by courts as the type of protected business interest that would permit us to enforce a non-competition covenant against the pathologists. Since our success depends in substantial part on our ability to preserve the business of our associated pathologists, a determination that these provisions are not enforceable could have a material adverse effect on us.

Enforcement of state and federal anti-kickback laws may adversely affect our business, financial condition or operations.

Various federal and state laws govern financial arrangements among healthcare providers. The federal anti-kickback law prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or with the purpose to induce, the referral of Medicare, Medicaid, or other federal healthcare program patients, or in return for, or with the purpose to induce, the purchase, lease or order of items or services that are covered by Medicare, Medicaid, or other federal healthcare programs. Similarly, many state laws prohibit the solicitation, payment or receipt of remuneration in return for, or to induce the referral of patients in private as well as government programs. Violation of these anti-kickback laws may result in substantial civil or criminal penalties for individuals or entities and/or exclusion from participating in federal or state healthcare programs. We believe that we are operating in compliance with applicable law and believe that our arrangements with our affiliated pathologists and referring physicians would not be found to violate the anti-kickback laws. However, these laws could be interpreted in a manner inconsistent with our operations.

Because referring physicians submit claims to the Medicare program based on the services provided by our affiliated pathologists, it is possible that a lawsuit could be brought against us, our affiliated pathologists or the referring physicians under the federal False Claims Act, and the outcome of any such lawsuit could have a material adverse effect on our business, financial condition and operations.

The Federal False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The government has taken the position that claims presented in violation of the federal anti-kickback law may be considered a violation of the Federal False Claims Act. The Federal False Claims Act further provides that a lawsuit brought under that act may be initiated in the name of the United States by an individual who was the original source of the allegations, known as the relator. Actions brought under the Federal False Claims Act are sealed by the court at the time of filing. The only parties privy to the information contained in the complaint are the relator, the federal government and the court. Therefore, it is possible that lawsuits have been filed against us that we are unaware of or which we have been ordered by the court not to discuss until the court lifts the seal from the case. Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person. We believe that we are operating in compliance with the Medicare rules and regulations, and thus, the Federal False Claims Act. However, if we were found to have violated certain rules and regulations and, as a result, submitted or caused the submission of allegedly false claims, any sanctions imposed under the Federal False Claims Act could result in substantial fines and penalties or exclusion from participation in federal and state healthcare programs which could have a material adverse effect on our business and financial condition.

Risks Related to our Technest Business and Contracting with the United States Government

Although we are currently actively pursuing licensing opportunities for the commercialization of our Technest products and intellectual property as well as products developed by Technest, Inc., if we are not able to enter into such licensing arrangements, our financial condition could suffer.

Following the acquisition of AccelPath LLC, the Company is considering strategic alternatives to maximize the value of the Technest and its products and intellectual property, including those developed by Technest, Inc.  The Company is actively pursuing licensing opportunities for the further commercialization of these products and the related intellectual property. If the Company is not successful in these efforts, the financial condition of the Company could suffer.

Our current revenues from Technest operations are derived from a small number of contracts within the U.S. government set aside for small businesses.

Substantially all of our revenue from our Technest operation is derived from Small Business Innovation Research contracts with the U.S. Government such that the loss of any one contract could materially reduce our revenues. As a result, our financial condition and our stock price would be adversely affected.

In order to receive these Small Business Innovation Research contracts, we must satisfy certain eligibility criteria established by the Small Business Administration. If we do not satisfy these criteria, we would not be eligible for these contracts and thus, our primary source of revenue would no longer be available to us.  As a result, our financial condition would be adversely affected.

Our business could be adversely affected by changes in budgetary priorities of the Government.

Because Technest derives a substantial majority of our revenue from contracts with the Government, we believe that the success and development of our business will continue to depend on our successful participation in Government contract programs. Changes in Government budgetary priorities could directly affect our financial performance. A significant decline in government expenditures, or a shift of expenditures away from programs that we support, or a change in Government contracting policies, could cause Government agencies to reduce their purchases under contracts, to exercise their right to terminate contracts at any time without penalty or not to exercise options to renew contracts. Any such actions could cause our actual results to differ materially from those anticipated. Among the factors that could seriously affect our Government contracting business are:

•	changes in Government programs or requirements;

•

budgetary priorities limiting or delaying Government spending generally, or specific departments or agencies in particular, and changes in fiscal policies or available funding, including potential Governmental shutdowns (as occurred during the Government’s 1996 fiscal year);

•	curtailment of the Government’s use of technology solutions firms.

Our contracts and administrative processes and systems are subject to audits and cost adjustments by the Government, which could reduce our revenue, disrupt our business or otherwise adversely affect our results of operations.

Government agencies, including the Defense Contract Audit Agency, or DCAA, routinely audit and investigate Government contracts and Government contractors’ administrative processes and systems. These agencies review our performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review our compliance with regulations and policies and the adequacy of our internal control systems and policies, including our purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems is found not to comply with requirements, we may be subjected to increased government oversight and approval that could delay or otherwise adversely affect our ability to compete for or perform contracts. Therefore, an unfavorable outcome to an audit by the DCAA or another agency could cause actual results to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the Government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Each of these results could cause actual results to differ materially from those anticipated.

Unfavorable government audit results could force us to adjust previously reported operating results and could subject us to a variety of penalties and sanctions.

The federal government audits and reviews our performance on awards, pricing practices, cost structure, and compliance with applicable laws, regulations, and standards. Like most large government vendors, our awards are audited and reviewed on a continual basis by federal agencies, including the Defense Contract Management Agency and the Defense Contract Audit Agency. An audit of our work, including an audit of work performed by companies we have acquired or may acquire or subcontractors we have hired or may hire, could result in a substantial adjustment in our operating results for the applicable period. For example, any costs which were originally reimbursed could subsequently be disallowed. In this case, cash we have already collected may need to be refunded and our operating margins may be reduced. To date, we have not experienced any significant adverse consequences as a result of government audits.

If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with U.S. Government agencies.

Failure to attract and retain experienced and qualified personnel could adversely affect our business.

Within the last year, we have had significant employee turnover.  Our success depends on our ability to attract, retain and motivate experienced personnel in the field of three-dimensional imaging. Competition for these employees is strong, and if we are not able to attract and retain qualified personnel, it would have a material adverse effect on our business.

Risks Related To “Controlled Companies”

Technest’s controlling stockholder has significant influence over the Company.

As of December 15, 2011, Shekhar Wadekar, the Company’s Chief Executive Officer owns 21.61% of the outstanding Common Stock, which becomes 20.46% upon the conversion of the Series E 5% Convertible Preferred Stock.  As a result, Mr. Wadekar possesses significant influence over our affairs.  His stock ownership and relationships with members of Technest’s board of directors may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Technest, which in turn could materially and adversely affect the market price of Technest’s common stock.

A very small number of investors hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

A very small number of investors collectively owned a controlling interest in Technest’s outstanding common stock on a primary basis.  As a result, those investors have the ability to control all matters submitted to the stockholders of Technest for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Technest will be unable to affect the outcome of stockholder voting as these investors or any other party retains a controlling interest.

Risks related to our Common Stock

Any additional funding we arrange through the sale of our common stock will result in dilution to existing security holders.

We will have to raise additional capital in order for our business plan to succeed. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. Therefore, our most likely source of additional capital will be through the sale of additional shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized 495,000,000 shares.  In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. Such issuances will cause our security holders’ interests in our Company to be diluted, which may negatively affect the value of their shares.

It may be difficult for you to resell shares of our common stock if an active market for our common stock does not develop.

Our common stock is not actively traded on a securities exchange and we do not meet the initial listing criteria for any registered securities exchange or the Nasdaq National Market System. It is quoted on the less recognized OTCBB.  This factor may further impair your ability to sell your shares when you want and/or could depress our stock price. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our company may be limited. These factors could result in lower prices and larger spreads in the bid and ask prices for our shares.

The market price of our common stock may be volatile. As a result, you may not be able to sell our common stock in short time periods, or possibly at all.

Our stock price has been volatile.  From July 2007 to December 2011, the trading price of our common stock ranged from a low price of $0.008 per share to a high price of $0.64 per share. Many factors may cause the market price of our common stock to fluctuate, including:

•	variations in our quarterly results of operations;

•	the introduction of new products by us or our competitors;

•	acquisitions or strategic alliances involving us or our competitors;

•	future sales of shares of common stock in the public market; and

•	market conditions in our industries and the economy as a whole.

In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. When the market price of a company’s stock drops significantly, stockholders often institute securities class action litigation against that company. Any litigation against us could cause us to incur substantial costs, divert the time and attention of our management and other resources or otherwise harm our business.

Future sales of common stock by shareholders, or the perception that such sales may occur, may depress the price of our common stock.

The sale or availability for sale of substantial amounts of our shares in the public market, including shares eligible for resale upon expiration of a lock-up agreement, shares issuable upon conversion of outstanding preferred stock or exercise of common stock options, or the perception that such sales could occur, could adversely affect the market price of our common stock and also could impair our ability to raise capital through future offerings of our shares. In connection with the acquisition of AccelPath, LLC, the sellers of the membership interests and certain of our existing stockholders entered into a lock-up agreement which prohibits the transferring of shares of common stock held by them until January 4, 2012, the 10-month anniversary of the closing of the AccelPath transaction.  As of December 15, 2011, we had 120,279,296 outstanding shares of common stock, and the following additional shares were reserved for issuance: 45,720,000 shares upon exercise of outstanding options and 6,754,173 shares upon conversion of preferred stock.  Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws, making it difficult or impossible for our security holders to sell shares of its common stock in those states.

There is a limited public market for our shares of common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities regulations and laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws, which prohibit trading absent compliance with individual state laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.

Technest’s common stock is “penny stock,” with the result that trading of our common stock in any secondary market may be impeded.

Due to the current price of our common stock, many brokerage firms may not be willing to effect transactions in our securities, particularly because low-priced securities are subject to SEC rules imposing additional sales requirements on broker-dealers who sell low-priced securities (generally defined as those having a per share price below $5.00). These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as it is subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.  These factors severely limit the liquidity, if any, of our common stock, and will likely continue to have a material adverse effect on its market price and on our ability to raise additional capital.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

(a)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(b)

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

(c)	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

(d)	contains a toll-free telephone number for inquiries on disciplinary actions;

(e)	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

(f)	contains such other information and is in such form, including language, type, size and format, as the SEC may require by rule or regulation.

In addition, the broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a)	bid and ask quotations for the penny stock;

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	monthly account statements showing the market value of each penny stock held in the customer’s account.

Also, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

We cannot predict the extent to which investor interest in our stock or a business combination, if any, will lead to an increase in our market price or the development of an active trading market or how liquid that market, if any, might become.

We do not expect to pay dividends to holders of our common stock in the foreseeable future. As a result, holders of our common stock must rely on stock appreciation for any return on their investment.

Other than the special “return of capital” cash distribution made in connection with the settlement agreement with EOIR Holdings, Inc., we have not declared any dividends since our inception, and we do not plan to declare any dividends in the foreseeable future. If we were to become profitable, it would be expected that all of such earnings would be retained to support our business. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Risks Related To Market Conditions

The sale of material amounts of common stock could encourage short sales by third parties and further depress the price of our common stock.  As a result, you may lose all or part of your investment.

The significant downward pressure on our stock price caused by the sale of a significant number of shares could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

The Company may not have access to the full amount available under the Equity Purchase Agreement.

We have not drawn down funds and have not issued shares of our common stock under the Equity Purchase Agreement with Southridge. Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 25,800,000 total shares of our common stock issuable under the Equity Purchase Agreement, and our ability to access the Equity Purchase Agreement to sell any remaining shares issuable under the Equity Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares, which we may not file until the later of 60 days after Southridge and its affiliates have resold substantially all of the common stock registered for resale under the registration statement of which this prospectus is a part, or six months after the effective date of the registration statement of which this prospectus is a part.  These subsequent registration statements may be subject to review and comment by the Staff of the SEC, and will require the consent of our independent registered public accounting firm.  Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured.  The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Southridge under the Equity Purchase

Agreement.  Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Purchase Agreement unless certain other conditions are met.

Assuming the sale of the entire 25,800,000 shares of our common stock being registered hereunder at the current market price of $0.008 per share, Southridge will receive gross proceeds of $206,400, of which we will receive $196,080, or 95% of the sale price.  Therefore, at the current market price, we would be required to register 599,200,000 additional shares to obtain the balance of the $5,000,000 available under the Equity Purchase Agreement.  Our capital stock currently consists of 495,000,000 authorized shares of common stock and 5,000,000 shares of preferred stock.  Therefore, in the event that our share price does not increase, we may not have a sufficient number of shares of common stock authorized to register the entire amount of shares required to draw down the full $5,000,000 available under the Equity Purchase Agreement in addition to shares that are then outstanding or reserved for issuance upon exercise or conversion of outstanding options or other convertible securities.  In addition, Securities and Exchange Commission rules limit the number of shares that we may register for resale in connection with the Equity Purchase Agreement, which may also limit our ability to draw down the full $5,000,000 available under the Equity Purchase Agreement unless our share price increases substantially.  Our ability to access the entire amount available under the Equity Purchase Agreement is therefore significantly influenced by our ability to increase our share price such that we would be required to register and sell fewer shares than would be required at our current market price.

In addition, our ability to draw down funds under the Equity Purchase Agreement is subject to a number of additional conditions in the Equity Purchase Agreement, including, without limitation:

•

That no statute, rule, regulation, executive order, decree, ruling or injunction has been, commenced, entered or adopted by any court or governmental authority that prohibits or materially adversely affects any of the transactions contemplated by the Equity Purchase Agreement;

•

that there is no material adverse change in our business or financial condition since the date of the Company’s most recently filed report under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

•

that the trading of our common stock has not been suspended by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, Inc. or the principal exchange which is at the time the principal trading exchange or market for our common stock;

•

that the number of Put Shares to be purchased by Southridge plus all other securities beneficially owned by Southridge does not exceed 9.99% of our outstanding common stock on the closing date of any Put;

•

that the issuance of the put shares does not exceed the aggregate number of shares of that we may issue without breaching the Company’s obligations under the rules or regulations of the OTCBB or other principal exchange which is at the time the principal trading exchange or market for our common stock;

•

that the Company has no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective within 15 days from delivery of the Put Notice;

•

that issuance of shares of common Stock at any closing does not violate the shareholder approval requirements of the OTCBB or other principal exchange which is at the time the principal trading exchange or market for our common stock; and

•

that no stock split or combination, payment of a dividend or distribution in shares of common stock, payment of a dividend or distribution of other assets to the holders of our common stock issuance of shares of our common stock or options or other security exercisable for or convertible into shares of our common stock at a price per share that is less than the price paid by Southridge, has occurred between the date a Put Notice is delivered and the associated closing date.

Accordingly, because our ability to draw down amounts under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $5 million available to us under the Equity Purchase Agreement.

We are registering an aggregate of 25,800,000 shares of common stock to be issued under the Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 25,800,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Purchase Agreement. The 25,800,000 shares of our common stock will represent approximately 17.7% of our shares outstanding immediately after our exercise of the put right. Our common stock is thinly traded. The sale of these shares into the public market by Southridge may result in a greater number of shares being available for trading than the market can absorb and therefore, could depress the market price of our common stock.

Because Southridge will be paying less than the then-prevailing market price for our common stock, your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Equity Purchase Agreement.

The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at an 5% discount to the average of the lowest closing price of the common stock of any three trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.  Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

The Equity Purchase Agreement’s pricing structure may result in dilution to our stockholders.

Pursuant to the Equity Purchase Agreement, Southridge committed to purchase, subject to certain conditions, up to the $5 million of our common stock over a two-year period. If we sell shares to Southridge under the Equity Purchase Agreement, or issue shares in lieu of any blackout payment (as described below), it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Equity Purchase Agreement, we will issue shares to Southridge at a discount of 5% from the average price of our common stock. If we draw down amounts under the Equity Purchase Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price. In addition, we are entitled in certain circumstances to deliver a “blackout” notice to Southridge to suspend the use of the registration statements that we have filed or may in the future file with the SEC registering for resale the shares of common stock to be issued under the Equity Purchase Agreement. If we deliver a blackout notice in the fifteen trading days following a settlement of a draw down, then we must issue Southridge additional shares of our common stock.

Certain provisions of our articles of incorporation could discourage potential acquisition proposals or change in control.

Our board of directors, without further stockholder approval, may issue preferred stock that would contain provisions that could have the effect of delaying or preventing a change in control or which may prevent or frustrate any attempt by stockholders to replace or remove the current management. The issuance of additional shares of preferred stock could also adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in this prospectus.

Our report from our independent registered public accounting firm for the year ended June 30, 2011 includes an explanatory paragraph stating that our recurring losses from operations, negative cash flows from operations, stockholders’ deficit and working capital deficit raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment. After the sale of the shares registered hereunder, future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

We have identified weaknesses in our internal controls.

Our management has concluded that our internal control over financial reporting was not effective as of June 30, 2011, as a result of several material weaknesses in our internal control over financial reporting.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In our assessment of the effectiveness of internal control over financial reporting as of June 30, 2011, we determined that control deficiencies existed that constituted material weaknesses, as described below:

1)	lack of documented policies and procedures;

2)	inadequate resources dedicated to the financial reporting function; and

3)	ineffective separation of duties due to limited staff.

As a result of these material weaknesses, we performed additional procedures to obtain reasonable assurance regarding the reliability of our financial statements.   Material weaknesses could result in a misstatement of accounts and disclosures, which would result in a misstatement of annual or interim financial statements that would not be prevented or detected. Errors in our financial statements could require a restatement or prevent us from timely filing our periodic reports with the Securities and Exchange Commission. Additionally, ineffective internal control over financial reporting could cause investors to lose confidence in our reported financial information.

Our inability to remediate all weaknesses or any additional material weaknesses that may be identified in the future could, among other things, cause us to fail to timely file our periodic reports with the SEC and require us to incur additional costs and divert management resources. Additionally, the effectiveness of our or any system of disclosure controls and procedures is subject to inherent limitations, and therefore we cannot be certain that our internal control over financial reporting or our disclosure controls and procedures will prevent or detect future errors or fraud in connection with our financial statements.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, our capital needs, business strategy and expectations.  These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our common stock. However, we will receive proceeds from any sale of the common stock to Southridge under the Equity Purchase Agreement. We intend to use the net proceeds received for working capital and other general corporate purposes, which may include financing our growth, developing new solutions and funding capital expenditures.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCBB under the symbol “TCNH.OB.”  The proposed offering price of the Put Shares is $0.008, which is the closing bid price of our common stock on December 15, 2011, as reported by the OTCBB.  Selling Security Holder may sell shares in any manner at the current market price.

DIVIDEND POLICY

Following the settlement agreement with EOIR Holdings entered into in connection with the sale of EOIR Technologies, Inc., on December 23, 2009, our board of directors declared a special “return of capital” cash distribution of $0.407 per share of common stock.  The cash dividend was paid on January 15, 2010 to shareholders of record as of January 4, 2010.

In addition, on January 3, 2011, our board of directors declared the distribution of contingent value rights.  On February 2, 2011 one contingent value right was distributed for each share of our common stock held by each common stockholder of record as of January 25, 2011.  Each contingent value right entitled the holder thereof to its pro rata portion of a payment to be received by Technest pursuant to the settlement agreement with EOIR Holdings, less certain expenses that will be deducted from such payment.  Following deduction of such expenses, Technest estimates that in the event that the payment from EOIR Holdings is received, the cash payment will be approximately $0.098 per contingent value right.

Other than the special “return of capital” cash distribution and the distribution of the contingent value right, we have not paid any cash dividends on our common stock in the past. We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future.  Subject to the rights of the holders of our Series E 5% Convertible Preferred Stock (“Series E Preferred Stock”) described below, the declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, financial position, general economic conditions and other pertinent factors.

In addition, holders of our Series E Preferred Stock are entitled to receive dividends at a rate per annum equal to $50.00 per share of Series E Preferred Stock (the “Series E Preferred Dividend”).  The Series E Preferred Dividend accrues quarterly in arrears, and shall be paid in cash when and if declared by the board or within 5 days of the conversion of Series E Preferred Stock into our common stock.  So long as any shares of Series E Preferred Stock remain outstanding, we are not permitted to pay any dividends on our common stock without the written consent of the holders of at least 75% of the shares of Series E Preferred Stock then outstanding.

MARKET FOR OUR COMMON STOCK

Our common stock is listed on the OTCBB and trades under the symbol TCNH.OB.

The following table sets forth the range of the high and low bid quotations of our common stock for the past two years in the Over-the-Counter BB market and the Pink Sheets, as reported by the OTC Bulletin Board and in the Pink Sheets.  In June 2005, we changed our fiscal year end from December 31 to June 30; however, the following table sets forth the high and low closing bid quotations for our common stock for the calendar years listed below:

Calendar Year	High	Low

2009
First Quarter	$0.30	$0.05
Second Quarter	$0.20	$0.10
Third Quarter	$0.40	$0.15
Fourth Quarter	$0.62	$0.25

2010
First Quarter	$0.51	$0.06
Second Quarter	$0.14	$0.05
Third Quarter	$0.10	$0.05
Fourth Quarter	$0.10	$0.05

2011
First Quarter	$0.12	$0.05
Second Quarter	$0.10	$0.06
Third Quarter	$0.07	$0.05

The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission. These quotes are not necessarily representative of actual transactions or of the value of our common stock, and are in all likelihood not based upon any recognized criteria of securities valuation as used in the investment banking community.

As of December 15, 2011, there were approximately 447 record holders of our common stock and we had outstanding options to purchase 45,720,000 shares of common stock, none of which are exercisable as of the date of this prospectus.

As of the date of this prospectus 32,678,056 shares of our common stock are eligible for public sale under Rule 144 of the Securities Act of 1933, as amended.

Issuer Purchases of Equity Securities

We did not make any purchases of our common stock during the three months ended June 30, 2011, which is the fourth quarter of our fiscal year.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of our operations should be read in conjunction with the financial statements and the notes thereto of Technest Holdings, Inc. which appear elsewhere in this prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

Forward Looking Statements

We are including the following cautionary statement in this registration statement for any forward-looking statements made by, or on behalf of, our Company. These forward-looking statements involve risks and uncertainties, including but not limited, to statements regarding Technest Holdings, Inc.’s capital needs, business strategy and expectations.  All such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of Technest, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements contained herein.  These risks and uncertainties include, but are not limited to, whether Technest will be able to complete the Bridge Financing; whether Technest will realize the improvements in its operations that it expects from the reverse acquisition of AccelPath; whether the conditions triggering the payment to Technest under the Settlement Agreement will be achieved; the amount of expenses that will be deducted from, and reduce the amount of, payments pursuant to the CVR Agreement; general economic conditions; and those risks identified and discussed by Technest in its filings with the U.S. Securities and Exchange Commission. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in the Risk Factors section, and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”). These factors may cause our actual results to differ materially from any forward-looking statement. Readers are cautioned not to place undue reliance on any forward looking statements contained in this report. We will not update these forward looking statements unless the securities laws and regulations require us to do so.

Overview

Technest Holdings, Inc. has two primary businesses: AccelPath, which is in the business of enabling pathology diagnostics and Technest, which is in the business of the design, research and development, integration, sales and support of three-dimensional imaging devices and systems.  Each of the AccelPath and Technest businesses are described below.

AccelPath Business

We are a technology solutions company that delivers services that play a key role in the delivery of information for diagnosis of diseases and other pathologic conditions with and through our associated pathologists and strategic alliances. The experienced pathologists and medical institutions with whom we partner to manage slide and information delivery prepare comprehensive diagnostic reports of a patient’s condition and consult with referring physicians to help determine the appropriate treatment. Such diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner. We seek out referring physicians and histology laboratories in need of pathology interpretations for our associated pathologists and manage slide delivery and develop services for managing the information.

We are focused on providing technology solutions for the anatomic pathology market. Our business model builds upon the expertise of experienced pathologists to provide seamless, reliable and comprehensive pathology and special test offerings to referring physicians using conventional and digital technologies.  The pathologists with whom we contract seek to establish long-standing relationships with the referring physicians as a result of focused delivery of our diagnostic services, personalized responses and frequent consultations, and flexible information technology, or IT, solutions that are customizable to the referring physicians’ or laboratories as well as the pathologists’ needs. Our IT and communications platform enables us to deliver diagnostic reports to referring physicians generally within 24 hours of slide receipt, helping to improve patient care. In addition, our IT platform enables us to closely track and monitor medical trends from referring physicians.

Technest Business

Technest focuses on the design, research and development, integration, sales and support of three-dimensional imaging devices and systems primarily in the healthcare industries and intelligent surveillance devices and systems, and three-dimensional facial recognition in the security industries. Historically, the Company’s largest customers have been the National Institutes of Health and the Department of Defense.

After the acquisition of AccelPath LLC, the Company is considering strategic alternatives to maximize the value of Technest and its intellectual property, including those developed by Technest, Inc.  The Company is actively pursuing licensing opportunities for the further commercialization of these products and the related intellectual property.

Results of Operations

On March 4, 2011, Technest Holdings, Inc. acquired AccelPath and AccelPath became a wholly-owned subsidiary of Technest Holdings, Inc. Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial statement reporting purposes. The acquisition was accounted for as a reverse acquisition whereby AccelPath was deemed to be the accounting acquirer.  Accordingly, the results of operations of Technest Holdings, Inc. have been included in the consolidated financial statements since the date of the reverse acquisition.  The historical financial statements of AccelPath are presented as the historical financial statements of Technest Holdings, Inc.

Three months ended September 30, 2011 compared with the three months ended September 30, 2010

Revenues

The Company had $129,358 in revenues during the three months ended September 30, 2011 compared with no revenue during the three months ended September 30, 2010. Revenues for the three months ended September 30, 2011 consisted of $100,391 in revenues generated by Technest’s Small Business Innovation Research grants in the field of 3-dimensional imaging and $28,967 in revenues generated by AccelPath’s medical diagnostic services.  AccelPath exited the development stage and began generating revenue in October 2010.

At September 30, 2011, Technest’s backlog of funded contracts was approximately $270,000.

Gross profit

The gross profit for the three months ended September 30, 2011 was $50,154 or 39% of revenues. There was no gross profit for the three months ended September 30, 2010 as AccelPath’s revenues commenced in October 2010.

Selling, general and administrative expenses

Selling, general and administrative expenses for the three months ended September 30, 2011 were $577,907 compared to $136,502 for the three months ended September 30, 2010.  During the three months ended September 30, 2011, these expenses consisted primarily of compensation expenses, professional fees related to filings with the SEC, consulting fees, occupancy expenses  and travel expenses.  In addition, stock-based compensation expense of $171,147 was recognized during the three months ended September 30, 2011.  During the three months ended September 30, 2010, these expenses consisted primarily of compensation paid to managing members, professional fees, and travel expenses incurred by AccelPath.

Amortization of customer contracts

Amortization of intangible assets for the three months ended September 30, 2011 was $43,750 compared to no amortization expense for the three months ended September 30, 2010.  Amortization expense consists of amortization of the definite-lived intangible assets recorded in the reverse acquisition.

Operating loss

The operating loss for the three months ended September 30, 2011 was $619,661 compared with $136,502 for the three months ended September 30, 2010.  The increased operating loss is primarily due to the increase in selling, general and administrative expenses described above as part of being a public company and a goodwill impairment loss of $48,158 which more than offset the gross profit generated from increased revenue.  The impairment loss was recognized due to an increase in the contingent value rights payable liability during the three months ended September 30, 2011.  Management had previously completed a discounted cash flow analysis of the reporting unit which concluded that there was no implied goodwill at June 30, 2011.

Other income (expense)

Net other income (expense) was $38,163 for the three months ended September 30, 2011consisted primarily of other income of $40,000.  During the three months ended September 30, 2011, the Company paid $1,837 in interest on late credit card payments and the note payable to a former managing member of AccelPath.  In addition, the Company recognized other income of $40,000 related to the licensing of certain intellectual property in connection with a settlement agreement with a former employee.  The Company has collected and recognized $60,000 of the $120,000 licensing fee in the settlement through September 30, 2011.

Net loss applicable to common shareholders

The net loss applicable to common shareholders for the three months ended September 30, 2011 was $564,235 in comparison with a net loss of $136,502 applicable to common shareholders for the three months ended September 30, 2010. Included in the net loss applicable to common shareholders for the three months ended September 30, 2011 are accrued cash dividends of $3,833 on the Series E 5% Convertible Preferred Stock.

Year ended June 30, 2011 compared with the year ended June 30, 2010

Revenues

The Company had $449,937 in revenues during the year ended June 30, 2011 compared with no revenue during the year ended June 30, 2010. Revenues for the year ended June 30, 2011 consisted of $296,330 in revenues generated by Technest’s Small Business Innovation Research grants in the field of 3-dimensional imaging after the reverse acquisition and $153,607 in revenues generated by AccelPath’s medical diagnostic services.  AccelPath exited the development stage and began generating revenue in October 2010.

 At June 30, 2011, the Company’s backlog of funded contracts was approximately $370,000.

Gross profit

The gross profit for the year ended June 30, 2011 was $36,150 or 8% of revenues. There was no gross profit for the year ended June 30, 2010 as revenues commenced in October 2010.  Gross profit was negatively impacted by claims experience with third party payers.  Management has addressed this issue by billing hospitals directly and expects that gross profit will begin to improve.

Selling, general and administrative expenses

Selling, general and administrative expenses for the year ended June 30, 2011 were $1,764,082 compared to $325,235 for the year ended June 30, 2010.  During the year ended June 30, 2011, these expenses consisted primarily of compensation paid to managing members, professional fees related to the reverse acquisition, consulting fees and travel expenses incurred by AccelPath plus compensation, lease and insurance expense incurred by Technest.  In addition, stock-based compensation expense of $202,244 was recognized during the year ended June 30, 2011.  During the year ended June 30, 2010, these expenses consisted primarily of compensation paid to managing members, legal fees, consulting fees and travel expenses incurred by AccelPath.

Research and development expenses

During the year ended June 30, 2011, the Company incurred $15,360 in research and development expenses associated with the preliminary project stage costs for internal use software for our medical diagnostic services.   During the year ended June 30, 2010, there was no research and development expense.

Amortization of customer contracts

Amortization of intangible assets for the year ended June 30, 2011 was $58,332 compared to no amortization expense for the year ended June 30, 2010.  Amortization expense consists of four months of amortization of the definite-lived intangible assets recorded in the reverse acquisition.

Operating loss

The operating loss for the year ended June 30, 2011 was $1,801,624 compared with $325,235 for the year ended June 30, 2010.  The increased operating loss is primarily due to the increase in selling, general and administrative expenses described above.

Other income (expense)

Net other income (expense) was $(1,135,966) for the year ended June 30, 2011 and consisted primarily of the goodwill impairment loss of $1,161,215.  The impairment loss was recognized after management completed a discounted cash flow analysis of the reporting unit which concluded that there was no implied goodwill at June 30, 2011.

During the year ended June 30, 2011, the Company accreted $5,305 as interest income, subsequent to the reverse acquisition, related to the discount on the $5 million contingent receivable on the sale of EOIR.  During the year ended June 30, 2011, the Company paid $56 in interest on the note payable to a former managing member of AccelPath.  In addition, the Company recognized other income of $20,000 related to the licensing of certain intellectual property.

Net loss applicable to common shareholders

The net loss applicable to common shareholders for the year ended June 30, 2011 was $2,983,213 in comparison with a net loss of $325,235 applicable to common shareholders for the year ended June 30, 2010. Included in the net loss applicable to common shareholders for the year ended June 30, 2011 are non-cash deemed dividends of $37,709 related to Series E 5% Convertible Preferred Stock and accrued cash dividends payable of $3,511.

Liquidity and Capital Resources

Cash and Working Capital

On September 30, 2011, the Company had a working capital deficiency of $1,062,956 due primarily to the operating losses incurred during the three months ended September 30, 2011 and the year ended June 30, 2011.  AccelPath exited the development stage in October 2010.  Our primary source of operating cash flows to date has been from financing activities.  We received proceeds of $515,000 from the sale of common stock prior to the reverse acquisition and we received $300,000 from the sale of preferred stock during the year ended June 30, 2011.  We also received proceeds of $335,000 from the sale of common stock during the year ended June 30, 2010.  Cash provided by operating activities was $2,690 for the three months ended September 30. 2011.  We used cash of $869,824 and $279,378, respectively, to fund our operating activities during the years ended June 30, 2011 and 2010.  Our primary uses of operating cash were for compensation payments to managing members of AccelPath, professional fees related to the reverse acquisition, consulting fees and travel expenses.

Sources of Liquidity

During the three months ended September 30, 2011 and the year ended June 30, 2011, we satisfied our operating cash requirements primarily from the remaining proceeds from the sale of common stock and Series E 5% Convertible Preferred Stock and collection of our accounts receivable.  We have also increased our accounts payable for primarily for costs incurred in connection with the reverse acquisition.

On March 7, 2011, Technest entered into an Equity Purchase Agreement with Southridge Partners II, LP.  Pursuant to the Equity Purchase Agreement, Southridge shall commit to purchase up to $5,000,000 of Technest common stock over the course of 24 months commencing on the effective date of Technest’s registration statement pursuant to the registration rights agreement.  We filed the registration statement on November 8, 2011.  The purchase price of the common stock to be sold pursuant to the Equity Purchase Agreement will be 95% of the average of the lowest three closing bid prices, consecutive or inconsecutive, during the five trading day period commencing on the date a put notice requesting that Southridge purchase shares of common stock under the Equity Purchase Agreement is delivered.

The Company expects to be successful in its efforts to have the registration statement declared effective so that Southridge will purchase our common stock, and then management believes that the Company will have sufficient sources of liquidity to satisfy its obligations for at least the next 12 months.  Alternatively, if the Company is not successful, its expansion plans and software development efforts would need to be curtailed.

Commitments and Contingencies

Facilities

Technest currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a lease which expires on December 31, 2011. Monthly lease amounts for this facility total approximately $16,053.  On December 7, 2011, Technest Holdings, Inc. and Technest, Inc. entered into a one-year lease agreement to lease 1,957 square feet in Gaithersburg, Maryland beginning on January 1, 2012. The monthly lease payments for this lease total $2,000. Technest will be moving its offices in Bethesda, Maryland to this new facility.

Operating Lease

AccelPath currently leases certain equipment under a non-cancelable operating lease.  The lease requires monthly rental payments of $3,698 and expires in May 2015.  Future minimum lease payments remaining at September 30, 2011 for the years ending June 30, 2012, 2013, 2014 and 2015 are $33,282, $44,376, $44,376 and $36,980, respectively.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders. As of September 30, 2011, Technest had warrants outstanding for the purchase of 75,000 shares of common stock.  Technest does not expect any material cash proceeds from exercise of these warrants.  As of September 30, 2011, Technest had stock options outstanding for the purchase of 45,720,000 shares of common stock. In addition, on March 7, 2011, Technest entered into an Equity Purchase Agreement with Southridge Partners II, LP.  Pursuant to the Equity Purchase Agreement, Southridge shall commit to purchase up to $5,000,000 of Technest common stock over the course of 24 months commencing on the effective date of Technest’s registration statement pursuant to the registration rights agreement.

Effect of inflation and changes in prices

Management does not believe that inflation and changes in price has had or will have a material effect on operations.

Critical Accounting Policies and Estimates

The preparation of our financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities as of the date of the financial statements and the amounts of revenues and expenses recorded during the reporting periods. We base our estimates on historical experience, where applicable and other assumptions that we believe are reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions.

The sections below present information about the nature of and rationale for our critical accounting policies.

Principles of Consolidation and Discontinued Operations

As a result of the reverse acquisition with AccelPath, the accompanying consolidated financial statements of the Company include the operations of AccelPath (the accounting acquirer) and its affiliate. AccelPath provided management services to a professional limited liability company (“PLLC”) in states where laws prohibit business corporations from providing pathology interpretations through the direct employment of pathologists.  AccelPath had a long term professional service and administrative support agreements with such PLLC. A nominee shareholder owns all the equity of the PLLC.

AccelPath follows accounting guidance concerning certain matters related to physician practice management entities (“PPMs”) with contractual management arrangements. The accounting guidance provides a listing of criteria which, when applied to the contractual arrangements between PPMs and the medical practice company, indicate whether or not they should be consolidated. In accordance with the criteria outlined, AccelPath includes the accounts and the operations of the PLLCs.

The accompanying consolidated financial statements also includes the operations of its wholly-owned subsidiary, Genex Technologies, Inc. and its 49% owned subsidiary Technest, Inc. (see Note 5) since the date of the reverse acquisition March 4, 2011 through June 30, 2011.  Technest, Inc. conducts research and development in the field of computer vision technology and the Company has the right of first refusal to commercialize products resulting from this research and development.  The Company’s former Chief Executive Officer beneficially owns 23% of Technest, Inc., an employee owns 23% and an unrelated third party owns 5%.  Technest, Inc. is considered a variable interest entity (VIE) for which the Company is the primary beneficiary.

The Company follows ASU No. 2009-17, “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” (“ASU 2009-17”) which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise’s continuing involvement with variable interest entities.

The Company consolidates all entities in which the Company holds a “controlling financial interest.” For voting interest entities, the Company is considered to hold a controlling financial interest when the Company is able to exercise control over the investees’ operating and financial decisions. For variable interest entities (“VIEs”), the Company is considered to hold a controlling financial interest when it is determined to be the primary beneficiary. For VIEs, a primary beneficiary is a party that has both: (1) the power to direct the activities of a VIE that most significantly impact that entity’s economic performance, and (2) the obligation to absorb losses, or the right to receive benefits, from the VIE that could potentially be significant to the VIE. The determination of whether an entity is a VIE is based on the amount and characteristics of the entity’s equity.

All significant inter-company balances and transactions have been eliminated in consolidation.

Included in the assets acquired by AccelPath in the reverse acquisition were assets and liabilities related to the Company’s discontinued operations. In May 2007, the Board of Directors of the Company at that time approved a plan to divest the operations of EOIR Technologies, Inc. (“EOIR”). On September 10, 2007, Technest and its wholly owned subsidiary, EOIR entered into a Stock Purchase Agreement (“SPA”) with EOIR Holdings LLC (“LLC”), a Delaware limited liability company, pursuant to which Technest agreed to sell EOIR to LLC.  The sale of EOIR to LLC was structured as a stock sale in which LLC acquired all of the outstanding stock of EOIR in exchange for approximately $34 million in cash, $11 million of which was paid at closing and $23 million of which was payable upon the successful re-award to EOIR of the contract with the U.S. Army’s Night Vision and Electronics Sensors Directorate (“NVESD”). This transaction closed on December 31, 2007. On August 4, 2008, EOIR was one of three companies awarded the U.S. Army’s NVESD contract with a funding ceiling of $495 million. The Contingent Purchase Price of $23 million was due as of August 21, 2008 in accordance with the SPA.

On August 26, 2008, LLC notified the Company that, in their opinion, the conditions set forth in the Stock Purchase Agreement triggering payment of the Contingent Purchase Price had not been satisfied.  On August 21, 2009, an American Arbitration Association Panel of three arbitrators awarded the Company $23,778,403 following a seven-day hearing that ended on June 30, 2009.  The $23,778,403 included $830,070 of interest through the date of the Award and is also subject to additional interest due the Company at 3.25% from the date of the Award through date of payment.  On October 26, 2009, the Company entered into a Settlement Agreement with LLC and EOIR settling all claims related to the Stock Purchase Agreement (see Note 1).

The assets and liabilities related to the sale of EOIR and related legal and other costs incurred to collect the contingent consideration were acquired by AccelPath in the reverse acquisition and are presented as a discontinued operation in the consolidated financial statements.  The accretion of the discount is recorded in income from continuing operations as the interest income represents the consequences of management’s subsequent decision to hold the related asset.

Concentrations

Substantially all of Technest Inc.’s revenues are currently generated from individual customers within the Department of Defense and the National Institute for Health under Small Business Innovative Research contracts.  During the year ended June 30, 2011, all of AccelPath’s revenues were generated from one laboratory and one hospital.

Risks associated to companies in the homeland defense technology industry and the anatomic pathology market, include, but are not limited to, the development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers.

From time to time we have cash balances in banks in excess of the maximum amount insured by the FDIC.

Impairment of Goodwill

Goodwill consists of the excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired in business combinations. Accounting guidance requires us to test goodwill for impairment at least annually at the reporting unit level in lieu of being amortized and requires a two-step impairment test for goodwill and intangible assets with indefinite lives. The first step is to compare the carrying amount of the reporting unit’s net assets to the fair value of the reporting unit. If the fair value exceeds the carrying value, no further work is required and no impairment loss is recognized. If the carrying amount exceeds the fair value, then the second step is required to be completed, which involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill. An impairment loss occurs if the amount of the recorded goodwill exceeds the implied goodwill.

To estimate the fair value of its reporting unit containing the goodwill, the Company utilizes a discounted cash flow model on the Technest operating segment. In estimating fair value, management relies on and considers a number of factors, including but not limited to, future revenue growth by product/service line, operating profit margins and overhead expenses. Subsequent to the acquisition we reassessed the potential for new contracts and due to employee turnover and other factors we expect limited future revenues beyond the current backlog.

The Company considered the fair value of the Technest reporting unit and concluded that its goodwill balance of approximately $1.2 million at June 30, 2011 was impaired.  Therefore, the Company recognized an impairment loss of approximately $1.2 million in the fourth quarter of the year ended June 30, 2011.

Estimated Useful Lives of Amortizable Intangible Assets

In the reverse acquisition, the Company acquired Technest, Inc.’s existing customer contracts with the National Institute of Health and the Department of Defense. The amounts assigned to these definite-lived intangible assets were determined based on a discounted cash flow of existing backlog and a projection of existing customer revenue.

These assets are being amortized over the contractual terms of the existing contracts plus anticipated contract renewals.

Impairment of Long-Lived Assets

We continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets, including amortizable intangible assets, may not be recoverable. We recognize an impairment loss when the carrying value of an asset exceeds expected cash flows. Accordingly, when indicators or impairment of assets are present, we evaluate the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. Our policy is to record an impairment loss when we determine that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in any of the periods presented.

Revenue Recognition

Revenues from medical diagnostic services are recognized upon completion of the services and the billing to customers.  Billings for services expected to be reimbursed by third party payers are recorded as revenues net of allowances for differences between amounts billed and the estimated receipts from such payers and are based on our assessment of collection. Billings for services directly to hospitals are fixed in advance and are considered collectible by us.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract. Revenues from firm fixed price contracts with payments tied to milestones are recognized when all milestone requirements have been achieved and all other revenue recognition criteria have been met.   Costs incurred on firm fixed price contracts with milestone payments are recorded as work in process until all milestone requirements have been achieved.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Impact of Recently Issued Accounting Standards

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASU 2010-29”) to address diversity in practice in interpreting the pro forma revenue and earnings disclosure requirements for business combinations. This ASU specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the current year business combination(s) had occurred as of the beginning of the comparable prior annual reporting period. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.  Early adoption is permitted.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”).  The guidance clarifies and expands the disclosures pertaining to unobservable inputs used in Level 3 fair value measurements, including the disclosure of quantitative information related to (1) the valuation processes used, (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, and (3) use of a nonfinancial asset in a way that differs from the asset’s highest and best use.  The guidance also requires, for public companies, disclosure of the level within the fair value hierarchy for assets and liabilities not measured at fair value in the statement of financial position but for which the fair value is disclosed.  The amendments in this Update are to be applied prospectively.  For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. The Company does not expect this pronouncement to have a material effect on its consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220), Presentation of Comprehensive Income.  This ASU amends the disclosure requirements for the presentation of comprehensive income.  The amended guidance eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholder’s deficit. Under the amended guidance, all changes in OCI are to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive financial statements. The changes are effective for fiscal years, and interim periods within those years, ending after December 15, 2011, with retrospective application required.  Early application is permitted. There will be no impact to the consolidated financial results as the amendments relate only to changes in financial statement presentation.

In September 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other (Topic 350), Testing Goodwill for Impairment.  This ASU is intended to reduce the complexity and cost of performing an evaluation of impairment of goodwill.  Under the new guidance,  an entity will have the option of first assessing qualitative factors (events and circumstances) to determine whether it is more likely than not (meaning a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount.  If, after considering all relevant events and circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test will be unnecessary.  The amendments will be effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption will be permitted.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the specified time periods and accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding disclosure.

Our management, with the participation of our Chief Executive Officer (“CEO”) and our Principal Financial Officer (“PFO”), evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) as of September 30, 2011. In designing and evaluating disclosure controls and procedures, we and our management recognize that any disclosure controls and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objective. As of September 30, 2011, based on the evaluation of these disclosure controls and procedures, and in light of the material weaknesses found in our internal controls, the CEO and PFO concluded that our disclosure controls and procedures were not effective.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining effective internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Under the supervision of our CEO and PFO, the Company conducted an evaluation of the effectiveness of our internal control over financial reporting as of June 30, 2011 using the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In our assessment of the effectiveness of internal control over financial reporting as of June 30, 2011, we determined that control deficiencies existed that constituted material weaknesses, as described below:

1)	lack of documented policies and procedures;

2)	inadequate resources dedicated to the financial reporting function; and

3)	ineffective separation of duties due to limited staff.

Subject to the Company’s ability to obtain financing and hire additional employees, the Company expects to be able to design and implement effective internal controls in the future that address these material weaknesses.

Accordingly, we concluded that these control deficiencies resulted in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by the Company's internal controls.

As a result of the material weaknesses described above, our CEO and PFO have concluded that the Company did not maintain effective internal control over financial reporting as of September 30, 2011 and June 30, 2011 based on criteria established in Internal Control—Integrated Framework issued by COSO.

BUSINESS

Overview

Technest Holdings, Inc. has two primary businesses: AccelPath, which is in the business of enabling pathology diagnostics and Technest, which is in the business of the design, research and development, integration, sales and support of three-dimensional imaging devices and systems.  Each of the AccelPath and Technest businesses are described below.

On March 4, 2011, Technest Holdings, Inc. acquired AccelPath and AccelPath became a wholly-owned subsidiary of Holdings.  The former members of AccelPath received an aggregate of 86,151,240 shares of Holdings common stock and, immediately after the transaction, owned 72.5% of Holdings’s issued and outstanding common stock.  Immediately prior to the merger, Holdings had 32,678,056 shares of common stock outstanding.  Following the acquisition, AccelPath began operating as a wholly-owned subsidiary of Holdings.

Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes.  The acquisition was accounted for as a reverse acquisition whereby AccelPath was deemed to be the accounting acquirer.  Accordingly, the results of operations of Technest Holdings, Inc. have been included in the consolidated financial statements since the date of the reverse acquisition.  The historical financial statements of AccelPath are presented as the historical financial statements of Holdings.

AccelPath Business

We are a technology solutions company providing services that play a key role in the delivery of information for diagnosis of diseases and other pathologic conditions with and through our associated pathologists and strategic alliances. The experienced pathologists and medical institutions with whom we partner to manage slide and information delivery prepare comprehensive diagnostic reports of a patient’s condition and consult with referring physicians to help determine the appropriate treatment. Such diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner. We seek out referring physicians and histology laboratories in need of pathology interpretations for our associated pathologists and manage slide delivery and develop services for managing the information.

We are focused on providing technology solutions for the anatomic pathology market. Our business model builds upon the expertise of experienced pathologists to provide seamless, reliable and comprehensive pathology and special test offerings to referring physicians using conventional and digital technologies.  The pathologists with whom we contract seek to establish long-standing relationships with the referring physicians as a result of focused delivery of our diagnostic services, personalized responses and frequent consultations, and flexible information technology, or IT, solutions that are customizable to the referring physicians’ or laboratories as well as the pathologists’ needs. Our IT and communications platform enables us to deliver diagnostic reports to referring physicians generally within 24 hours of slide receipt, helping to improve patient care. In addition, our IT platform enables us to closely track and monitor medical trends from referring physicians.

Below is a depiction of our current AccelPath business model:

Our AccelPath Competitive Strengths

We believe that we are distinguished by the following competitive strengths:

•

We focus our solutions on professional component services.  We are focused on the faster-growing non-hospital outpatient channel within the anatomic pathology market. The medical institutions we work with offer slide preparation services, and bill for and collect insurance reimbursements for slide preparation services performed in their own laboratories as well as the professional services rendered by their pathologists.

•

Locally-Focused Business Model with National Scale.  Our business model centers on achieving significant local market share, which yields operating efficiencies and national scale. The diagnostic services the pathologists provide are designed specifically to meet the needs of the local markets we serve. Our IT infrastructure enables us to more efficiently manage these operations, improve productivity of the pathologists and the referring physicians and deliver a more extensive menu of diagnostic services to local clients.

•

Work with Experienced, Specialized Pathologists Focused on Client Service.  We believe the pathologists who contract with us have or will build long-standing client relationships and provide high-quality service within their sub-specialties. The alignment of these pathologists’ specialties with those of the referring physicians’ is critical to our ability to attract new clients. Their clinical expertise and interactions with referring physicians on patient diagnoses enables them to establish effective consultative and long-term relationships with the referring physicians.

•

Professional Sales, Marketing and Client Relations Team.  We maintain a sales, marketing and client service team of 6 professionals who meet the needs of referring physicians and their patients. Our sales representatives are incentivized through compensation plans to not only secure new physician clients seeking professional pathology services from the pathologists who contract with us, but also to maintain and enhance relationships with existing physician clients. As a result, they have enabled us to expand our sales efforts to 15 states.

•

Proprietary IT Solutions.  Entry of and delivery of case and clinical information is essential to our business and a critical aspect of the differentiated service that we provide to our clients. We are developing scalable IT solutions that maximize the flexibility, ease-of-use and speed of delivery of our diagnostic reports, which has enabled us to meet the increasing physicians’ demand for our diagnostic services. We achieve this through the development of a proprietary suite of IT solutions that is compatible with electronic medical record, or EMR, systems. The software incorporates customized interface solutions, compliant web portal capacities, and proprietary solutions, all resulting in efficient and reliable onsite client connections.

•

Experienced Senior Leadership.   We believe that our management’s experience in health care companies helps us to drive operating performance and hire and retain other employees and form alliances with leading medical institutions.

Our Business Strategy

We intend to achieve growth by pursuing the following strategies:

•

Continue to Drive Market Penetration through Sales and Marketing.  We plan to drive organic growth through our professional sales and marketing organization. Our sales and marketing team provides us with broad coverage to augment and further penetrate existing relationships between referring physicians and our associated pathologists and to develop new referral relationships for our associated pathologists. We plan to strategically add sales professionals in markets that will most benefit from access to leading medical institutions for pathology professional services.

•

Leverage our IT Platform to Increase Operating Efficiencies.  We believe our IT platform will allow us to gain market share in various sub-specialties by improving productivity and reducing turnaround times. We intend to continue to develop our IT operations into a better-integrated diagnostic platform, which will improve national coordination of cases and provide real time visibility into key performance metrics. In addition, we plan to continue to introduce innovative IT solutions, interface capabilities and market-specific IT solutions that enhance our value proposition to referring physicians.

•

Expand Contracts with Laboratories and Hospitals in Target Markets.  We intend to continue to develop contracts with laboratories and hospitals in target markets as part of a broader strategy to strengthen and grow our presence in the outpatient business and expand our local market share.

Anatomic Pathology

Anatomic pathology typically requires a pathologist to make a specific diagnosis. Anatomic pathologists are medical doctors who specialize in the study of disease. Anatomic pathologists do not treat patients, but rather assist other physicians in determining the correct diagnosis of their patient’s ailments. A pathologist’s diagnosis represents a critical factor in determining a patient’s future care. In addition, anatomic pathologists may consult with attending physicians regarding treatment plans. In these capacities, the anatomic pathologist often serves as the “physician’s physician,” thereby creating long-term relationships.

Anatomic pathologists perform their services in laboratories, including independent free-standing local laboratories, hospitals and hospital laboratories, regional and national laboratories, in ambulatory surgery centers and in a variety of other settings such as medical educational institutions. Referring physicians take specimens from patients, and those specimens are typically transported to an in-office or remote laboratory by courier or an overnight delivery service. Once received at the laboratory, a specimen is processed and mounted onto a slide by laboratory technologists for examination by a pathologist. Once the pathologist receives and examines a specimen, the pathologist typically records the results of testing performed in the form of a report to be transmitted to the referring physician. Since specimens are transportable and technology facilitates communication, samples can be diagnosed by a pathologist from a remote location. Therefore, pathologists are generally not needed “on-site” to make a diagnosis. This flexibility facilitates better use of a pathologist’s time and allows a pathologist to service a wider geographic area.

An anatomic pathologist must have an understanding of a broad range of medicine. An anatomic pathologist may perform diagnostic testing services for a number of sub-specialty testing markets such as gastrointestinal pathology, dermatopathology, urologic pathology, women’s health pathology, hematopathology or surgical pathology. While physical examination or radiology procedures may suggest a symptom for many diseases, a definitive diagnosis is generally established by the anatomic pathologist.

Sales and Marketing; Client Service

The selection of a pathologist or pathologists to perform diagnostic testing services is primarily made by an individual or group of referring physicians. We maintain a sales and marketing team to better meet the needs of the referring physicians that are the customers of our associated pathologists. We have designed our compensation structure to incentivize our sales representatives to not only secure new physician clients for our associated pathologists, but also to maintain and enhance relationships with existing physician clients of our associated pathologists. As a result, our sales and marketing team has enabled us to expand our geographic market presence to 15 states by leveraging the offering of diagnostic services provided by our associated pathologists across these states.

We currently focus our marketing and sales efforts primarily on clinical practices with in-office laboratories. The practices to which our marketing and sales efforts are directed include both non-hospital-based and hospital-based physicians. Our sales representatives concentrate on a geographic area based on the number of existing clients and client prospects, which we identify using several national physician databases that provide practice address information, patient demographic information and other data.

At the beginning of a new client relationship between a referring physician and one of our associated pathologists, one of our sales representatives will visit the prospective client and describe in detail the differentiated service offerings of our associated pathologists, focusing on the experience of our associated pathologists, our IT and technology capabilities, rapid turn-around times, comprehensive diagnostic reports, and client service. Our sales representatives will focus on the specialties offered by the pathologists, which will allow them not only to discuss our specialized diagnostic services, but also to describe diagnostic developments and new products and technologies in their practice areas.

Our dedicated case coordination team provides ongoing support to referring physicians and, in particular, the office staff of our referring physicians. Our client service team enables us to augment the relationships between the pathologists and their clients to maintain a more stable base of referrals. This team provides referring physicians with a personal, knowledgeable and consistent point of contact within our company. The case coordination team coordinates the provision of services, answers administrative and other questions, and resolves service issues. We believe these additional contacts greatly enhance the referring physicians’ satisfaction with our associated pathologists using our technology solutions and strengthen overall client relationships.

Once a relationship is established, our sales representatives and case coordination team will provide frequent follow-up sales and service calls to ensure we are continuing to meet the physician’s needs and expectations and to explore other opportunities for the physician to use the diagnostic services offered by our associated pathologists. For example, once a relationship is established, our sales representatives and case coordination team will frequently contact the practice to monitor satisfaction. In addition, our sales representatives and case coordination team will frequently discuss with physicians ways to develop relationships and identify areas in which our service levels may be improved or expanded. We believe that the frequency of these calls will allow our sales representatives and case coordination team to build and enhance strong relationships with referring physicians, helping us to better understand their needs and develop new service offerings.

Competition

The anatomic pathology market is highly competitive. Competition in our industry is based on several factors, including price, clinical expertise, quality of service, client relationships, breadth of testing menu, speed of turnaround of test results, reporting and IT systems, reputation in the medical community and ability to employ qualified personnel. Our competitors include local and regional pathology groups, national laboratories, hospital-based pathology groups and specialty physician groups.

•

Local and Regional Pathology Groups.  Local and regional pathology groups typically provide a relatively narrow menu of test services to community physicians and, in certain cases, to hospital-based pathologists.

•

National Laboratory Companies.  National laboratories typically offer a full suite of tests for a variety of medical professionals, including general practitioners, hospitals and pathologists. National laboratories have identified anatomic pathology as a focus area for future growth and will continue to be a competitive challenge going forward.

•

Hospital Pathologists.  Pathologists working in hospitals typically provide most of the diagnostic services required for hospital in-patients and, sometimes, hospital outpatients. Hospital pathologists act as medical directors for the hospital’s clinical and histology laboratories. Typically, hospital pathologists provide these services to hospitals under exclusive and long-term contractual arrangements.

The anatomic pathology market remains highly fragmented, with the two largest clinical laboratory companies accounting for only 14 percent of annual revenues for the market in 2008. The remaining 72 percent of annual revenues for the market was comprised of over 13,000 pathologists and numerous specialized testing companies that offer a relatively narrow menu of diagnostic services. In 2008, approximately 70 percent of pathologists licensed in the U.S. were in private practices according to the Washington G-2 Report. There is an evolving trend among pathologists to form larger practices to provide a broader range of outpatient and inpatient services and enhance the utilization of the practices’ pathologists. We believe this trend can be attributed to several factors, including cost containment pressures by governmental and other third-party payors, increased competition, managed care and the increased costs and complexities associated with operating a medical practice. Moreover, given the current trends of increasing outpatient services, outsourcing and the consolidation of hospitals, pathologists are seeking to align themselves with larger practices that can assist providers in the evolving health care environment. Larger practices can offer pathologists certain advantages, such as obtaining and negotiating contracts with hospitals and other providers, managed care providers and national clinical laboratories; marketing and selling of professional services; providing continuing education and career advancement opportunities; making available a broad range of specialists with whom to consult; providing access to capital and business and management experience; establishing and implementing more efficient and cost effective billing and collection procedures; and expanding the practice’s geographic coverage area. Each of these factors supports the pathologists in the efficient management of the complex and time-consuming non-medical aspects of their practice. As a result, we believe that there are substantial consolidation opportunities in the anatomic pathology market as smaller pathology providers seek access to the resources of diagnostics companies with a more comprehensive selection of services for referring physicians.

Information Systems

We are focused on implementing IT systems that streamline internal operations and provide customized IT solutions to meet the needs of referring physicians and associated pathologists. We are developing AccelSlide™, a customizable solution to provide a gateway for entering and delivering clinical and patient information and reports and communicating with many of our referring physicans. Our IT solution provides an immediate impact to referring physicians and their offices. The most common connectivity tools include:

•	Electronic interfaces;

•	Referring physician EMR interfacing;

•	Secure internet report delivery (web portal); and

•	Patient data from clients’ office system requisitions.

Electronic interfaces provide a means through which referring physicians and we can share data efficiently and accurately. These customized interfaces can transfer patient information like demographics, requisitions and diagnostic results between our IT system and the IT systems of our referring physicians as well as those of the pathologists.

Two key elements that we believe differentiate our solution from our competitors’ electronic interfaces are the relative speed with which we can create and implement customized interfaces for clients and the low overall costs associated with doing so. Since AccelSlide™ is created to accommodate flexibility, customizations are easy to implement. This functional flexibility is achieved with relatively low cost to us as a result of our IT solution’s modular and adaptable design. We plan to expand the products we offer to include utilization and patient education reports as well as practice-specific solutions.

Most of our IT solutions will be implemented on a laboratory-by-laboratory basis in connection with our efforts to have a single system across all laboratories. We have developed, and will continue to develop our laboratory information system, or LIS, offering. We use an outsourced vendor to provide billing services.

A significant benefit for referring physicians is the storage of data in our central database and secure access to patient records anytime from any location.

We derive our revenues from or through contractual arrangements with medical institutions employing the associated pathologists we work with for case and IT management, and identification through our sales effort of potential referring physicians seeking pathology services. These interpretation centers pay us a fee for the non-medical services that we provide in connection with their work with the referring physicians.

Contracts and Relationships with Providers

We contract or will contract with hospitals, medical schools, pathology practices or individual pathologists on an independent contractor basis to provide these entities slide and information management services. These hospitals, medical schools, pathology practices or individual pathologists contract with referring physicians to provide them pathology services utilizing our case and information management services. We do not and will not exercise legal control over the pathologists, nor do we exercise control over, or otherwise influence, the medical judgment or professional decisions of any pathologist associated with us.

Our standard hospital contract agreement has a term of 5 years. The hospital, medical school, pathology practice or individual pathologist with whom we contract is responsible for billing patients, physicians and payors for services rendered by them for professional services, and in turn paying us a management fee. Our standard pathologists’ contract contains restrictive covenants, including non-competition, non-solicitation and confidentiality covenants. We are paid a fee for our services irrespective of whether or not the hospital, medical school, pathology practice or individual pathologist with whom we contract is reimbursed for the services they render.

Our business is dependent on hospitals and pathology practices entering into long-term contracts with referring physicians to provide them with professional interpretation services. While there is one such contract in place, no assurance can be given that such arrangement will be able to continue successfully or that additional contracts can be entered into on terms similar to our current arrangement. In the event that a significant number of pathologists terminate their relationships with the hospital or practice or become unable or unwilling to continue their employment with the hospital or practice, our business could be materially harmed.

We are not licensed to practice medicine. The practice of medicine is conducted solely and independently by the licensed and qualified physicians at the hospitals, medical schools or pathology practices with whom we have a contract.

Compliance Infrastructure

Compliance with government rules and regulations is a significant concern throughout our industry, in part due to evolving interpretations of these rules and regulations. We seek to conduct our business in compliance with all statutes and regulations applicable to our operations. Our executive management team is responsible for the oversight and operation of our compliance efforts.

Government Regulation

The services that pathologists provide to referring physicians are heavily regulated by both federal and state governmental authorities. Failure to comply with the applicable regulations can subject the pathologists and referring physicians to significant civil and criminal penalties, loss of license, and consequently result in loss of revenue for us. The significant areas of regulation are set out below.

Clinical Laboratory Improvement Amendments of 1988 and State Regulation

As a diagnostic service provider, each of the referring physician’s laboratory entities is required to hold certain federal, state and local licenses, certifications and permits to conduct our business. Under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, each laboratory is required to hold a certificate applicable to the type of work performed at the laboratory and to comply with certain CLIA-imposed standards. CLIA regulates virtually all clinical and anatomic pathology laboratories by requiring they be certified by the federal government and comply with various operational, personnel, facilities administration, quality and proficiency requirements intended to ensure that their clinical laboratory testing services are accurate, reliable and timely. CLIA does not preempt state laws that are more stringent than federal law.

In addition to CLIA requirements, laboratories are subject to various state laws. CLIA provides that a state may adopt laboratory regulations that are more stringent than those under federal law. In some cases, the state programs actually substitute for the federal CLIA program. In other instances the state’s regulations may be in addition to the CLIA program. State laws may require that laboratory personnel meet certain qualifications, specify certain quality controls or prescribe record maintenance requirements.

Health Insurance Portability and Accountability Act

Under the administrative simplification provisions of the Health Insurance Portability and Accountability Act, or HIPAA, the Department of Health and Human Services (HHS) has issued regulations that establish uniform standards governing the conduct of certain electronic healthcare transactions and protecting the privacy and security of protected health information, referred to as PHI, used or disclosed by healthcare providers and other covered entities. Four principal regulations with which we are currently required to comply have been issued in final form under HIPAA: privacy regulations; security regulations; standards for electronic transactions; and the national provider identifier, or NPI, regulations. We must also comply with regulations that require covered entities and business associates to provide notification after a breach of unsecured PHI.

The privacy regulations cover the use and disclosure of PHI by healthcare providers. They also set forth certain rights that an individual has with respect to his or her PHI maintained by a healthcare provider, including the right to access or amend certain records containing PHI or to request restrictions on the use or disclosure of PHI. The HIPAA privacy regulations, among other things, restrict our ability to use or disclose PHI in the form of patient-identifiable laboratory data without written patient authorization for purposes other than payment, treatment, or healthcare operations, except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy regulations provide for significant fines and other penalties for wrongful use or disclosure of PHI. In addition, the American Recovery and Reinvestment Act of 2009, or ARRA, increases the civil monetary penalty amounts for violations of the HIPAA regulations. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, laws in certain states provide for damages to private parties for the wrongful use or disclosure of confidential health information or other private personal information. Moreover, ARRA has created a new right of action for state attorneys general to sue on behalf of individuals who are harmed under the HIPAA regulations.

The security regulations establish requirements for safeguarding the confidentiality, integrity and availability of PHI, which is electronically transmitted or electronically stored. The security regulations provide for sanctions and penalties for violations. In addition, ARRA increases the civil monetary penalty amounts for violations of the HIPAA regulations and creates a new right of action for state attorneys general. The HIPAA privacy and security regulations establish a uniform federal minimum standard and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing PHI. As a result, we are required to comply with both HIPAA privacy and security regulations and varying state privacy and security laws. ARRA also applies the HIPAA privacy and security provisions and the civil and criminal penalties associated with violating these provisions to business associates in the same manner as they apply to covered entities.

In addition, HIPAA imposes standards for electronic transactions, which establish standards for common healthcare transactions. We utilize these standard transaction sets where required by HIPAA.

Finally, HIPAA also established a new NPI as the standard unique health identifier for healthcare providers to use in filing and processing healthcare claims and other transactions.

As part of the HIPAA requirements, certain specified coding sets are established that must be used for all billing transactions. Currently, all healthcare providers use a system of diagnosis coding referred to as the International Classification of Diseases, 9th edition, or ICD-9. However, HHS, which oversees HIPAA, has recently established a new requirement that will require all healthcare entities, including ours, to move to a new system of diagnosis codes, ICD-10, by October 1, 2013. ICD-10 utilizes more codes and is considered more complex than the current system. Because we must often rely on referring physicians to supply us with the appropriate diagnosis codes, the movement to the new system may increase billing difficulties if physicians or payors have difficulty in making the transition to the new codes.

In addition to PHI, the healthcare information of patients often includes social security numbers and other personal information that is not of an exclusively medical nature. The consumer protection laws of a majority of states now require organizations that maintain such personal information to notify each individual if their personal information is accessed by unauthorized persons or organizations so that the individuals can, among other things, take steps to protect themselves from identity theft. Penalties imposed by these state consumer protection laws vary from state to state but may include significant civil monetary penalties, private litigation and adverse publicity.

Insurance

We maintain liability insurance for our services. As a general matter, providers of diagnostic services may be subject to lawsuits alleging medical malpractice or other similar legal claims. Some of these suits may involve claims for substantial damages, and the results may be material to our results of operations and cash flows in the period in which the impact of such claims is determined or the claims are paid. We believe our insurance coverage is sufficient to protect us from material liability for such claims, and we believe that we will be able to obtain adequate insurance coverage in the future at acceptable costs. However, we must renew our insurance policies annually, and we may not be able to maintain adequate liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities or at all.

Technest Business

Technest focuses on the design, research and development, integration, sales and support of three-dimensional imaging devices and systems primarily in the healthcare industries and intelligent surveillance devices and systems, and three-dimensional facial recognition in the security industries. Historically, the Company’s largest customers have been the National Institutes of Health and the Department of Defense.

Our products leverage several core technology platforms, including:

•	3D Imaging Technology Platforms:
	o	3D capture using patented Rainbow 3D technology
	o	3D processing, data manipulation, and advanced modeling
	o	3D display in volumetric space

•	Intelligent Surveillance Technology Platforms:
	o	360 degree video acquisition using mirror, lens, and array configurations
	o	2D video detection, tracking, recognition and enhancement software

•	3D Facial Recognition Technology Platforms:
	o	3D facial image acquisition and recognition algorithms and software

•	General Technology Platforms:

o	High-speed imaging processing hardware and embedded algorithms

Defense and Security - 3D-ID

Our major products consist of our 3D SketchArtist, 3D FaceCam, Portable MVR, OmniEye™ Wellcam, and Small Tactical Ubiquitous Detection System (STUDS).

3D SketchArtist is a three-dimensional composite sketch tool that uses our patented three-dimensional morphing technology. The tool allows you to transform ordinary two-dimensional sketches into rapidly evolving mock-ups that can be modified via facial features, poses, expressions, and lighting in seconds.

3D FaceCam changes the way we capture photographs. The 3D FaceCam uses three sensors to create precise, complete 3D face images at light speed. By capturing the very highly detailed geometric and texture information on a face, the 3D FaceCam overcomes a photo’s traditional limitations of pose, lighting, and expression. Capture speed is less than half a second, enabling rapid processing of large numbers of people. 3D FaceCam is also highly accurate, making 3D FaceCam ideal for facial recognition.

The Company has developed a new pocket size, highly portable multi-sensor video recording device designed to be used in outdoor environments-The Portable MVR. It features A/V recording with advanced MPEG4 compression, photo snapshot with JPEG format and motion detection.  A 2.5 inch LCD makes recording and playback simple using on-screen intuitive menus and embedded software.  The MVR also features power saving, pre and post triggers, and an external video output connector so that the MVR can be placed “in-line” with an external monitor. Recordings can also be played back on a separate computer.

OmniEye™ Wellcam is an ultra-light, portable 360 degree field of view camera which can be used in field applications, such as detection of underground weapon caches and search and rescue beneath building rubble, due to its durability.

STUDS are state-of-the-art, miniature, disposable, low-cost motion-tracking, positioning and imaging unattended ground sensors that permit long-range surveillance at high resolution. The system also includes rapidly deployable wireless networking and GPS mapping for integration with legacy sensors, among other advantages.

Medical Devices

3D Digitizer Systems provide turnkey three-dimensional (3D) imaging solutions.

Technest Business Strategy

Following the acquisition of AccelPath LLC, the Company is considering strategic alternatives to maximize the value of Technest and its products and intellectual property, including those developed by Technest, Inc.  The Company is actively pursuing licensing opportunities for the further commercialization of these products and the related intellectual property.

Competition

The markets for our Technest products and solutions are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by our competitors, changing technical needs of customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours. In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices, and have the resources to invest in significant research and development activities. There is a risk that we may not be able to make the technological advances necessary to compete successfully. Existing and new competitors may enter or expand their efforts in our markets, or develop new products to compete against ours. Our competitors may develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. New products or technologies may render our products obsolete. Many of our primary competitors are well-established companies that have substantially greater financial, managerial, technical, marketing, personnel and other resources than we do.

We have particular proprietary technologies, some that have been developed and others that are in development. We will focus on our proprietary technologies, or leverage our management experience, in order to differentiate ourselves from these organizations. There are other technologies being presented to our customers that directly compete with our technologies.

Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. As of November 2011, we owned 22 U.S. patents and have 2 patents pending. We enter into confidentiality agreements with our consultants and key employees, and maintain controls over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Dependence on U.S. Government Contracts

Historically, our largest customers were agencies of the U.S. Government. Although we are continuously working to diversify our client base, we will continue to seek additional work from the U.S. Government.

Much of our business is won through submission of formal competitive bids. Commercial bids are frequently negotiated as to terms and conditions for schedule, specifications, delivery and payment.

Essentially all contracts with the United States Government, and many contracts with other government entities, permit the government client to terminate the contract at any time for the convenience of the government or for default by the contractor. We operate under the risk that such terminations may occur and have a material impact on operations.

Government Regulation

Most of our U.S. Government business is subject to unique procurement and administrative rules based on both laws and regulations, including the U.S. Federal Acquisition Regulation, that provide various profit and cost controls, rules for allocations of costs, both direct and indirect, to contracts and non-reimbursement of unallowable costs such as interest expenses and some costs related to business acquisitions, including for example the incremental depreciation and amortization expenses arising from fair value increases to the historical carrying values of acquired assets.

Companies supplying defense-related equipment to the U.S. Government are subject to some additional business risks specific to the U.S. defense industry. Among these risks are the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. In addition, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

U.S. Government contracts are, by their terms, subject to unilateral termination by the U.S. Government either for its convenience or default by the contractor if the contractor fails to perform the contracts’ scope of work. Upon termination other than for a contractor’s default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government. To date, none of our significant contracts have been terminated.

As is common in the U.S. defense industry, we are subject to business risks, including changes in the U.S. Government’s procurement policies, governmental appropriations, national defense policies or regulations, service modernization plans, and availability of funds. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or the incurrence of substantial contract cost overruns could materially adversely affect our business.

Employees

As of December 15, 2011, we had 5 employees, 3 of which are full-time employees. We also have arrangements with 6 independent contractors performing sales, marketing and client service roles.  Although we have had some employee turnover, we consider our relationships with these individuals to be good.

Corporate History

Technest History

Technest Holdings, Inc. is the successor of a variety of businesses dating back to 1993.  We were incorporated in 1993 as Alexis and Co. in the State of Nevada, and subsequently changed our name to Wee Wees Inc. Prior to December 17, 1996, we had no operations. Between December 1996 and May 2002, we were involved in a number of different businesses.

Between October 10, 2003 and February 14, 2005, we had no operations, nominal assets, accrued liabilities totaling $184,468 and 139,620 (after giving effect to the Reverse Stock Split described below) shares of common stock issued and outstanding.

Acquisition of Genex. On February 14, 2005, Technest became a majority owned subsidiary of Markland Technologies, Inc., a homeland defense, armed services and intelligence contractor. Technest issued to Markland 1,954,023 shares of its common stock in exchange for 10,168,764 shares of Markland common stock which were used as partial consideration for the concurrent acquisition of Genex Technologies, Inc. The acquisition of Genex Technologies, Inc. was effected pursuant to an Agreement Plan of Merger, dated February 14, 2005, by and among Markland, Technest, Mtech Acquisition, Inc. (a wholly-owned subsidiary of Technest), Genex and Jason Geng (the then sole stockholder of Genex). Technest paid $3,000,000 in cash and transferred the 10,168,764 shares of Markland common stock to Jason Geng, the sole stockholder of Genex, for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock (which were convertible into Markland common stock), five-year warrants to purchase up to 1,149,425 shares of Technest common stock for an exercise price of $6.50 per share (after giving effect to the Reverse Stock Split), and 1,149,425 shares of Technest Series C preferred stock convertible into 1,149,425 shares of Technest’s common stock (after giving effect to the Reverse Stock Split). Technest received gross proceeds of $5,000,000 in this offering. The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

Reverse Stock Split. On June 2, 2005, our Board of Directors and the holders of a majority of our outstanding shares of common stock approved a recapitalization in the form of a one (1) for two hundred eleven and eighteen one hundredths (211.18) reverse stock split of our shares of common stock, par value $.001 per share, outstanding (the “Reverse Stock Split”) after considering and concluding that the Reverse Stock Split was in our best interests and the best interests of our stockholders, with all fractional shares rounded up to the nearest whole number. The Reverse Stock Split was effective as of the close of business on July 19, 2005. The Reverse Stock Split did not reduce the amount of authorized shares of our common stock, which remained at 495,000,000.

Acquisition of EOIR. On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, our majority stockholder, we purchased all of the outstanding stock of EOIR Technologies, Inc. (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland, and, as a result, Markland’s ownership of Technest increased at the time of the transaction from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock). This reorganization did not result in a change of control of EOIR. We did not need stockholder consent in order to complete this reorganization.  Markland acquired EOIR on June 29, 2004.

Sale of EOIR Technologies, Inc.  On September 10, 2007, Technest and EOIR, entered into a Stock Purchase Agreement (the “EOIR SPA”) with EOIR Holdings LLC, a Delaware limited liability company (“LLC”), pursuant to which Technest agreed to sell EOIR to LLC.  LLC is an entity formed on August 9, 2007 by The White Oak Guggenheim Defense and Aerospace Funds for the purposes of facilitating this transaction.

The sale of EOIR to LLC was structured as a stock sale in which LLC acquired all of the outstanding stock of EOIR in exchange for approximately $34 million in cash, $11 million of which was paid at closing and $23 million of which is payable upon the successful re-award to EOIR of the contract with the U.S. Army’s Night Vision and Electronics Sensors Directorate (“NVESD”). This transaction closed on December 31, 2007. On August 4, 2008, EOIR was awarded the NVESD contract with a funding ceiling of $495 million. The Contingent Purchase Price of $23 million was due as of August 21, 2008 in accordance with the EOIR SPA. LLC alleged that the amount was not due because the award of the contract to EOIR did not meet the requirements for payment under the EOIR SPA.  However, following a seven-day Arbitration hearing that ended on June 30, 2009, the arbitration panel unanimously agreed with Technest and on August 21, 2009 ruled that LLC breached the EOIR SPA and must pay the remainder of the purchase price, including interest of $830,070, of  $23,778,403 plus interest from the date of the Award through date of payment at 3.25%.  LLC filed a petition to vacate the arbitration award in the U.S. District Court for the District of Columbia.  On September 21, 2009, Technest filed its opposition to LLC’s motion to vacate the award and on October 5, 2009, Technest filed its opposition to LLC’s superseding petition to vacate the arbitration award.

On October 26, 2009, Technest entered into a Settlement Agreement with LLC and EOIR, settling all claims related to the EOIR SPA (see Note 3 to the consolidated financial statements of Technest Holdings, Inc. for the years ended June 30, 2010 and 2009 for additional information).  Under the terms of the Settlement Agreement, LLC agreed to pay Technest $18,000,000 no later than December 25, 2009 and an additional $5,000,000 within sixty days of EOIR being awarded a contract under the Warrior Enabling Broad Sensor Services (WEBSS) Indefinite Delivery Indefinite Quantity (ID/IQ) contract or any contract generally recognized to be a successor contract to its current STES contract. The additional $5,000,000 is also payable to Technest in the event that EOIR is awarded task orders under its current STES contract totaling $495,000,000.  EOIR has guaranteed the performance of the obligations of LLC under the Settlement Agreement. The Settlement Agreement was entered into after a binding arbitration decision awarded Technest $23 million for breach of the Stock Purchase Agreement between the parties.

On December 24, 2009, LLC paid Technest $18,000,000 and subsequently, the actions pending between the parties were dismissed in accordance with the Settlement Agreement.  The Company paid out of the proceeds received $3,621,687 of previously recorded liabilities related to the sale of EOIR and related litigation and $13,134,741 as a return of capital dividend to our shareholders.  The release of the WEBSS contract has fallen slightly behind original expectations and the collection of the related receivable is now anticipated in the first quarter of calendar 2012.

Technest Inc. On October 1, 2008, the Company formed and acquired a 49% interest in Technest, Inc. in exchange for the transfer of certain contracts and employees. Technest, Inc. conducts research and development in the field of computer vision technology. The Company has the right of first refusal to commercialize products resulting from this research and development. The Company’s former Chief Executive Officer beneficially owns 23% of Technest, Inc. and an employee of Technest, Inc. owns an additional 23%.  The remaining 5% interest is held by an unrelated third party. The Company has certain rights of first refusal and repurchase rights at fair market value, as defined in certain restricted stock agreements, with respect to the shares of Technest, Inc. that it does not own.

Acquisition of AccelPath LLC. On March 4, 2011, Technest acquired all of the outstanding membership interests of AccelPath, LLC, a Massachusetts limited liability company (“AccelPath”) pursuant to the terms of the Unit Purchase Agreement dated January 11, 2011 (the “Purchase Agreement”) among Technest, AccelPath, and all of the members of AccelPath (collectively, the “Sellers”), as amended by Amendment No. 1 to Unit Purchase Agreement dated March 4, 2011 (the “Purchase Agreement Amendment”).  In accordance with the terms of the Purchase Agreement (as amended by the Purchase Agreement Amendment), Technest acquired all of the outstanding membership interests of AccelPath from the Sellers, in consideration for 86,151,240 shares of Technest’s common stock in the aggregate (the “Transaction”), which represented approximately 71.6% of Technest’s issued and outstanding common stock as of May 9, 2011.  Following the issuance of the Bridge Financing Shares (as defined below) and assuming the conversion of those shares into shares of Technest’s common stock, the shares issued to the Sellers in connection with the closing of Transaction represented approximately 67.8% of Technest’s issued and outstanding voting securities.  AccelPath shall continue to operate as a wholly owned subsidiary of Technest.

Effective immediately prior to the closing of the Transaction, Gino M. Pereira resigned from his position as Technest’s President and Chief Executive Officer and his employment agreement dated January 14, 2008 was terminated.  In connection with and effective immediately prior to the closing of the Transaction, each of Gino M. Pereira, Robert A. Curtis, Laurence J. Ditkoff, David R. Gust and Stephen M. Hicks resigned from the Board of Directors of Technest.  Following the closing of the Transaction, Henry Sargent remained on the Board; and each of Shekhar G. Wadekar, Suren G. Dutia and F. Howard Schneider, Ph.D. were appointed to the Board of Directors of Technest to fill three of the vacancies caused by such resignations.  The Board currently consists of four directors, three of whom were appointed in connection with the Transaction.

Following the closing of the Transaction, Shekhar Wadekar became the President and Chief Executive Officer and a director of Technest.  Assuming the conversion of the Bridge Financing Shares into shares of Technest’s common stock, Shekhar Wadekar was deemed to beneficially own 20.46% of the shares of Technest’s common stock as of May 9, 2011.

Pursuant to the terms of the Purchase Agreement (as amended by the Purchase Agreement Amendment), the parties entered into certain other agreements at the closing of the Transaction, including a Lock-Up Agreement that prohibits the Sellers and certain of

Technest’s existing stockholders from transferring shares of common stock held by them for a period of up to ten (10) months following the closing of the Transaction.

Bridge Financing.  On January 11, 2011, Technest entered into a Securities Purchase Agreement (the “Bridge Financing Agreement”) with Southridge Partners II, LP (“Southridge”) to issue 300 shares of its Series E 5% Convertible Preferred Stock (the “Series E Preferred”), with a stated value of $1,000 per share, to Southridge for a purchase price of $300,000 (the “Bridge Financing”).  The shares of Series E Preferred were issued in three tranches over a 90-day period beginning on the closing of the Transaction.  Prior to the closing of the Transaction, Southridge Partners, LP and its affiliates were the holders of a majority of Technest’s shares of common stock.

As set forth in the Series E 5% Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada (the “Certificate of Designation”), the Series E Preferred is convertible into Technest common stock at the option of Southridge at any time.  The number of shares of Technest common stock into which each share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.044416985 per share.  The 300 shares of Series E Preferred issued to Southridge (the “Bridge Financing Shares”) are convertible into 6,754,173 shares of Technest common stock.  The holders of Series E Preferred are entitled to receive cumulative dividends on the preferred stock at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash.

DESCRIPTION OF PROPERTY

Technest currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a lease which expires December 31, 2011.  Monthly lease amounts for this facility total approximately $16,053. On December 7, 2011, Technest Holdings, Inc. and Technest, Inc. entered into a one-year lease agreement to lease 1,957 square feet in Gaithersburg, Maryland beginning on January 1, 2012. The monthly lease payments for this lease total $2,000. Technest will be moving its offices in Bethesda, Maryland to this new facility.

LEGAL PROCEEDINGS

We are not involved in any litigation that we believed could have a material adverse effect on our financial condition or results of operations.

MANAGEMENT

Name	Age	Position	Year Began
Shekhar G. Wadekar	52	Chief Executive Officer, President, Director	2011
Bruce C. Warwick	54	Principal Financial Officer	2011
Suren G. Dutia	68	Director	2011
Henry Sargent	43	Director	2008
F. Howard Schneider, Ph.D.	72	Director	2011

Technest’s executive officers are appointed by, and serve at the discretion of, the Board. There are no family relationships among our officers or directors.

Shekhar G. Wadekar, Ph.D., M.B.A. has served as our President and Chief Executive Officer and as a director since March 4, 2011.  In addition, Mr. Wadekar founded and has served as a Manager of AccelPath, a wholly-owned subsidiary of the Company since October, 2008.  From July 2005 to February 1, 2010, Mr. Wadekar served as Executive Vice President, Secretary and Treasurer of Phoenix India Acquisition Corp., a company formed to serve as a vehicle for the acquisition of an operating business through mergers, capital stock exchanges, asset acquisitions or other similar business combinations.  From December 2006, he served as the President, Secretary and Director of Yantrik Technology Inc., a company involved in the reselling of engineering services.  From November 2003 to April 2009, Mr. Wadekar served as President and Chief Executive Officer of Traxyz Medical, Inc., a development stage medical device company, subsequent to which he has served as Manager of Traxyz LLC, a company that holds the intellectual property of Traxyz Medical, Inc.  From February 2002 to September 2003, Mr. Wadekar served as President and Chief Operating Officer of MadMax Optics, a scientific software company.  From August 1994 until joining MadMax Optics, Mr. Wadekar served as research analyst on Wall Street following the semiconductor industry.  From April 1999 to February 2002, he served as Director in Equity Research at Royal Bank of Canada Capital Markets. Prior thereto, he was employed by Raymond James and Associates and Sanford C. Bernstein and Co., Inc.  From August 1989 to December 1993, Mr. Wadekar was employed at IBM working on optical communications and was also Technical Coordinator of the IBM/Siemens/Toshiba joint development program in semiconductor memory.  He holds a Ph.D. in electrical engineering from the University of Delaware, an M.B.A. from the Stern School of Business at New York University and a B.Tech. in metallurgical engineering from the Indian Institute of Technology, Bombay.  Mr. Wadekar’s extensive senior management experience in a broad range of industries makes him a highly qualified member of the Board.

Bruce C. Warwick, CPA has served as our principal financial officer since March 4, 2011, and provides services to Technest on a part-time basis.  Mr. Warwick currently provides accounting, finance and contract administration services to AccelPath on a part-time basis.  Mr. Warwick has served as Controller of Mayflower Communications Company, Inc., a provider of advanced radio navigation, digital anti-jam, and wireless communication technologies since December 2007 and as Treasurer since March 2008.  Mr. Warwick previously served as Controller for MicroFinancial Incorporated, a publicly traded leasing company from October 2005 to September 2007.  He also served as an officer of both Able Laboratories, Inc. and RxBazaar, Inc. from May 2000 to August 2005.  Able was a publicly traded manufacturer of generic drugs and RxBazaar was a publicly held distributor of pharmaceutical and medical products. From 1988 until 2000, Mr. Warwick was employed at Wolf & Company, P.C., a large regional public accounting and business consulting firm, most recently as a principal.  Mr. Warwick is a graduate of Bentley College with a Bachelor of Science in Accounting and a Master of Science in Taxation.  He is licensed as a Certified Public Accountant in Massachusetts and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

Suren G. Dutia has served as a director since March 4, 2011.  From March 2006, to May 2010, Mr. Dutia served as Chief Executive Officer of TiE Global, a non-profit network of entrepreneurs and professionals with a focus on fostering entrepreneurship globally.  From January 1989 to December 1999, Mr. Dutia was President and Chief Executive Officer of Xscribe Corporation, a publicly-traded manufacturer of computer-aided transcription products.  From April, 1981 to December, 1988, Mr. Dutia was a senior executive responsible for overseeing number of subsidiaries of Boston-based Dynatech Corporation. Mr. Dutia holds B.S. and M.S. degrees in Chemical Engineering and a B.A. in Political Science from Washington University in St. Louis, and holds an M.B.A. from the University of Dallas in Irving, Texas.  Mr. Dutia’s senior management experience in publicly traded and privately held companies and his experience as a passionate advocate of entrepreneurship makes him a highly qualified member of the Board.

Henry Sargent, JD, CFA has served as a director since March 11, 2008. Mr. Sargent serves as General Counsel and Chief Operating Officer of Southridge LLC. His responsibilities include investment selection, deal structuring, workouts, and reorganization. Prior to joining Southridge in 1998, Mr. Sargent spent several years at a New York-based corporate and securities law firm, specializing in private placements, venture capital financing, and corporate reorganizations. He received a JD from

Fordham University School of Law, New York, New York. Mr. Sargent is a member of the New York Bar Association, the CFA Institute, and the New York Society of Security Analysts.

F. Howard Schneider, Ph.D. has served as a director since March 4, 2011.  Dr. Schneider is currently a part time pharmacology consultant.  From January 2004 to July 2006, Dr. Schneider served as Vice President, Special Projects of Able Laboratories, Inc., a publicly traded manufacturer of generic drugs, prior to which he served as a consultant to Able Laboratories, Inc. from August 2002 to January 2004.  He also served on the board of directors Able Laboratories from September 1989 to February 2004.  From November 1997 to July 2003, Dr. Schneider was Vice President of Development and a director of CereMedix, Inc., a company developing treatments for neurological diseases.  From June 1991 to November 1997, he was Senior Vice President of Technology of Able Laboratories, Inc.  Dr. Schneider also serves on the board of PKC Pharmaceuticals, a privately-held company that manufactures and sells biological research chemicals.  Dr. Schneider earned a M.S. degree in chemistry from Arizona State University and in 1966 a Ph.D. in pharmacology from Yale University School of Medicine.  Dr. Schneider’s management experience and experience in the healthcare industry makes him a highly qualified member of the Board.

On July 18, 2005, Able Laboratories, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey.  Each of Dr. Schneider and Mr. Warwick was an officer of Able Laboratories, Inc. at the time such petition was filed.

Board of Directors

Members of our board of directors are elected for one-year terms serving until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by our board of directors and serve at the pleasure of our board of directors. Currently, our directors receive no cash compensation for their service on our board of directors.

Director Independence

For the fiscal year ended June 30, 2011, the Board determined that two of the six directors- Robert A. Curtis and David R. Gust, were independent directors as defined by NASDAQ Rule 5605(a)(2) governing the independence of directors.  After the acquisition of AccelPath, LLC, and as of the date of this prospectus, each of Mr. Dutia and Mr. Schneider are deemed independent directors as defined by NASDAQ Rule 5605(a)(2).  Mr. Wadekar and Mr. Sargent are not deemed to be independent directors under such standard.

Committees of the Board of Directors

In March 2006, the Board created three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Since the resignation of Mr. Robert Doto and Ms. Darlene Deptula-Hicks, Technest has had vacancies on the Compensation Committee and the Nominating and Corporate Governance Committee.  Currently, the full Board is serving the functions of the Compensation Committee and the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee does not operate under a charter and does not have a policy with regard to the consideration of any director candidates recommended by security holders.  The Board has determined that it is appropriate to not have such a policy given Technest’s size and stockholder base.  The Compensation Committee does not operate under a charter and the full Board, serving the function of the Compensation Committee, has collective responsibility for determining and approving the compensation of Technest’s executive officers.  The Audit Committee does not operate under a charter and upon Ms. Deptula-Hicks’ resignation on August 9, 2007, Technest no longer had an audit committee financial expert. Until such time as another independent director, who also qualifies as an audit committee financial expert, is elected to the Board, the Audit Committee has been disbanded and the full Board serves the functions of the Audit Committee.  Given the Company’s current board size, the limited number of independent directors and the Company’s resources, the Board has determined that it is best for the full Board to collectively address matters regarding compensation, nominations, corporate governance and audit.

Executive Officer Compensation

Summary Compensation:  The following table sets forth certain compensation information for our chief executive officer and our other most highly compensated executive officer (other than our chief executive officer) who served as an executive officer during the year ended June 30, 2011 and whose annual compensation exceeded $100,000 for that year.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)			Option Awards ($)			All Other compensation ($)			Total ($)
Shekhar Wadekar (1) Chief Executive Officer	2011	$40,000	(2)	$	―	$	―			$88,825	(3)	$	―		$128,825
Bruce Warwick (1) Principal Financial Officer	2011	$19,848	(4)	$	―	$	―			$9,869	(5)(3)	$	―		$29,717
Gino M. Pereira (1) Former Chief Executive Officer and President	2011	$201,930	(6)	$	―		$50,000	(7)	$	―			$4,663	(8)	$256,593
	2010	$325,000	(9)	$	―	$	―		$	―			$662,425	(10)	$987,425
Nitin V. Kotak (1) Former Chief Financial Officer	2011	$159,407		$	―	$	―		$	―			$5,469	(8)	$164,876
	2010	$220,000		$	―	$	―		$	―			$15,420	(8)	$235,420

(1)

Mr. Pereira resigned effective immediately prior to the closing of the acquisition of AccelPath LLC, which closed on March 4, 2011. Mr. Kotak resigned effective as of February 21, 2011. On March 4, 2011, Mr. Wadekar was appointed President and Chief Executive Officer of Technest and Mr. Warwick was appointed Principal Financial Officer.

(2)	Mr. Wadekar is paid at an annual rate of $120,000. The amount in the table represents four months of his annual salary.

(3)

On April 6, 2011, Mr. Wadekar was granted an option to purchase 18,000,000 shares of Technest Common Stock at an exercise price of $0.0650 that vests 5,940,000 shares on April 6, 2012, 5,940,000 shares on April 6, 2013 and 6,120,000 on April 6, 2014.  The dollar amount set forth in the table represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB ASC Topic 718.

(4)	Mr. Warwick has been working for the Company on a part-time basis.

(5)

On April 6, 2011, Mr. Warwick was granted an option to purchase 2,000,000 shares of Technest Common Stock at an exercise price of $0.0650 that vests 660,000 shares on April 6, 2012, 660,000 shares on April 6, 2013 and 680,000 shares on April 6, 2014.  The dollar amount set forth in the table represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB ASC Topic 718.

(6)	This amount includes $25,000 which was earned by Mr. Pereira during the fiscal year but will be paid to him upon Technest’s receipt of the EOIR Payment.

(7)

Mr. Pereira was issued 1,000,000 shares of Technest Common Stock in connection with him entering into his Employment Settlement Agreement. The dollar amount set forth in the table represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(8)	Consists of Technest’s matching and safe harbor contributions under its 401(k) plan.

(9)	From July 1, 2009 to December 31, 2009, Mr. Pereira was paid at an annual rate of $350,000. Beginning on January 1, 2010, Mr. Pereira agreed to reduce his salary to an annual rate of $300,000.

(10)

Consists of (i) $615,000 paid to Mr. Pereira in accordance with his March 13, 2006 employment agreement which payment was triggered by the sale of EOIR Technologies, Inc., (ii) $30,000 earned by Mr. Pereira from July 1, 2009 through December 31, 2009 as the executive’s fixed amount per month for automobile expenses, business office expenses and other personal expenses pursuant to Mr. Pereira’s employment agreement (as of January 1, 2010, the executive agreed to no longer receive this payment), and (iii) $17,425 as Technest’s matching and safe harbor contributions under its 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS							STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Shekhar Wadekar	–	–	18,000,000	(1)	$0.065	4/5/2021	–	–	–	–
Bruce Warwick	–	–	2,000,000	(2)	$0.065	4/5/2021	–	–	–	–

(1)

On April 6, 2011, Mr. Wadekar was granted an option to purchase 18,000,000 shares of Technest Common Stock at an exercise price of $0.0650 that vest 5,940,000 shares on April 6, 2012, 5,940,000 shares on April 6, 2013 and 6,120,000 on April 6, 2014 based on continued employment.

(2)

On April 6, 2011, Mr. Warwick was granted an option to purchase 2,000,000 shares of Technest Common Stock at an exercise price of $0.0650 that vests 660,000 shares on April 6, 2012, 660,000 shares on April 6, 2013 and 680,000 shares on April 6, 2014 based on continued employment.

Agreements with Gino M. Pereira

In accordance with the terms of the Employment Settlement Agreement and Release (the “Employment Settlement Agreement”) dated January 11, 2011, with Gino M. Pereira, the former President and Chief Executive Officer of Technest, Mr. Pereira’s Employment Agreement dated January 14, 2008 (the “Pereira Employment Agreement”) was terminated on March 4, 2011.  Under the Employment Settlement Agreement, Mr. Pereira was entitled to receive his current salary and benefits through January 31, 2011 and was issued 1,000,000 shares of Technest’s Common Stock following the closing of the acquisition of AccelPath.  In consideration for such payments, Mr. Pereira resigned as President and Chief Executive Officer and a director of Technest and released Technest from any and all claims which he may have had against Technest.

Pursuant to the Pereira Employment Agreement, Mr. Pereira was entitled to a base salary of $350,000 per year which on January 1, 2010, was reduced to $300,000 per year and $5,000 per month for automobile expenses, business office expenses and other personal expenses, which he stopped receiving after January 1, 2010.  He was also eligible to receive a performance based bonus and a performance based stock award. The Pereira Employment Agreement also provided that in the event that Mr. Pereira’s engagement with Technest was terminated by Technest without cause (as that term is defined in Section 8(b) of the agreement), or by Mr. Pereira for “Good Reason” (as that term is defined in Section 8(c) of the agreement), Technest would continue to pay Mr. Pereira’s Annual Salary and provide health insurance for a period of one year from the date of termination plus certain bonuses as calculated in Section 8(f) of the agreement. In the event that Mr. Pereira was terminated by Technest as a result of a Change of Control (as defined in the agreement) or Mr. Pereira terminated his employment for Good Reason as a result of a Change of Control, he would be entitled to two times the Annual Salary, plus certain bonuses as calculated in Section 8(g) of the agreement. In the event that Mr. Pereira’s employment with Technest was terminated for any other reason, there would be no continuation of cash salary payments or health insurance.

The foregoing summary of the Employment Settlement Agreement and the Pereira Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Settlement Agreement, a copy of which is filed as Exhibit 10.3 to Technest’s Current Report on Form 8-K filed with the S.E.C on March 10, 2011 and the full text of the Pereira Employment Agreement, a copy of which is filed as Exhibit 10.1 to Technest’s Current Report on Form 8-K filed on January 18, 2008, each of which are incorporated herein by reference.

Employment Agreement with Nitin V. Kotak

Mr. Nitin V. Kotak, our former Chief Financial Officer, resigned effective as of February 21, 2011 to pursue another opportunity. Below are the terms of his employment agreement, which was entered into January 14, 2008:

•	a term of five years beginning on January 14, 2008;

•	An initial base salary of $220,000 per year (the “Annual Salary”);

•	payment of all necessary and reasonable out-of-pocket expenses incurred by Mr. Kotak in the performance of his duties under the agreement;

•	eligibility to receive cash bonuses as determined by the board of directors; and

•

eligibility to receive equity awards under Technest’s 2006 Stock Award Plan as determined by the board of directors, with an initial award of 50,000 shares of Common Stock which vested on January 14, 2009.

The employment agreement provided that in the event that Mr. Kotak’s engagement was Technest is terminated by Technest without cause (as that term is defined in Section 8(b) of the agreement), or by Mr. Kotak for “Good Reason” (as that term is defined in Section 8(c) of the agreement), Technest would continue to pay Mr. Kotak’s Annual Salary and provide health insurance for a period of one year from the date of termination. In the event that Mr. Kotak was terminated as a result of a Change of Control (as defined in the agreement), he would be entitled to his Annual Salary. In the event that Mr. Kotak’s employment with Technest was terminated for any other reason, there would be no continuation of cash salary payments or health insurance.

The foregoing summary of the material terms of Mr. Kotak’s employment agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.2 to Technest’s Current Report on Form 8-K filed on January 18, 2008 and is incorporated by reference herein.

Director Compensation

Summary Compensation:  The following table sets forth the compensation of our directors for the year ended June 30, 2011.

	Director Fees	Option Awards		All other compensation	Total
Name and Principal Position	($)	($)		($)	($)
Robert A. Curtis (1)(2)	$—	$		$—	$—
Laurence Ditkoff (1)(2)	—	—		—	—
Suren G. Dutia (1)	—	71,060	(3)	—	71,060
David R. Gust (1)(2)	—	—		—	—
Stephen Hicks (1)(2)	—	—		—	—
Henry Sargent (1)(2)	—	—		—	—
F. Howard Schneider (1)	—	71,060	(3)	—	71,060

_______________________

(1)

In connection with and effective immediately prior to the closing of the acquisition of AccelPath LLC, which occurred on March 4, 2011, each of Gino M. Pereira, Robert A. Curtis, Laurence Ditkoff, David R. Gust and Stephen Hicks resigned from the Board of Directors of Technest.  Following the closing of the acquisition of AccelPath, LLC, Henry Sargent remained on the Board; and each of Shekhar G. Wadekar, Suren G. Dutia and F. Howard Schneider, Ph.D. were appointed to the Board of Directors of Technest to fill three of the vacancies caused by such resignations.  Following the closing, the Board consists of four directors, three of whom were appointed in connection with the acquisition.

(2)	Each of Robert A. Curtis, Laurence Ditkoff, David R. Gust, Stephen Hicks and Henry Sargent waived their fees for the fiscal year ended June 30, 2011 and no payments are due to them.

(3)

On April 6, 2011, Suren Dutia and Howard Schneider each received an option to purchase 1,200,000 shares of Technest Common Stock with an exercise price of $0.065 that vest on 396,000 on April 6, 2012 and 396,000 on April 6, 2013 and 408,000 on April 6, 2014 based on their continued service to the Company. The amount represented in the table represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. They received no other compensation for their services.

Directors who are also our employees receive no additional compensation for serving as directors.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of June 30, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	0	$0	0
Equity compensation plans not approved by security holders (2)	43,100,000	$.065	7,011,845	(2)

Total	43,100,000	$$.065	7,011,845	(2)

_______________________

(1)	2001 Stock Option Plan. This plan terminated by its own terms in June 2011.

(2)

On March 13, 2006, Technest adopted the Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Technest may award up to 1,000,000 shares of its common stock to employees, officers, directors, consultants and advisors to Technest and its subsidiaries.  On September 21, 2009, the Board of Directors of Technest increased the number of shares issuable under the plan from 1,000,000 shares to 2,000,000 shares.  The purpose of this plan is to secure for Technest and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, Technest and its subsidiaries who are expected to contribute to the Company’s future growth and success.  Technest has broad discretion in making grants under the plan and may make grants subject to such terms and conditions as determined by the board of directors or a committee appointed by the board of directors to administer the plan.  Stock awards under the plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award.  As of June 30, 2011, the Company had 111,845 shares available for issuance under the plan.

On March 4, 2011, the Board approved the Technest Holdings, Inc. 2011 Equity Incentive Plan pursuant to which Technest may grant stock awards covering an aggregate of 50,000,000 shares of its Common Stock. As of December 15, 2011, the Board of Directors has granted stock options to purchase a total of 45,720,000 shares of common stock, 42,350,000 of which had an exercise price of $0.065 per share, 750,000 of which had an exercise price of $0.06, 120,000 of which had an exercise price of $0.05 per share and 2,500,000 of which had an exercise price of $0.015.  The options vest over three years and have a term of 10 years.

Adoption of Technest Holdings, Inc. 2011 Equity Incentive Plan

On March 4, 2011, the Board approved the Technest Holdings, Inc. 2011 Equity Incentive Plan (the “2011 Plan”).  The purpose of the 2011 Plan is to secure and retain the services of employees, officers, directors and consultants of Technest and its affiliates and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of Technest’s common stock through the granting of stock awards, thereby aligning the long-term compensation and interests of those individuals with Technest’s stockholders.

The 2011 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, and other forms of equity compensation.  The 2011 Plan also provides for the granting of performance stock awards so that the Board (or a committee to which authority has been delegated) may use performance criteria in establishing specific targets to be attained as a condition to the grant or vesting of one or more awards under the 2011 Plan.

The 2011 Plan provides for the grant of stock awards to employees, directors and consultants of Technest and its affiliates covering an aggregate of 50,000,000 shares of its common stock, subject to adjustments in the event of certain changes to Technest’s capitalization.  The number of shares of common stock available for issuance under the 2011 Plan shall automatically increase on January 1st of each year for a period of 9 years commencing on January 1, 2012 in an amount equal to the lesser of

5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or 3,000,000 shares.

The common stock subject to the 2011 Plan may be unissued shares or reacquired shares, including shares purchased on the open market.  If a stock award granted under the 2011 Plan expires or otherwise terminates for any reason without being exercised in full, or a stock award is forfeited to or repurchased by Technest, the shares of common stock expired, terminated, forfeited or repurchased again become available for subsequent issuance under the 2011 Plan.

The Board has broad discretion in making grants under the 2011 Plan and may make grants subject to such terms and conditions as determined by the Board or a duly appointed committee thereof.  Grants under the 2011 Plan will be subject to the terms and conditions set forth in the document making the award, including, without limitation any applicable purchase price and provisions pursuant to which the grant may be forfeited.

The Board or a duly appointed committee thereof may suspend or terminate the 2011 Plan at any time.  The 2011 Plan is scheduled to terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the 2011 Plan is adopted by the Board, or March 4, 2011, or (ii) the date the 2011 Plan is approved by the stockholders of Technest.  No rights may be granted under the 2011 Plan while the 2011 Plan is suspended or after it is terminated.  The Board or a duly appointed committee thereof may amend or modify the 2011 Plan at any time, subject to any required stockholder approval.

BENEFICIAL OWNERSHIP OF TECHNEST SHARES

The following table sets forth information known to Technest with respect to the beneficial ownership of Technest common stock as of December 15, 2011, unless otherwise noted, by:

•	each stockholder known to Technest to own beneficially more than 5% of Technest’s common stock;

•	each of Technest’s directors;

•	each of Technest’s executive officers; and

•	all of Technest’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities.  Shares relating to options or warrants currently exercisable, or exercisable within 60 days of December 15, 2011, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 120,279,296 shares of common stock outstanding on December 15, 2011. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the tables have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. Except as otherwise noted in the tables below, the address of each person or entity listed in the table is c/o Technest Holdings, Inc. 10411 Motor City Drive, Suite 650, Bethesda, MD 20817.

	Number of Shares of Common Stock Beneficially Owned
Beneficial Owner of 5% or more	Shares		Percent

Harold Lance Evans 304 Ѕ East 38th Street (Gar) New York NY 10016	10,498,120		8.73%

Stephen Hicks c/o Southridge Partners 90 Grove Street Ridgefield, CT 06877	11,692,602	(1)	9.2%	(1)

Southridge Partners II, LP 90 Grove Street Ridgefield, CT 06877	7,204,173	(2)	5.67%	(2)

Directors and Executive Officers

Shekhar G. Wadekar, Chief Executive Officer, President and Director	25,995,344	(3)	21.61%

Bruce Warwick, Principal Financial Officer	0	(4)	*

Suren G. Dutia, Director	4,999,105	(5)	4.16%	(5)

Henry Sargent, Director	1,385,532	(6)	1.15%	(6)

F. Howard Schneider, Ph.D., Director	0	(5)	*

Directors and Executive Officers as a Group (5 Persons)	32,379,981	(7)	27%	(7)

Former Executive Officers

Gino M. Pereira, Former Chief Executive Officer (8)	1,447,000		1.20%

Nitin V. Kotak, Former Chief Financial Officer (9)	50,000	*

_______________________

*	Less than 1%

(1)

Includes (i) the shares beneficially owned by Southridge Partners II, LP; (ii) 508,993 shares owned by Southridge Partners, LP LLC over which Stephen Hicks has voting and investment control and disclaims beneficial ownership thereof, (iii) 9,192 shares owned by Southridge Capital Management LLC over which Stephen Hicks has voting and investment control and disclaims beneficial ownership thereof; (iv) 398,681shares beneficially owned by Aberdeen Avenue LLC; (v) 243,017 shares of Technest’s common stock owned directly by Mr. Hicks; (vi) as reported in Schedule 13D/A filed in October 2009, 111.81 shares of Series G Preferred Stock issued by Markland Technologies Inc., convertible subject to certain restrictions into an additional 37,049 shares of Technest’s common stock owned by Southshore Capital Fund Ltd over which each of David Sims and Stephen Hicks has voting and investment control and each disclaims beneficial ownership of such shares; (vii) 1,912,339 shares beneficially owned by Millennium Trust Company FBO Stephen Hicks, IRA over which Mr. Hicks is the beneficial owner and  (viii) 1,379,158 shares of Common Stock owned by Trillium Partners, LP for which Mr. Hicks is the President of the general partner.

(2)

Includes (i) 450,000 shares of our common stock and (ii) 300 shares of our Series E 5% Convertible Preferred Stock that are convertible into 6,754,173 shares of our common stock at the option of the holder thereof.  Stephen Hicks has voting and investment control over the securities held by Southridge Partners II, LP and disclaims beneficial ownership of such shares.

(3)

On April 6, 2011, Mr. Wadekar was granted an option to purchase 18,000,000 shares of Technest’s common stock at a purchase price of $0.065 per share, of which 5,940,000 vests on April 6, 2012, 5,940,000 vests on April 6, 2013 and 6,120,000 vests on April 6, 2014. This option is not reflected in the above table.

(4)

On April 6, 2011, Mr. Warwick was granted an option to purchase 2,000,000 shares of Technest’s common stock at a purchase price of $0.065 per share, of which 660,000 vest on April 6, 2012, 660,000 vest on April 6, 2013 and 680,000 vest on April 6, 2014. This option is not reflected in the above table.

(5)

On April 6, 2011, Messrs. Dutia and Schneider were each granted an option to purchase 1,200,000 shares of Technest’s common stock at a purchase price of $0.065 per share, of which 396,000 on April 6, 2012 and 396,000 on April 6, 2013 and 408,000 on April 6, 2014. These options are not reflected in the above table.

(6)	Includes 1,142,515 shares of Common Stock owned by Mountain West Partners LLC, for which Mr. Sargent is the managing member.

(7)

Includes shares held by Messrs. Wadekar, Warwick, Dutia, Sargent and Schneider.  Excludes options to purchase an aggregate of 22,400,000 shares of Technet’s common stock, which are not exercisable within 60 days of the date of this prospectus.

(8)	Mr. Pereira resigned effective immediately prior to the closing of the acquisition of AccelPath, LLC, which closed on March 4, 2011.

(9)	Mr. Kotak resigned effective as of February 21, 2011 to pursue another opportunity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conversion of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock

On December 14, 2009, in accordance with the Series A Certificate of Designation, as amended, Garth LLC, the only holder of Technest Series A Convertible Preferred Stock, converted all of its shares of Technest Series A Convertible Preferred Stock into 304,578 shares of Technest’s common stock.  After this conversion, there are no longer any shares of Technest Series A Convertible Preferred Stock outstanding.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act.

On December 14, 2009, in accordance with the Series C Certificate of Designation, as amended, Southridge Partners LP and Southshore Capital Fund Ltd., the only holders of Technest Series C Convertible Preferred Stock, converted all of their shares of Technest Series C Convertible Preferred Stock into 344,827 shares of Technest’s common stock and 57,467 shares of Technest’s common stock, respectively. After these conversions, there are no longer any shares of Technest Series C Convertible Preferred Stock outstanding.  The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Conversion of Series D 5% Convertible Preferred Stock

On December 8, 2009, in accordance with the Series D 5% Convertible Preferred Stock (“Series D”) Certificate of Designation, Southridge Partners LP and Southridge Capital Management LLC, the only holders of Series D, converted all of their shares of Series D into Technest’s common stock.  Upon conversion of the Series D, Southridge Partners LP acquired 6,859,306 shares of Technest’s common stock, which included 359,306 shares of Common Stock in payment of the accrued cumulative dividend of 5% per annum.  Upon conversion of the Series D, Southridge Capital Management LLC acquired 3,274,639 shares of Technest’s common stock, which included 74,639 shares in payment of the accrued cumulative dividend of 5% per annum. After these conversions, there are no longer any shares of Technest Series D outstanding. The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Bridge Financing

On January 11, 2011, Technest entered into a Securities Purchase Agreement (the “Bridge Financing Agreement”) with Southridge Partners II, LP (“Southridge”) to issue 300 shares of its Series E 5% Convertible Preferred Stock (the “Series E Preferred”), with a stated value of $1,000 per share, to Southridge for a purchase price of $300,000 (the “Bridge Financing”).  The shares of Series E Preferred were issued in three tranches over a 90-day period beginning on the closing of the Transaction.  Prior to the closing of the Transaction, Southridge Partners, LP and its affiliates were the holders of a majority of Technest’s shares of common stock.

As set forth in the Series E 5% Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada (the “Certificate of Designation”), the Series E Preferred is convertible into Technest common stock at the option of Southridge at any time.  The number of shares of Technest common stock into which each share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.044416985 per share.  The 300 shares of Series E Preferred issued to Southridge (the “Bridge Financing Shares”) are convertible into 6,754,173 shares of Technest common stock.  The holders of Series E Preferred are entitled to receive cumulative dividends on the preferred stock at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash.

Any future transactions or loans between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of disinterested directors.

DESCRIPTION OF SECURITIES

The following section contains a description of our common stock. Our authorized capital stock consists of 495,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of December 15, 2011, we had 120,279,296 shares of our common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.  In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders. Our restated articles of incorporation do not provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Our common stock is quoted on the OTCBB by the Financial Industry Regulatory Authority, Inc. under the symbol “TCNH.OB.”

Preferred Stock

Series E 5% Convertible Preferred Stock

As set forth in the Certificate of Designation, the Series E 5% Convertible Preferred Stock is convertible into Technest common stock at any time at the option of the holder thereof.  The number of shares of Technest common stock into which one share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.0444169850 per share.  Accordingly, the 300 shares of Series E Preferred authorized under the Certificate of Designation are convertible into 6,754,173 shares of Technest common stock.  The holders of Series E Preferred are entitled to receive cumulative dividends on the Series E Preferred at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash. The Series E Preferred does not have the right to vote on any matter that may be submitted to the Company’s shareholders for a vote, either by written consent or by proxy.  Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or sale (as defined in the Certificate of Designation), the holders of the Series E Preferred are entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series E Preferred an amount equal to the stated value plus all accrued but unpaid dividends per share, whether declared or not, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series E Preferred shall be distributed among the holders of Series E Preferred ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Currently, there are 300 shares of Series E 5% Convertible Preferred Stock issued and outstanding.  There is no other preferred stock issued or outstanding.

“Blank-Check” Preferred Stock

Our restated articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock, of which we may issue 3,850,125 shares of preferred stock in addition to the Series E Preferred Stock described above, in one or more series and containing the rights, privileges and limitations, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights or sinking fund rights, as may from time to time be determined by our Board of Directors.  Preferred stock may be issued in the future in connection with acquisitions, financings or other matters as the Board of Directors deems to be appropriate. In the event that any shares of preferred stock shall be issued, a Certificate of Designation, setting forth the series of the preferred stock and the relative rights, privileges and limitations with respect thereto, is required to be filed with the Secretary of State of the State of Delaware.  The effect of having preferred stock authorized is that our Board of Directors alone, within the bounds of and subject to the federal securities laws and the Nevada Law, may be able to authorize the issuance of preferred stock, which may adversely affect the voting and other rights of holders of common stock.  The issuance of preferred stock may also have the effect of delaying or preventing a change in control of our company.

Nevada Law And Certain Charter And Bylaw Provisions

Provisions of Nevada law, our restated articles of incorporation and bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases and otherwise.  These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, or NRS, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders.  Once an acquirer crosses one of the ownership thresholds, shares acquired by the acquirer in an offer or acquisition or within ninety days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.  These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.  Sections 78.378 to 78.3793 of the NRS apply only to Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A corporation may elect to not be governed by Sections 78.378 to 78.3793 of the NRS by making an election in its articles of incorporation or bylaws, provided that such provision must be in place on the tenth day following the date an acquiring person has acquired a controlling interest.  We have elected not to be governed by Sections 78.378 to 78.3793 of the NRS pursuant to our restated articles of incorporation.

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status, and after the expiration of the three-year period, or unless the transaction is approved in a prescribed manner.  A “combination” is generally defined to include mergers or consolidations, any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, and certain other transactions with an “interested stockholder” having: (a) an aggregate market value equal to five percent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five percent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten percent or more of the earning power or net income of the corporation. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten percent or more of a corporation’s voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A corporation may elect to not be governed by Sections 78.411 to 78.444 of the NRS by making an election in its articles of incorporation.  We have elected not to be governed by Sections 78.411 to 78.444 of the NRS pursuant to our restated articles of incorporation.

Authorized But Unissued Stock. We have shares of common stock and preferred stock available for future issuance, in some cases, without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

The Issuance Of Preferred Stock May Entrench Management Or Discourage A Change Of Control. Our restated articles of incorporation authorize the issuance of preferred stock that would have designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

In the event of issuance, the preferred stock could be used, under some circumstances, as a method of discouraging, delaying or preventing a change in control of the company or, alternatively, granting the holders of preferred stock such rights as to entrench management. Current members of our management that are large stockholders and members of our Board may have interests that are different from other stockholders. Therefore, conflicting interests of some members of management and our stockholders may lead to stockholders desiring to replace these individuals. In the event this occurs and the holders of our common stock desired to remove current management, it is possible that our Board of Directors could issue preferred stock and grant the holders thereof such rights and preferences so as to discourage or frustrate attempts by the common stockholders to remove current management. In doing so, management would be able to severely limit the rights of common stockholders to elect the Board of Directors. In addition, by issuing preferred stock, management could prevent other shareholders from receiving a premium price for their shares as part of a tender offer.

Transfer Agent. The transfer agent and registrar for our common stock is Pacific Stock Transfer, Inc.

SELLING SECURITY HOLDER

We agreed to register for resale 25,800,000 shares of our common stock, par value $0.001 per share, (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge” or “Selling Security Holder”) pursuant to a private Equity Purchase Agreement (the “Equity Purchase Agreement”) between Southridge and the registrant, dated March 7, 2011.  The Equity Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $5,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.  We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Equity Purchase Agreement.  The proceeds will be used for working capital or general corporate purposes.

Security Holder Pursuant to the Equity Purchase Agreement

Southridge is the potential purchaser of our common stock under the Equity Purchase Agreement.  The 25,800,000 Put Shares offered in this prospectus are based on the Equity Purchase Agreement between Southridge and us.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus. The put option price is 95% of the average of the three lowest Bid Prices in the five trading days period immediately following the Put Date.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

•	the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and

•	the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options under the Equity Purchase Agreement.

The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering. Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of the state of Delaware. All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors, LLC.  Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP. Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to 25,800,000 shares of our common stock that it acquired (or will acquire) pursuant to the Equity Purchase Agreement under this prospectus.  On March 7, 2011, the Company and Southridge entered into the Equity Purchase Agreement pursuant to which we have the opportunity, for a two-year period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $5,000,000. For each share of our common stock purchased under the Equity Purchase Agreement, Southridge will pay 95% of the average lowest Bid Price of any three trading days, consecutive or inconsecutive during the Valuation Period.

In addition, in the event that the Bid Price on any trading day during the Valuation Period is more than 20% below the average of the five most recent closing bid prices prior to the Put Date (the “Floor Price”), then the parties’ obligation to purchase and sell shares of common stock pursuant to the Put Notice shall be decreased by 1/5th of the total number of shares covered by such Put Notice.  In the event that the bid price decreases below the Floor Price for any two (2) days during the Valuation Period (not necessarily consecutive) (the “Termination Day”), then the number of shares to be purchased and sold will be adjusted to include only 1/5th of the total number of shares covered by such Put Notice for each Trading Day during the Valuation Period prior to the Termination Day that the Closing Price equals or exceeds the Floor Price.

Furthermore, subject to the terms and conditions of the Equity Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Equity Purchase Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event. If we deliver a Blackout Notice within fifteen trading days, commencing the sixth day following a Put Date (the “Closing Date”), and the Bid Price immediately preceding the applicable Blackout Period (the “Old Bid Price”) is greater than the Bid Price on the first trading day immediately following such Blackout Period (the “New Bid Price”), then we are obligated to issue to Southridge a number of additional common shares (the “Blackout Shares”) equal to the difference between (i) the product of (X) the shares that were held by the Southridge immediately prior to the Blackout Period that were issued on the most recent Closing Date (the “Remaining Put Shares”), multiplied by (Y) the Old Bid Price, and divided by (Z) the New Bid Price, and (ii) the Remaining Put Shares.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about us and its investment.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement. These risks include dilution of stockholders and significant decline in our stock price.

Southridge will periodically purchase shares of our common stock under the Equity Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Security Holder in connection with the sale of such shares.

The nature of the positions, offices, or other material relationships which the Selling Security Holder has had with the Company or any of our predecessors or affiliates within the past three years is set forth below:

Henry Sargent serves as General Counsel and Chief Operating Officer of Southridge LLC, and has been a director of the Company since March 11, 2008.  In addition, Stephen Hicks has voting and investment control over the securities held by Southridge Partners, LP.  Mr. Hicks was a director of the Company from March 11, 2008 until March 4, 2011.

Conversion of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock

On December 14, 2009, in accordance with the Series A Certificate of Designation, as amended, Garth LLC, the only holder of Technest Series A Convertible Preferred Stock, converted all of its shares of Technest Series A Convertible Preferred Stock into 304,578 shares of Technest’s common stock.  After this conversion, there are no longer any shares of Technest Series A Convertible Preferred Stock outstanding.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act.

On December 14, 2009, in accordance with the Series C Certificate of Designation, as amended, Southridge Partners LP and Southshore Capital Fund Ltd., the only holders of Technest Series C Convertible Preferred Stock, converted all of their shares of Technest Series C Convertible Preferred Stock into 344,827 shares of Technest’s common stock and 57,467 shares of Technest’s common stock, respectively. After these conversions, there are no longer any shares of Technest Series C Convertible Preferred Stock outstanding.  The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Conversion of Series D 5% Convertible Preferred Stock

On December 8, 2009, in accordance with the Series D 5% Convertible Preferred Stock (“Series D”) Certificate of Designation, Southridge Partners LP and Southridge Capital Management LLC, the only holders of Series D, converted all of their shares of Series D into Technest’s common stock.  Upon conversion of the Series D, Southridge Partners LP acquired 6,859,306 shares of Technest’s common stock, which included 359,306 shares of Common Stock in payment of the accrued cumulative dividend of 5% per annum.  Upon conversion of the Series D, Southridge Capital Management LLC acquired 3,274,639 shares of Technest’s common stock, which included 74,639 shares in payment of the accrued cumulative dividend of 5% per annum. After these conversions, there are no longer any shares of Technest Series D outstanding. The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Bridge Financing

On January 11, 2011, Technest entered into a Securities Purchase Agreement with Southridge to issue 300 shares of its Series E 5% Convertible Preferred Stock (the “Series E Preferred”), with a stated value of $1,000 per share, to Southridge for a purchase price of $300,000.  The shares of Series E Preferred were issued in three tranches over a 90-day period beginning on the closing of the Transaction.

As set forth in the Series E 5% Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada, the Series E Preferred is convertible into Technest common stock at the option of Southridge at any time.  The number of shares of Technest common stock into which each share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.044416985 per share.  The 300 shares of Series E Preferred issued to Southridge are convertible into 6,754,173 shares of Technest common stock.  The holders of Series E Preferred are entitled to receive cumulative dividends on the preferred stock at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash.

Any future transactions or loans between us and our officers, directors, principal stockholders or affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of disinterested directors.

The following table sets forth the name of Selling Security Holder, the number of shares of common stock beneficially owned by Selling Security Holder as of  the date hereof and the number of share of common stock being offered by Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and Selling Security Holder may offer all or part of the shares for resale from time to time. However, Selling Security Holder is under no obligation to sell all or any portion of such shares nor is Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by Selling Security Holder. The column entitled “Number of Shares Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering (2)	Percent Beneficially Owned After Offering
Southridge Partners II, LP (3)	7,204,173	25,800,000	33,004,173	20.7%

_______________________

(1)

Includes (i) 450,000 shares of our common stock and (ii) 300 shares of our Series E 5% Convertible Preferred Stock that are convertible into 6,754,173 shares of our common stock at the option of the holder thereof.

(2)	The number assumes that Selling Security Holder purchases the maximum amount of registrable Put Shares in this registration statement.

(3)

Southridge Partners II, LP is a limited partnership organized and exiting under the laws of the state of Delaware. Southridge Advisors, LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.  Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 25,800,000 shares of our common stock issued pursuant to the Equity Purchase Agreement held by a the Selling Security Holder.  The shares registered hereunder are being offered for sale by the Selling Security Holder at prices established on the OTCBB during the term of this offering.

Selling Security Holder and any of the pledgees, donees and assignees of the shares registered hereunder and other successors-in-interest to such shares may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Selling Security Holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Under the Equity Purchase Agreement, the Selling Security Holder is generally prohibited from engaging in short sales for 24 months following the date that the Securities and Exchange Commission declares this registration statement effective, however, to the extent permitted by law, after we deliver a Put Notice, Selling Security Holder is permitted to engage in sales of common stock that they reasonably expect to purchase in connection with such Put Notice.  In addition,  Selling Security Holder may also engage in puts and calls and other transactions in our securities or derivatives of our securities to the extent permitted by law and may sell or deliver shares in connection with these trades.

Selling Security Holder and any of the pledgees, donees and assignees of the shares registered hereunder and other successors-in-interest to such shares, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, Selling Security Holder.  In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by Selling Security Holder.  Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by Selling Security Holder.

Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by Selling Security Holder. We will file a supplement to this prospectus if Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of Selling Security Holder. Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement. In connection with the Equity Purchase Agreement, no fees were paid Southridge nor shares of our restricted common stock issued as additional consideration.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect Southridge to pay these expenses. We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $          .  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge. We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Security Holder in connection with the sale of such shares.

Our material relationships with Southridge are set forth below:

Henry Sargent serves as General Counsel and Chief Operating Officer of Southridge LLC, and has been a director of the Company since March 11, 2008.  In addition, Stephen Hicks has voting and investment control over the securities held by Southridge Partners, LP.  Mr. Hicks was a director of the Company from March 11, 2008 until March 4, 2011.

Conversion of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock

On December 14, 2009, in accordance with the Series A Certificate of Designation, as amended, Garth LLC, the only holder of Technest Series A Convertible Preferred Stock, converted all of its shares of Technest Series A Convertible Preferred Stock into 304,578 shares of Technest’s common stock.  After this conversion, there are no longer any shares of Technest Series A Convertible Preferred Stock outstanding.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act.

On December 14, 2009, in accordance with the Series C Certificate of Designation, as amended, Southridge Partners LP and Southshore Capital Fund Ltd., the only holders of Technest Series C Convertible Preferred Stock, converted all of their shares of Technest Series C Convertible Preferred Stock into 344,827 shares of Technest’s common stock and 57,467 shares of Technest’s common stock, respectively. After these conversions, there are no longer any shares of Technest Series C Convertible Preferred Stock outstanding.  The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Conversion of Series D 5% Convertible Preferred Stock

On December 8, 2009, in accordance with the Series D 5% Convertible Preferred Stock (“Series D”) Certificate of Designation, Southridge Partners LP and Southridge Capital Management LLC, the only holders of Series D, converted all of their shares of Series D into Technest’s common stock.  Upon conversion of the Series D, Southridge Partners LP acquired 6,859,306 shares of Technest’s common stock, which included 359,306 shares of Common Stock in payment of the accrued cumulative dividend of 5% per annum.  Upon conversion of the Series D, Southridge Capital Management LLC acquired 3,274,639 shares of Technest’s common stock, which included 74,639 shares in payment of the accrued cumulative dividend of 5% per annum. After these conversions, there are no longer any shares of Technest Series D outstanding. The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

The Certificate of Designation of the Series D was filed as Exhibit 4.18 to Technest’s annual report on Form 10-KSB for the year ended June 30, 2008 filed with the Securities and Exchange Commission on October 2, 2008.

Bridge Financing

On January 11, 2011, Technest entered into a Securities Purchase Agreement (the “Bridge Financing Agreement”) with Southridge Partners II, LP (“Southridge”) to issue 300 shares of its Series E 5% Convertible Preferred Stock (the “Series E Preferred”), with a stated value of $1,000 per share, to Southridge for a purchase price of $300,000 (the “Bridge Financing”).  The shares of Series E Preferred were issued in three tranches over a 90-day period beginning on the closing of the Transaction.  Prior to the closing of the Transaction, Southridge Partners, LP and its affiliates were the holders of a majority of Technest’s shares of common stock.

As set forth in the Series E 5% Convertible Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada (the “Certificate of Designation”), the Series E Preferred is convertible into Technest common stock at the option of Southridge at any time.  The number of shares of Technest common stock into which each share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.044416985 per share.  The 300 shares of Series E Preferred issued to Southridge (the “Bridge Financing Shares”) are convertible into 6,754,173 shares of Technest common stock.  The holders of Series E Preferred are entitled to receive cumulative dividends on the preferred stock at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the shares of our common stock being offered hereby.

EXPERTS

Our financial statements for the years ended June 30, 2011 and 2010 which are included in this prospectus and the registration statement, were audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report appearing with the financial statements herein and incorporated in this registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of AccelPath LLC for the years ended June 30, 2010 and 2009 which are included in this prospectus and the registration statement, were audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report appearing with the financial statements herein and incorporated in this registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the Commission at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the Commission, you may also obtain this information by visiting the Commission’s Internet website at http://www.sec.gov.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TECHNEST HOLDINGS, INC.

INDEX TO CONDENSED FINANCIAL STATEMENTS

TECHNEST HOLDINGS, INC. YEARS ENDED JUNE 30, 2011 AND 2010	F-1

Report Of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets	F-3
Consolidated Statements Of Operations	F-4
Consolidated Statement Of Changes In Stockholders’ Deficit	F-5
Consolidated Statements Of Cash Flows	F-6
Notes To Consolidated Financial Statements	F-7

TECHNEST HOLDINGS, INC. THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

Consolidated Balance Sheets September 30, 2011 and June 30, 2011 (unaudited)	F-22
Consolidated Statements Of Operations (Unaudited)	F-23
Consolidated Statement Of Changes In Stockholders’ Deficit (Unaudited)	F-24
Consolidated Statements Of Cash Flows (Unaudited)	F-25
Notes To Condensed Consolidated Financial Statements (Unaudited)	F-26

ACCELPATH, LLC JUNE 30, 2010 AND 2009 AND FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND 2009 (UNAUDITED)	F-34

Report of Independent Registered Public Accounting Firm	F-35
Consolidated Balance Sheets	F-36
Consolidated Statements of Operations	F-37
Consolidated Statements of Changes in Members’ Deficit	F-38
Consolidated Statements of Cash Flows	F-39
Notes to Consolidated Financial Statements	F-40

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS	F-44

Condensed Pro Forma Balance Sheet December 31, 2010 (Unaudited)	F-45
Condensed Pro Forma Statement Of Operations For The Year Ended June 30, 2010 (Unaudited)	F-47
Condensed Pro Forma Statement Of Operations For Six Months Ended December 31, 2010 (Unaudited)	F-49
Notes to the Unaudited Condensed Pro Forma Financial Statements	F-50

Technest Holdings, Inc.

Consolidated Financial Statements

Years ended June 30, 2011and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Technest Holdings, Inc. and Subsidiaries

Bethesda, Maryland

We have audited the accompanying consolidated balance sheets of Technest Holdings, Inc. and subsidiaries as of June 30, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technest Holdings, Inc. and subsidiaries as of June 30, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows from operations, a stockholders’ deficit and a working capital deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

October 13, 2011

TECHNEST HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2011 AND 2010

	2011	2010
ASSETS
Current Assets
Cash and cash equivalents ($23,184)	$50,598	$59,597
Accounts receivable, net of allowances of $9,000 at June 30, 2011 ($155,376)	219,494	—
Prepaid expenses and other current assets ($16,053)	28,337	—
Assets related to discontinued operations	5,000,000	—
Total Current Assets	5,298,429	59,597

Property and Equipment – Net of accumulated depreciation of $1,249	22,299	—

Other Assets
Deposits	46,525	18,000
Deferred financing costs	36,000	—
Customer contracts, net of accumulated amortization of $58,332	291,668	—
Total Other Assets	374,193	18,000

Total Assets	$5,694,921	$77,597

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable ($185,644)	$1,094,666	$15,834
Accrued expenses and other current liabilities ($65,958)	185,758	15,000
Accrued compensation	45,000	55,000
Accrued income taxes	369,816	—
Notes payable	46,250	—
Contingent value rights payable	3,194,247	—
Liabilities related to discontinued operations	1,045,374	—
Total Current Liabilities	5,981,111	85,834

Total Liabilities	5,981,111	85,834

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock – Series E 5% Convertible; stated value $1,000 per share; 300 shares issued and outstanding at June 30, 2011 (preference in liquidation at June 30, 2011 of $303,511)	300,000	—
Common stock - par value $.001 per share; 495,000,000 shares authorized; 120,279,296 and 79,485,767 shares issued and outstanding at June 30, 2011 and 2010, respectively	120,279	79,486
Additional paid-in capital	2,917,952	407,414
Accumulated deficit	(3,437,130)	(495,137)
Total stockholders’ deficit of Technest Holdings, Inc.	(98,899)	(8,237)
Non-controlling interest	(187,291)	—
Total Stockholders’ Deficit	(286,190)	(8,237)

Total Liabilities and Stockholders’ Deficit	$5,694,921	$77,597

Asset and liability amounts in parentheses represent the portion of the June 30, 2011 balance attributable to Technest, Inc. which is a variable interest entity (Note 5).

See report of independent registered public accounting firm and notes to consolidated financial statements.

TECHNEST HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	2011	2010

Revenues	$449,937	$—

Cost of Revenues	413,787	—

Gross Profit	36,150	—

Operating Expenses
Selling, general and administrative	1,764,082	325,235
Research and development	15,360	—
Amortization of customer contracts	58,332	—
Total Operating Expenses	1,837,774	325,235

Operating Loss	(1,801,624)	(325,235)

Other Income (Expense), Net
Interest income	5,305	—
Goodwill impairment loss	(1,161,215)	—
Interest expense	(56)	—
Other income	20,000	—
Total Other Income (Expense), Net	(1,135,966)	—

Loss before Income Taxes	(2,937,590)	(325,235)
Income tax benefit	—	—
Net Loss	(2,937,590)	(325,235)

Net Loss Attributable to Non-Controlling Interest	(4,403)	—
Net Loss Attributable to Technest Holdings, Inc.	(2,941,993)	(325,235)

Deemed and Cash Dividends to Preferred Stockholders - Series E	(41,220)	—

Net Loss Applicable to Common Shareholders	$(2,983,213)	$(325,235)

Net Loss Per Share - Basic and Diluted	$(0.030)	$(0.004)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	98,559,095	73,824,680

See report of independent registered public accounting firm and notes to consolidated financial statements.

TECHNEST HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

							Total
				Additional		Non-	Stockholders’
	Preferred	Common Stock		Paid-In	Accumulated	Controlling	Equity
	Stock	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Balance, June 30, 2009	$—	66,988,005	$66,988	$84,912	$(169,902)	$—	$(18,002)
Issuance of common stock	—	12,497,762	12,498	322,502	—	—	335,000
Net loss	—	—	—	—	(325,235)	—	(325,235)

Balance, June 30, 2010	—	79,485,767	79,486	407,414	(495,137)	—	(8,237)
Issuance of common stock	—	17,163,593	17,163	497,837	—	—	515,000
Repurchase of common stock	—	(10,498,120)	(10,498)	(63,502)	—	—	(74,000)
Issuance of common stock in reverse acquisition	—	32,678,056	32,678	1,792,920	—	(191,694)	1,633,904
Issuance of common stock under the Employment Settlement Agreement	—	1,000,000	1,000	49,000	—	—	50,000
Issuance of common stock under the Equity Purchase Agreement	—	450,000	450	35,550	—	—	36,000
Issuance of 300 shares of Preferred Stock – Series E	300,000	—	—	—	—	—	300,000
Cash dividends accrued on Preferred Stock – Series E	—	—	—	(3,511)	—	—	(3,511)
Stock-based compensation	—	—	—	202,244	—	—	202,244
Net loss	—	—	—	—	(2,941,993)	4,403	(2,937,590)

Balance, June 30, 2011	$300,000	120,279,296	$120,279	$2,917,952	$(3,437,130)	$(187,291)	$(286,190)

See report of independent registered public accounting firm and notes to consolidated financial statements.

TECHNEST HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	2011	2010
Cash Flows From Operating Activities:

Net loss	$(2,937,590)	$(325,235)

Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,249	—
Amortization of customer contracts	58,332	—
Goodwill impairment loss	1,161,215	—
Stock-based compensation	202,244	—
Fair value of common stock issued under Employment Settlement Agreement	50,000	—
Non-cash interest income related to discount accretion	(5,305)	—
Changes in operating assets and liabilities:
Accounts receivable	(187,187)	—
Inventory and work in process	19,388	—
Restricted cash	15,000	—
Deposits, prepaid expenses and other assets	(4,913)	(18,000)
Accounts payable	742,365	28,857
Accrued expenses and other current liabilities	25,378	—
Accrued compensation	(10,000)	35,000
Net Cash Used In Operating Activities	(869,824)	(279,378)

Cash Flows From Investing Activities:
Purchase of equipment	(19,841)	—
Cash acquired in reverse acquisition	93,416	—
Net Cash Provided by Investing Activities	73,575	—

Cash Flows From Financing Activities:
Principal paid on notes payable	(27,750)	—
Proceeds from issuance of common stock	515,000	335,000
Proceeds from issuance of Preferred Stock – Series E	300,000	—
Net Cash Provided by Financing Activities	787,250	335,000

Net (Decrease) Increase in Cash and Cash Equivalents	(8,999)	55,622

Cash and Cash Equivalents - Beginning of Year	59,597	3,975

Cash and Cash Equivalents - End of Year	$50,598	$59,597

	2011	2010
Supplemental Disclosures Of Cash Flow Information:
Interest paid	$56	$—
Income taxes paid	$—	$—

Non-Cash Investing and Financing Activities:
Note payable issued by AccelPath, LLC for repurchase of common stock	$74,000	$—
Fair value of common stock issued under Equity Purchase Agreement recorded as deferred financing costs	$36,000	$—
Dividend accrued on Preferred Stock-Series E	$3,511	$—

See Note 1 – Reverse Acquisition.

See report of independent registered public accounting firm and notes to consolidated financial statements.

TECHNEST HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business

Technest Holdings, Inc. (“Holdings” or the “Company”) includes its wholly-owned subsidiary AccelPath, LLC (“AccelPath”) and Holdings’ wholly-owned subsidiary Genex Technologies, Inc. and its 49% owned subsidiary Technest, Inc. (“Technest”) (see Basis of Presentation below). Holdings has two primary businesses: AccelPath, which is in the business of enabling pathology diagnostics and Technest, which is in the business of the design, research and development, integration, sales and support of three-dimensional imaging devices and systems.

Reverse Acquisition

On March 4, 2011, Technest Holdings, Inc. acquired AccelPath and AccelPath became a wholly-owned subsidiary of Holdings.  The former members of AccelPath received an aggregate of 86,151,240 shares of Holdings common stock and, immediately after the transaction, owned 72.5% of Holdings’s issued and outstanding common stock.  Immediately prior to the merger, Holdings had 32,678,056 shares of common stock outstanding.  Following the acquisition, AccelPath began operating as a wholly-owned subsidiary of Holdings.

Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes.  The acquisition was accounted for as a reverse acquisition whereby AccelPath was deemed to be the accounting acquirer.  Accordingly, the results of operations of Technest Holdings, Inc. have been included in the consolidated financial statements since the date of the reverse acquisition.  The historical financial statements of AccelPath are presented as the historical financial statements of Holdings.

As the accounting acquirer, AccelPath acquired tangible assets consisting of cash of $93,416, accounts receivable of $32,307, inventory of $19,388, assets related to discontinued operations of $5,000,000, property and equipment of $3,707, and prepaid expenses and other assets of $61,644 and identifiable intangible assets of $350,000 related to existing customer contracts.  AccelPath assumed accounts payable of $336,467, accrued expenses of $141,870, accrued income taxes of $369,816, contingent value rights payable of $3,194,247 and liabilities related to discontinued operations of $1,045,374.  The fair value of Holdings net assets acquired on the date of the acquisition, based on management’s analysis of the fair value of Holdings stock transferred, was $1,633,904. AccelPath recorded goodwill of $1,161,215 for the excess of purchase price over the net assets acquired.

Unaudited pro forma operating results, assuming the reverse acquisition had been made as of July 1, 2009, are as follows:

	Years Ended June 30,
	2011	2010
Revenues	$1,862,667	$2,699,532
Net loss applicable to common shareholders	$(3,103,629)	$(1,508,762)
Net loss per share – basic and diluted	$(0.026)	$(0.015)

All share and per share amounts presented in these consolidated financial statements have been retroactively restated to reflect the 33.327365 exchange ratio of AccelPath member interests to Holdings common shares in the merger.

Basis of Presentation

As a result of the reverse acquisition, the accompanying consolidated financial statements include the operations of AccelPath (the accounting acquirer) and its affiliate. AccelPath provided management services to a professional limited liability company (“PLLC”) in states where laws prohibit business corporations from providing pathology interpretations through the direct employment of pathologists.  AccelPath had a long term professional service and administrative support agreements with such PLLC. A nominee shareholder owns all the equity of the PLLC.

AccelPath follows accounting guidance concerning certain matters related to physician practice management entities (“PPMs”) with contractual management arrangements. The accounting guidance provides a listing of criteria which, when applied to the contractual arrangements between PPMs and the medical practice company, indicate whether or not they should be consolidated. In accordance with the criteria outlined, AccelPath includes the accounts and the operations of the PLLCs.

See report of independent registered public accounting firm.

The accompanying consolidated financial statements also includes the operations of its wholly-owned subsidiary, Genex Technologies, Inc. and its 49% owned subsidiary Technest, Inc. (see Note 5) since the date of the reverse acquisition March 4, 2011 through June 30, 2011.  Technest, Inc. conducts research and development in the field of computer vision technology and the Company has the right of first refusal to commercialize products resulting from this research and development.  The Company’s former Chief Executive Officer beneficially owns 23% of Technest, Inc., an employee owns 23% and an unrelated third party owns 5%.  Technest, Inc. is considered a variable interest entity (VIE) for which the Company is the primary beneficiary.

The Company follows ASU No. 2009-17, “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” (“ASU 2009-17”) which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise’s continuing involvement with variable interest entities.

The Company consolidates all entities in which the Company holds a “controlling financial interest.” For voting interest entities, the Company is considered to hold a controlling financial interest when the Company is able to exercise control over the investees’ operating and financial decisions. For variable interest entities (“VIEs”), the Company is considered to hold a controlling financial interest when it is determined to be the primary beneficiary. For VIEs, a primary beneficiary is a party that has both: (1) the power to direct the activities of a VIE that most significantly impact that entity’s economic performance, and (2) the obligation to absorb losses, or the right to receive benefits, from the VIE that could potentially be significant to the VIE. The determination of whether an entity is a VIE is based on the amount and characteristics of the entity’s equity.

All significant inter-company balances and transactions have been eliminated in consolidation.

Settlement Agreement Related to the Sale of EOIR Technologies, Inc.

On October 26, 2009, Holdings entered into a Settlement Agreement with EOIR Holdings, LLC (“LLC”) and EOIR Technologies, Inc. (“EOIR”), settling all claims related to the Stock Purchase Agreement (see Note 4).

Under the terms of the Settlement Agreement, LLC agreed to pay Holdings $18,000,000 no later than December 25, 2009 and an additional $5,000,000 within sixty days of EOIR being awarded a contract under the Warrior Enabling Broad Sensor Services (WEBSS) Indefinite Delivery Indefinite Quantity (ID/IQ) contract or any contract generally recognized to be a successor contract to its current STES contract. The additional $5,000,000 is also payable to Holdings in the event that EOIR is awarded task orders under its current STES contract totaling $495,000,000.  EOIR has guaranteed the performance of the obligations of LLC under the Settlement Agreement. The Settlement Agreement was entered into after a binding arbitration decision awarded Holdings $23 million for breach of the Stock Purchase Agreement between the parties.

On December 24, 2009, LLC paid Holdings $18,000,000 and subsequently, the actions pending between the parties were dismissed in accordance with the Settlement Agreement.  The Company paid out of the proceeds received $3,621,687 of previously recorded liabilities related to the sale of EOIR and related litigation and $13,134,741 as a return of capital dividend to our shareholders. The Company recorded a $154,000 discount on the $5 million contingent receivable. The release of the WEBSS contract has fallen behind original expectations and the collection of the related receivable is now anticipated in the first calendar quarter of 2012. The financial statements for the year ended June 30, 2011 include interest income of $5,305 related to this discount.  Holdings believes that the collectability of the contingent receivable, which was acquired by AccelPath in the reverse acquisition, is determinable beyond a reasonable doubt and as such does not believe any reserves are warranted at June 30, 2011.

2.  GOING CONCERN UNCERTAINTY AND MANAGEMENT’S PLAN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company has incurred net losses of $2,983,213 and $325,235 for the years ended June 30, 2011 and 2010, respectively, and has experienced an operating cash flow deficit in both 2011 and 2010. Further, the Company has a working capital deficit of $682,682 and a stockholders’ deficit of $98,899 at June 30, 2011. Management is anticipating sales growth through an expanded customer base and is also actively seeking financing through new and existing investors to fund operations. There is no assurance that the Company can reverse its net losses, or that the Company will be able to raise capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the above uncertainty.

See report of independent registered public accounting firm.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations and Risks

Holdings, from time to time, has cash balances in excess of the maximum amount insured by the FDIC.

Substantially all of Technest Inc.’s revenues are currently generated from individual customers within the Department of Defense and the National Institute for Health under Small Business Innovative Research contracts.  During the year ended June 30, 2011, all of AccelPath’s revenues were generated from one laboratory and one hospital.

Risks associated to companies in the homeland defense technology industry and the anatomic pathology market, include, but are not limited to, the development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. The Company had no cash equivalents as of June 30, 2011 and 2010.

Accounts Receivable

At June 30, 2011, accounts receivable includes $155,376 invoiced by Technest under government contracts and $73,118 invoiced by AccelPath for services rendered.

An allowance for doubtful accounts is determined based on management’s best estimate of probable losses inherent in the accounts receivable balance.  Management assesses the allowance based on known troubled accounts, historical experience and other currently available evidence.  A significant portion of Technest Inc.’s receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance for contract receivables at June 30, 2011. Billings for AccelPath’s services reimbursed by third-party payers are recorded as revenues net of allowances for differences between amounts billed and the estimated receipts from such payers.  If management determines amounts to be uncollectible, they will be charged to the allowance when that determination is made.

Unbilled receivables, if any, represent amounts earned related to allowable costs incurred under contracts but not billed.

During the year ended June 30, 2011, AccelPath charged allowances for differences between amounts billed and estimated receipts totaling $329,000 against revenues and during the fourth quarter AccelPath charged off $320,000 of unpaid accounts receivable against the allowance based on adjustments and updated claims experience with third-party payers.

Inventory and Work in Process

Inventories, if any, are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value. Work in process represents allowable costs incurred but not billed related to time and material contracts.  Costs incurred on firm fixed price contracts with milestone payments are recorded as work in process until all milestone requirements have been achieved.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting purposes. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

See report of independent registered public accounting firm.

The Company accounts for internally developed software by capitalizing development costs incurred during the application development stage until the software is ready for its intended use.  Capitalized internal use software development costs are amortized on a straight line basis over the estimated useful life of the software, beginning on the date the software is completed and available for use.  Development costs of minor upgrades and enhancements are expensed as incurred.  Net capitalized development costs are reviewed for impairment annually by management.

Property and equipment are depreciated over the estimated useful lives of assets as follows:

Software	5 years
Computer equipment	3 years
Furniture and fixtures	5 years
Laboratory equipment	5 years

Property and equipment consisted of the following at June 30, 2011 and 2010:

	2011	2010
Software	$13,650	$—
Computer equipment	3,466	—
Furniture and fixtures	239	—
Laboratory equipment	6,193	—
	23,548	—
Less accumulated depreciation	(1,249)	—
	$22,299	$—

Depreciation and amortization expense for the years ended June 30, 2011 and 2010 was $1,249 and $0, respectively.

Customer Contracts

In the reverse acquisition, the Company acquired Technest, Inc.’s existing customer contracts with the National Institute of Health and the Department of Defense. The amounts assigned to these definite-lived intangible assets were determined by management based on a discounted cash flow of existing backlog and a projection of existing customer revenue.

At June 30, 2011, the customer contracts have a cost basis of $350,000 and accumulated amortization of $58,332.  The customer contracts are being amortized over an estimated life of two years.  Amortization expense was $58,332 for the year ended June 30, 2011.  Amortization expense for the years ending June 30, 2012 and 2013 is expected to be $175,000 and $116,668, respectively.  These contracts do not contain extension or renewal terms.

Fair Value of Financial Instruments

The financial statements include various estimated fair value information.  Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties.  The fair value of cash, accounts receivable, accounts payable, notes payable, discontinued operating assets and liabilities and the contingent value rights payable approximate their recorded amounts because of their relatively short settlement terms.

Operating Segments

The Company operates in two operating segments which are consistent with its internal organization. The major segments are medical diagnostic services, and government contracting in the business of research and development, design and fabrication of 3D imaging and of intelligent surveillance products.

Revenue Recognition

Revenues from medical diagnostic services are recognized upon completion of the services and the billing to customers.  Billings for services expected to be reimbursed by third party payers are recorded as revenues net of allowances for differences between

See report of independent registered public accounting firm.

amounts billed and the estimated receipts from such payers and are based on management’s assessment of collection. Billings for services directly to hospitals are fixed in advance and are considered collectible by management.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

Revenues from firm fixed price contracts, if any, are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract. Revenues from firm fixed price contracts with payments tied to milestones are recognized when all milestone requirements have been achieved and all other revenue recognition criteria have been met.   Costs incurred on firm fixed price contracts with milestone payments are recorded as work in process until all milestone requirements have been achieved.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Research and Development

The Company charges unfunded research and development costs to expense as incurred. Funded research and development is part of the Company’s revenue base and the associated costs are included in cost of revenues. The Company capitalizes costs related to acquired technologies that have achieved technological feasibility and have alternative uses. Acquired technologies which do not meet these criteria are expensed as in-process research and development costs.

Income Taxes

The Company allocates current and deferred taxes to its subsidiaries as if each were a separate tax payer.  The Company has no unrecognized tax benefits or uncertainties requiring additional disclosures.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company is primarily subject to U.S. federal income tax, and Maryland and Massachusetts state income taxes.

The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense.

Loss Per Share

Basic and diluted net loss per common share available to common shareholders has been computed based on the weighted average number of shares of common stock outstanding during the periods presented. Basic and diluted net loss per common share is computed by dividing net loss by the weighted-average common shares outstanding during the year.

See report of independent registered public accounting firm.

Common stock equivalents, consisting of Series E 5% Convertible Preferred Stock, stock options and warrants were not included in the calculation of the diluted loss per share for the years ended June 30, 2011 and 2010 because their inclusion would have had the effect of decreasing the net loss per share otherwise computed (see Note 11).

Goodwill and Impairment

Goodwill consists of the excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired in business combinations.  Goodwill will not be amortized but will be tested at least annually for impairment.   The purchase price allocation is preliminary and is subject to change as the contingent value rights payable are subject to adjustment for certain future events as defined in the contingent value rights agreement.

The Company is required to test goodwill for impairment at least annually at the reporting unit level in lieu of being amortized. A two-step impairment test for goodwill and intangible assets with indefinite lives is required. The first step is to compare the carrying amount of the reporting unit’s net assets to the fair value of the reporting unit. If the fair value exceeds the carrying value, no further work is required and no impairment loss is recognized. If the carrying amount exceeds the fair value, then the second step is required to be completed, which involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill. An impairment loss occurs if the amount of the recorded goodwill exceeds the implied goodwill.

To estimate the fair value of its reporting unit containing the goodwill, the Company utilized a discounted cash flow model on the Technest operating segment.  In estimating fair value, management relies on and considers a number of factors, including but not limited to, future revenue growth by product/service line, operating profit margins and overhead expenses. Subsequent to the acquisition management reassessed the potential for new contracts and due to employee turnover and other factors they expect limited future revenues beyond the current backlog.

The Company considered the fair value of the Technest reporting unit and concluded that its goodwill balance of approximately $1.2 million at June 30, 2011 was impaired.  Therefore, the Company recognized an impairment loss of approximately $1.2 million in the fourth quarter of the year ended June 30, 2011.

Impairment of Long-Lived Assets

The Company amortizes intangible assets over the shorter of the contractual/legal life or the estimated economic life.

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset’s carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. The Company tested its long-lived assets for impairment and no impairment charges were recorded in the years ended June 30, 2011 and 2010.

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees and directors as an expense in the statement of operations over the requisite service period based on the fair value for each stock award on the grant date.

Recent Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASU 2010-29”) to address diversity in practice in interpreting the pro forma revenue and earnings disclosure requirements for business combinations. This ASU specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the current year business combination(s) had occurred as of the beginning of the comparable prior annual reporting period. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.  Early adoption is permitted.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”).  The guidance clarifies and expands the disclosures pertaining to unobservable inputs used in Level 3 fair value measurements, including the disclosure of quantitative information related to (1) the valuation processes used, (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, and (3) use of a nonfinancial asset in a way that

See report of independent registered public accounting firm.

differs from the asset’s highest and best use.  The guidance also requires, for public companies, disclosure of the level within the fair value hierarchy for assets and liabilities not measured at fair value in the statement of financial position but for which the fair value is disclosed.  The amendments in this Update are to be applied prospectively.  For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. The Company does not expect this pronouncement to have a material effect on its consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220), Presentation of Comprehensive Income.  This ASU amends the disclosure requirements for the presentation of comprehensive income.  The amended guidance eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholder’s deficit. Under the amended guidance, all changes in OCI are to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive financial statements. The changes are effective for fiscal years, and interim periods within those years, ending after December 15, 2011, with retrospective application required.  Early application is permitted. There will be no impact to the consolidated financial results as the amendments relate only to changes in financial statement presentation.

In September 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other (Topic 350), Testing Goodwill for Impairment.  This ASU is intended to reduce the complexity and cost of performing an evaluation of impairment of goodwill.  Under the new guidance,  an entity will have the option of first assessing qualitative factors (events and circumstances) to determine whether it is more likely than not (meaning a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount.  If, after considering all relevant events and circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test will be unnecessary.  The amendments will be effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption will be permitted.

4.  DISCONTINUED OPERATIONS

Included in the assets acquired by AccelPath in the reverse acquisition were assets and liabilities related to Holdings discontinued operations. In May 2007, the Board of Directors of Holdings at that time approved a plan to divest the operations of EOIR Technologies, Inc. (“EOIR”). On September 10, 2007, Technest and its wholly owned subsidiary, EOIR entered into a Stock Purchase Agreement (“SPA”) with EOIR Holdings LLC (“LLC”), a Delaware limited liability company, pursuant to which Technest agreed to sell EOIR to LLC.  The sale of EOIR to LLC was structured as a stock sale in which LLC acquired all of the outstanding stock of EOIR in exchange for approximately $34 million in cash, $11 million of which was paid at closing and $23 million of which was payable upon the successful re-award to EOIR of the contract with the U.S. Army’s Night Vision and Electronics Sensors Directorate (“NVESD”). This transaction closed on December 31, 2007. On August 4, 2008, EOIR was one of three companies awarded the U.S. Army’s NVESD contract with a funding ceiling of $495 million. The Contingent Purchase Price of $23 million was due as of August 21, 2008 in accordance with the SPA.

On August 26, 2008, LLC notified Holdings that, in their opinion, the conditions set forth in the Stock Purchase Agreement triggering payment of the Contingent Purchase Price had not been satisfied.  On August 21, 2009, an American Arbitration Association Panel of three arbitrators awarded Holdings $23,778,403 following a seven-day hearing that ended on June 30, 2009.  The $23,778,403 included $830,070 of interest through the date of the Award and is also subject to additional interest due Holdings at 3.25% from the date of the Award through date of payment.  On October 26, 2009, Holdings entered into a Settlement Agreement with LLC and EOIR settling all claims related to the Stock Purchase Agreement (see Note 1).

The assets and liabilities related to the sale of EOIR and related legal and other costs incurred to collect the contingent consideration were acquired by AccelPath in the reverse acquisition and are presented as a discontinued operation in the consolidated financial statements.  The accretion of the discount is recorded in income from continuing operations as the interest income represents the consequences of management’s subsequent decision to hold the related asset.

There was no loss from discontinued operations for the years ended June 30, 2011 and 2010.

5.  TECHNEST, INC.

Holdings owns a 49% interest in Technest, Inc., a company that conducts research and development in the field of computer vision technology. Holdings has the right of first refusal to commercialize products resulting from this research and development. Holdings former Chief Executive Officer beneficially owns 23% of Technest, Inc., a current employee of Technest owns 23% and an unrelated third party owns 5%. Holdings has certain rights of first refusal and repurchase rights at fair market value, as defined in certain restricted stock agreements, with respect to the shares of Technest, Inc. that it does not own.  Holdings allocates certain general and administrative and overhead expenses to Technest, Inc.  Since the reverse acquisition by AccelPath on March 4, 2011 through the year ended June 30, 2011 Holdings did not allocate any expenses to Technest, Inc.

See report of independent registered public accounting firm.

Technest, Inc. is considered a variable interest entity (VIE) for which the Company is the primary beneficiary.

6.  CONTINGENT VALUE RIGHTS PAYABLE

On January 13, 2011, Holdings entered into a Contingent Value Rights Agreement (the “CVR Agreement”) pursuant to which Holdings common stockholders of record as of January 25, 2011 received one contingent value right (a “CVR”) for each share of Holdings common stock held by them.  Each CVR shall entitle the holder thereof to its pro rata portion of a payment to be received by Holdings pursuant to a Settlement Agreement and Mutual Release with EOIR Holdings LLC and EOIR Technologies, Inc. (the “Settlement Agreement”), less certain expenses (subject to adjustments for future events)  that will be deducted from such payment.  At June 30, 2011, management estimates that the cash payment will be $3,194,247 or approximately $0.098 per CVR.

7.  PREFERRED STOCK

Bridge Financing

On January 11, 2011, Holdings entered into a Securities Purchase Agreement with Southridge Partners II, LP (“Southridge”) to issue 300 shares of its Series E 5% Convertible Preferred Stock, with a stated value of $1,000 per share, to Southridge for a purchase price of $300,000.  The shares of Series E 5% Convertible Preferred Stock were issued in three tranches over a 90-day period beginning on the closing of the reverse acquisition.  Upon any liquidation or dissolution of Holdings, the holders of the Series E 5% Convertible Preferred Stock are entitled to receive the stated value of $1,000 per share plus all accrued unpaid dividends per share.

The number of shares of Holdings common stock into which each share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.044416985 per share.  The 300 shares of Series E Preferred issued to Southridge are convertible into 6,754,173 shares of Holdings common stock.  Prior to the closing of the reverse acquisition, Southridge Partners, LP and its affiliates were the holders of a majority of Holdings shares of common stock.  The Series E Preferred accrues cash dividends at 5% per annum and is convertible to common stock at any time.  On March 4, 2011, Southridge purchased $150,000 of Series E Preferred, on April 18, 2011, Southridge purchased $75,000 of Series E Preferred, and on June 2, 2011 Southridge purchased $75,000 of Series E Preferred for cash.

The Company determined that there was a beneficial conversion feature of $37,709 for the issuance of the 300 shares of Series E Preferred Stock.  The beneficial conversion feature was calculated based on the effective conversion price per share compared to the fair value per share of common stock on the commitment date.  This resulted in a deemed dividend in the amount of $37,709 for the year ended June 30, 2011.  The Company also accrued cash dividends payable of $3,511 for the year ended June 30, 2011.

8.  COMMON STOCK ISSUANCES AND REPURCHASES

Prior to the reverse acquisition, during the year ended June 30, 2010, AccelPath issued 12,497,762 shares of $0.001 par value common stock for total proceeds of $335,000 and during the year ended June 30, 2011, AccelPath issued 17,163,593 shares of $0.001 par value common stock for total proceeds of $515,000.

On March 4, 2011, AccelPath entered into a resignation and repurchase agreement with one of its Managing Members.  The Managing Member resigned on March 4, 2011 and AccelPath agreed to repurchase 10,498,120 shares of $0.001 par value common stock for $74,000.  To complete the repurchase, AccelPath issued a $74,000 note payable due in eight monthly installments of $9,269 including interest at 0.54% per annum.  In addition, AccelPath entered into a consulting agreement with the Managing Member requiring payments of $750 per month for a period of eight months in consideration for continuing services.  Interest expense for the year ended June 30, 2011 was $56. Consulting expense for the year ended June 30, 2011 was $2,250.

On March 4, 2011, in connection with the reverse acquisition, 32,678,056 shares of common stock were recorded in the financial statements of AccelPath, the accounting acquirer (See Note 1 – Reverse Acquisition).

On March 7, 2011, Holdings issued 450,000 shares of common stock to Southridge in connection with the Equity Purchase Agreement.  Under the Equity Purchase Agreement, Southridge shall commit to purchase up to $5,000,000 of Holdings common stock over the twenty-four month period commencing on the effective date of Holdings registration statement pursuant to the registration rights agreement.  The purchase price of the common stock will be 95% of the average of the lowest three closing bid prices during the five day trading period. The fair value of the common stock issued of $36,000 was recorded as a deferred financing cost. The Company did not record any amortization during the year ended June 30, 2011.  In conjunction with the

See report of independent registered public accounting firm.

Equity Purchase Agreement, the Company entered into a Registration Rights Agreement with Southridge.  The Registration Rights Agreement does not include any obligations of the Company to transfer consideration to Southridge.

On March 14, 2011, Holdings issued 1,000,000 shares of common stock to its former President and CEO under the January 11, 2011 Employment Settlement Agreement.  The Company recorded compensation expense of $50,000 for the year ended June 30, 2011 based on the fair value of the common stock issued.

9.  OPTIONS, WARRANTS AND STOCK-BASED COMPENSATION

2011 Equity Incentive Plan

On March 4, 2011, the Board of Directors adopted the Technest Holdings, Inc. 2011 Equity Incentive Plan and reserved 50,000,000 shares of common stock for issuance to employees, directors and consultants, subject to stockholder approval by March 4, 2012.  The plan also provides for automatic annual increases, subject to Board approval, on January 1st of each year (commencing on January 1, 2012 and ending on January 1, 2021), in the aggregate number of shares reserved equal to the lesser of (a) five percent of the total number of shares outstanding on December 31st of the preceding year or (b) 3,000,000 shares.  Under the plan, the Board may grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards.

Valuation and amortization method. The fair value of each stock award is estimated on the grant date using the Black-Scholes option-pricing model.  The estimated fair value of employee stock options is amortized to expense using the straight-line method over the vesting period.

Volatility. The Company estimates volatility based on the Company’s historical volatility and considered the historical volatility of a peer group.

Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant commensurate with the expected term assumption.

Expected term. The expected term of stock options granted is based on an estimate of when options will be exercised in the future.  The Company applied the simplified method of estimating the expected term of the options, as described in the SEC’s Staff Accounting Bulletins 107 and 110, as the Company has had a significant change in its business operations as result of the reverse acquisition and the historical experience is not indicative of the expected behavior in the future.  The expected term, calculated under the simplified method, is applied to groups of stock options that have similar contractual terms.  Using this method, the expected term is determined using the average of the vesting period and the contractual life of the stock options granted.

Forfeitures.   Stock-based compensation expense is recorded only for those awards that are expected to vest.  FASB ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option.  An annual forfeiture rate of 0% was applied to all unvested options as of June 30, 2011 which was management’s best estimate.  This analysis will be re-evaluated semi-annually and the forfeiture rate will be adjusted as necessary.  Ultimately, the actual expense recognized over the vesting period will be for only those shares that vest.

The following weighted average assumptions were used for grants during the year ended June 30, 2011:

2011
Risk-free interest rate	1.76% - 2.28%
Expected dividend yield	—
Expected term	6 years
Forfeiture rate	0%
Expected volatility	128.99% - 136.20%

See report of independent registered public accounting firm.

A summary of option activity under the Company’s stock plans as of June 30, 2011 and changes during the year then ended is presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at July1, 2010	—	$—

Granted	43,100,000	$0.065

Exercised	—	$—

Forfeited or expired	—	$—

Outstanding at June 30, 2011	43,100,000	$0.065	9.78 years	$—

Exercisable at June 30, 2011	—	$—	—	$—

On April 6, 2011, the Board of Directors granted stock options to purchase 42,350,000 shares of common stock at an exercise price of $0.065 per share.  On May 13, 2011, the Board of Directors granted stock options to purchase 750,000 shares of common stock at an exercise price of $0.06 per share.  The weighted average fair value of the options granted was estimated at $0.057 per share.  These options vest over three years and have a term of 10 years.  Stock-based compensation expense for the year ended June 30, 2011 was $202,244.  At June 30, 2011, unrecognized total compensation cost related to nonvested awards of $2,238,058 is expected to be recognized over a weighted average period of 2.75 years. At June 30, 2011 there were 6,900,000 shares reserved for future grants.

Warrants

The outstanding Technest Holdings, Inc. warrants remain in place subsequent to the reverse acquisition. No warrants were issued, exercised or expired in the year ended June 30, 2011.  During the year ended June 30, 2010, no warrants were issued or exercised but 374,286 warrants expired without being exercised.  The Company has reserved 275,000 shares of common stock for the exercise of outstanding warrants.  The following table summarizes the warrants outstanding at June 30, 2011:

Exercise price	Number	Expiration Date
$5.85	75,000	08/03/2013
$1.89	200,000	07/17/2011
	275,000

The weighted average remaining life of the warrants is 0.6 years.  At June 30, 2011 all warrants are exercisable and there is no aggregate intrinsic value for the warrants outstanding.

Stock Award Plan

The Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Holdings may award up to 2,000,000 shares of its common stock to employees, officers, directors, consultants and advisors, remain in place subsequent to the reverse acquisition.

Holdings has broad discretion in making grants under the Stock Award Plan and may make grants subject to such terms and conditions as determined by the Board of Directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award.

See report of independent registered public accounting firm.

The following is a summary of the activity under the Stock Award Plan:

	Shares	Weighted-Average Grant-Date Fair Value
Nonvested at June 30, 2009	—
Granted	1,160,500	0.15
Vested	(1,160,500)	0.15
Forfeited	—
Nonvested at June 30, 2010	—	$—

Of the shares granted and vested in 2010, 651,230 shares with a grant date fair value of $0.15 per share were issued to Company directors in satisfaction of services performed and expensed in 2009. Total stock-based compensation related to shares that vested in the years ended June 30, 2010 was $0.  As of June 30, 2011 and 2010, there was no unrecognized compensation cost related to non-vested restricted stock.

As of June 30, 2011 and 2010, the Company has 111,845 shares available for future grant under the Plan.

10.  NET LOSS PER SHARE

Securities that could potentially dilute basic earnings per share (“EPS”) and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the years ended June 30, 2011 and 2010 consist of the following:

	Shares Potentially Issuable
	2011	2010
Series E 5% Convertible Preferred Stock	6,754,173	—
Stock Options	43,100,000	—
Warrants	275,000	275,000
Total	50,129,173	275,000

 11.  COMMITMENTS AND CONTINGENCIES

Facility Rental

Holdings currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a lease which currently expires on December 31, 2011 and requires the payment of a refundable security deposit of $28,525 which is included in deposits on the Company’s consolidated balance sheet. Monthly lease amounts for this facility total approximately $16,053. Rent expense included in the accompanying financial statements since the assumption of the lease by AccelPath in the reverse acquisition was $64,212. The future minimum rental payments required under this operating lease through expiration is $96,315.

Operating Lease

In May 2010, AccelPath entered into a non-cancelable operating lease for certain equipment.  The lease requires monthly rental payments of $3,698 and expires in May 2015.  The lease terms required payment of a refundable security deposit of $18,000 which is included in deposits on the Company’s consolidated balance sheet.  Future minimum lease payments remaining at June 30, 2011 for the years ending June 30, 2012, 2013, 2014 and 2015 are $44,376, $44,376, $44,376 and $36,980, respectively.

Rent expense for the years ended June 30, 2011 and 2010 was $44,487 and $7,396, respectively.

Government Contracts

Holdings billings related to certain U.S. Government contracts are based on provisional general and administrative and overhead rates which are subject to audit by the contracting government agency.  Provisional rates are based on the annual budget submitted to and approved by the government.

See report of independent registered public accounting firm.

Employment Agreements

At June 30, 2011, the Company was not obligated under any employment agreements.

12.  INCOME TAXES

There was no provision for federal or state income taxes for the year ended June 30, 2011 due to the Company’s operating losses and a full valuation reserve on deferred tax assets.  In addition, AccelPath (the accounting acquirer) was treated as a partnership for federal and state income taxes from inception until the reverse acquisition was completed.  A partnership’s income or loss is allocated directly to the partners for income tax purposes.  Accordingly, there was no provision for federal and state income taxes for the year ended June 30, 2010.

The income tax benefit differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the year ended June 30, 2011 due to the following:

2011
Computed “expected” tax benefit	(35)%
Increase (decrease) in income taxes resulting from:
State taxes, net of federal benefit	(3)%
Tax reporting differences due to the reverse acquisition	8%
Goodwill impairment and other permanent differences	15%
Increase in the valuation reserve	15%
0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at June 30, 2011 are as follows:

2011
Deferred tax assets:
Net operating loss carryforward	$3,993,000
Stock-based compensation	174,000
Intangibles	385,000
Miscellaneous accruals	140,000
Property and equipment	7,000
Valuation allowance	(3,941,000)
Deferred tax assets	758,000

Deferred tax liabilities:
Accrued interest	(356,000)
Deferred gain on sale of EOIR	(402,000)
Deferred tax liabilities	(758,000)

Net deferred tax asset (liability)	$—

At June 30, 2011, the Company had a valuation allowance of $3,941,000.  The Company has recorded a valuation allowance against deferred tax assets as management has determined certain net operating loss carryforwards will not be available due to Internal Revenue Code Section 382 ownership changes and the utilization of other net operating loss carryforwards is uncertain.  The Company carried forward the deferred tax assets, liabilities and valuation reserve of Holdings after the reverse acquisition because for tax purposes Holdings acquired AccelPath as a subsidiary.  Accordingly, in the year ended June 30, 2011, the valuation allowance increased by $441,000 from the amount previously reflected in the Company’s June 30, 2010 financial statements.  The increase in the valuation allowance in the year ended June 30, 2011was due to the Company’s net operating loss.  At June 30, 2011, the Company has net operating loss carryforwards not subject to IRC Section 382 limitations of approximately $4,200,000 which begin to expire in 2024.

During the year ended June 30, 2011, the Company did not recognize any interest and penalties. Tax years subsequent to 2004 are subject to examination by federal and state authorities.

See report of independent registered public accounting firm.

13.  EMPLOYEE BENEFIT PLAN

Holdings has adopted a 401(k) plan for the benefit of employees. Essentially all Holdings employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match.  Contributions and other costs of the plan included in the accompanying financial statements for the year ended June 30, 2011were $7,768.

14.  RELATED PARTY TRANSACTIONS

Compensation

Beginning in December 2008, AccelPath made monthly payments of $10,000 each to two Managing Members as compensation for services performed.  During the year ended June 30, 2010, these two Managing Members agreed to forego $90,000 of monthly payments.  Beginning in February 2010, AccelPath began to pay an additional Member a $10,000 monthly payment for services provided (pro-rated for February).  On March 4, 2011, one of the Managing Members resigned (see Note 9) and is no longer receiving this monthly payment. The two remaining members continued to receive this compensation. No written agreements are currently in place related to these payments.

AccelPath recognized $330,000 and $195,417 of expense for these monthly payments during the years ended June 30, 2011 and 2010, respectively.  At June 30, 2011, $45,000 of unpaid monthly payments are recorded as accrued compensation.

AccelPath Revenue

During the year ended June 30, 2011, approximately $110,000 of AccelPath revenue transactions were initiated by one laboratory.  Certain of the owners of the laboratory were minority owners of AccelPath prior to the reverse acquisition and are now minority shareholders of Holdings.

15.  OPERATING SEGMENTS

The Company operates in two operating segments which are consistent with its internal organization. The major segments are medical diagnostic services and government contracting.  Where applicable, “Unallocated” represents items necessary to reconcile to the consolidated financial statements, which generally include corporate activity at the parent level and eliminations.

The Company evaluates performance of individual operating segments based on operating income (loss). On a consolidated basis, this amount represents total net loss as shown in the consolidated statement of operations. Reconciling items represent executive compensation costs that are not allocated to the operating segments.  Such costs have not been allocated from the parent to the subsidiaries.

	Fiscal Year Ended June 30, 2011
	Medical Diagnostics	Government Contracting	Unallocated	Total
Net revenue	$153,607	$296,330	$-	$449,937
Operating loss	(1,294,720)	(254,660)	(252,244)	(1,801,624)
Interest income and other income	-	25,305	-	25,305
Interest expense	56	-	-	56
Depreciation and amortization	826	58,755	-	59,581
Expenditure for long-lived assets, including intangibles	19,841	-	-	19,841
Impairment of goodwill	-	1,161,215	-	1,161,215
Total Assets at June 30, 2011	136,517	522,404	5,036,000	5,694,921

See report of independent registered public accounting firm.

Fiscal Year Ended June 30, 2010
	Medical Diagnostics	Government Contracting	Unallocated	Total
Net revenue	$-	$-	$-	$-
Operating loss	(325,235)	-	-	(325,235)
Interest income and other income	-	-	-	-
Interest expense	-	-	-	-
Depreciation and amortization	-	-	-	-
Expenditure for long-lived assets, including intangibles	-	-	-	-
Impairment of goodwill	-	-	-	-
Total Assets at June 30, 2010	77,597	-	-	77,597

16.  SUBSEQUENT EVENTS

On August 12, 2011 the Board of Directors granted stock options to purchase 120,000 shares of common stock at an exercise price of $0.050. These options vest over one year and have a contractual term of 10 years.

See report of independent registered public accounting firm.

Technest Holdings, Inc.

Consolidated Financial Statements (Unaudited)

Three Months ended September 30, 2011 and 2010

TECHNEST HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2011 AND JUNE 30, 2011

(Unaudited)

	September 30,	June 30,
ASSETS	2011	2011
Current Assets
Cash and cash equivalents ($5,779 and $23,184)	$37,188	$50,598
Accounts receivable, net of allowances of $11,000 and $9,000 at September 30, 2011 and June 30, 2011, respectively ($46,534 and $155,376)	83,536	219,494
Prepaid expenses and other current assets ($- and $16,053)	26,822	28,337
Assets related to discontinued operations	5,000,000	5,000,000
Total Current Assets	5,147,546	5,298,429
Property and Equipment – Net of accumulated depreciation of $1,559 and $1,249 at September 30, 2011 and June 30, 2011, respectively	32,139	22,299
Other Assets
Deposits	46,525	46,525
Deferred financing costs	36,000	36,000
Customer contracts, less accumulated amortization of $102,082 and $58,332 at September 30, 2011 and June 30, 2011, respectively	247,918	291,668
Total Other Assets	330,443	374,193
Total Assets	$5,510,128	$5,694,921
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable ($224,636 and $185,644)	$1,238,623	$1,094,666
Accrued expenses and other current liabilities ($35,652 and $65,958)	208,984	185,758
Accrued compensation	65,000	45,000
Accrued income taxes	369,816	369,816
Notes payable	40,300	46,250
Contingent value rights payable	3,242,405	3,194,247
Liabilities related to discontinued operations	1,045,374	1,045,374
Total Current Liabilities	6,210,502	5,981,111
Total Liabilities	6,210,502	5,981,111
Commitments and Contingencies
Stockholders’ Deficit
Preferred stock – Series E 5% Convertible; stated value $1,000 per share; 300 shares issued and outstanding at September 30, 2011 and June 30, 2011 (preference in liquidation at September 30, 2011 and June 30, 2011 of $307,344 and $303,511, respectively)	300,000	300,000
Common stock - par value $.001 per share; 495,000,000 shares authorized; 120,279,296 shares issued and outstanding at September 30, 2011 and June 30, 2011, respectively	120,279	120,279
Additional paid-in capital	3,085,266	2,917,952
Accumulated deficit	(3,997,532)	(3,437,130)
Total stockholders’ deficit of Technest Holdings, Inc.	(491,987)	(98,899)
Non-controlling interest	(208,387)	(187,291)
Total Stockholders’ Deficit	(700,374)	(286,190)
Total Liabilities and Stockholders’ Deficit	$5,510,128	$5,694,921

Asset and liability amounts in parentheses represent the portion of the September 30, 2011 and June 30, 2011 balances attributable to Technest, Inc. which is a variable interest entity (See Note 5).

See notes to unaudited condensed consolidated financial statements.

TECHNEST HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited)

	2011	2010

Revenues	$129,358	$—

Cost of Revenues	79,204	—

Gross Profit	50,154	—

Operating Expenses
Selling, general and administrative	577,907	136,502
Amortization of customer contracts	43,750	—
Goodwill impairment loss	48,158	—
Total Operating Expenses	669,815	136,502

Operating Loss	(619,661)	(136,502)

Other Income (Expense), Net
Interest expense	(1,837)	—
Other income	40,000	—
Total Other Income (Expense), Net	38,163	—

Loss before Income Taxes	(581,498)	(136,502)
Income tax benefit	—	—
Net Loss	(581,498)	(136,502)

Net Loss Attributable to Non-Controlling Interest	21,096	—
Net Loss Attributable to Technest Holdings, Inc.	(560,402)	(136,502)

Cash dividends accrued to Preferred Stockholders - Series E	(3,833)	—

Net Loss Applicable to Common Shareholders	$(564,235)	$(136,502)

Net Loss Per Share - Basic and Diluted	$(0.005)	$(0.002)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	120,279,296	80,472,909

See notes to unaudited condensed consolidated financial statements.

TECHNEST HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011

(Unaudited)

							Total
				Additional		Non-	Stockholders'
	Preferred	Common Stock		Paid-In	Accumulated	Controlling	Equity
	Stock	Shares	Amount	Capital	Deficit	Interest	(Deficit)

Balance, June 30, 2011	$300,000	120,279,296	$120,279	$2,917,952	$(3,437,130)	$(187,291)	$(286,190)
Cash dividends accrued on Preferred Stock – Series E	—	—	—	(3,833)	—	—	(3,833)
Stock-based compensation	—	—	—	171,147	—	—	171,147
Net loss	—	—	—	—	(560,402)	(21,096)	(581,498)

Balance, September 30, 2011	$300,000	120,279,296	$120,279	$3,085,266	$(3,997,532)	$(208,387)	$(700,374)

See notes to unaudited condensed consolidated financial statements.

TECHNEST HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited)

	2011	2010
Cash Flows From Operating Activities:

Net loss	$(581,498)	$(136,502)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	310	—
Amortization of customer contracts	43,750	—
Goodwill impairment loss	48,158	—
Stock-based compensation	171,147	—
Changes in operating assets and liabilities:
Accounts receivable	135,958	—
Deposits, prepaid expenses and other assets	1,515	—
Accounts payable	143,957	18,581
Accrued expenses and other current liabilities	19,393	5,000
Accrued compensation	20,000	—
Net Cash Provided By (Used In) Operating Activities	2,690	(112,921)

Cash Flows From Investing Activities:
Purchase of equipment	(10,150)	—
Net Cash Used In Investing Activities	(10,150)	—

Cash Flows From Financing Activities:
Principal paid on notes payable	(9,250)	—
Proceeds from issuance of note payable	3,300	—
Proceeds from issuance of common stock	—	65,000
Net Cash Provided By (Used In) Financing Activities	(5,950)	65,000

Net Decrease in Cash and Cash Equivalents	(13,410)	(47,921)

Cash and Cash Equivalents - Beginning of Period	50,598	59,597

Cash and Cash Equivalents - End of Period	$37,188	$11,676

	2011	2010
Supplemental Disclosures Of Cash Flow Information:
Interest paid	$1,837	$—
Income taxes paid	$—	$—

Non-Cash Investing and Financing Activities:
Cash dividend accrued on Preferred Stock-Series E	$3,833	$—

See notes to unaudited condensed consolidated financial statements.

TECHNEST HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited)

1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business

Technest Holdings, Inc. (“Holdings” or the “Company”) includes its wholly-owned subsidiary AccelPath, LLC (“AccelPath”) and Holdings’ wholly-owned subsidiary Genex Technologies, Inc. and its 49% owned subsidiary Technest, Inc. (“Technest”) (see Basis of Presentation below). Holdings has two primary businesses: AccelPath, which is in the business of enabling pathology diagnostics and Technest, which is in the business of the design, research and development, integration, sales and support of three-dimensional imaging devices and systems.

Reverse Acquisition

On March 4, 2011, Technest Holdings, Inc. acquired AccelPath and AccelPath became a wholly-owned subsidiary of Holdings.  The former members of AccelPath received an aggregate of 86,151,240 shares of Holdings common stock and, immediately after the transaction, owned 72.5% of Holdings’ issued and outstanding common stock.  Immediately prior to the merger, Holdings had 32,678,056 shares of common stock outstanding.  Following the acquisition, AccelPath began operating as a wholly-owned subsidiary of Holdings.

Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes.  The acquisition was accounted for as a reverse acquisition whereby AccelPath was deemed to be the accounting acquirer.  Accordingly, the results of operations of Technest Holdings, Inc. have been included in the consolidated financial statements since the date of the reverse acquisition.  The historical financial statements of AccelPath are presented as the historical financial statements of Holdings.

As the accounting acquirer, AccelPath acquired tangible assets consisting of cash of $93,416, accounts receivable of $32,307, inventory of $19,388, assets related to discontinued operations of $5,000,000, property and equipment of $3,707, and prepaid expenses and other assets of $61,644 and identifiable intangible assets of $350,000 related to existing customer contracts.  AccelPath assumed accounts payable of $336,467, accrued expenses of $141,870, accrued income taxes of $369,816, contingent value rights payable of $3,194,247 and liabilities related to discontinued operations of $1,045,374.  The fair value of Holdings net assets acquired on the date of the acquisition, based on management’s analysis of the fair value of Holdings stock transferred, was $1,633,904. AccelPath recorded goodwill of $1,161,215 for the excess of purchase price over the net assets acquired.

Unaudited pro forma operating results for the three months ended September 30, 2010, assuming the reverse acquisition had been made as of July 1, 2010, are as follows:

Revenues	$639,712
Net loss applicable to common shareholders	$(135,716)
Net loss per share – basic and diluted	$(0.001)

All share and per share amounts presented in these consolidated financial statements have been retroactively restated to reflect the 33.327365 exchange ratio of AccelPath member interests to Holdings common shares in the merger.

Basis of Presentation

As a result of the reverse acquisition, the accompanying consolidated financial statements include the operations of AccelPath (the accounting acquirer) and its affiliate. AccelPath provided management services to a professional limited liability company (“PLLC”) in states where laws prohibit business corporations from providing pathology interpretations through the direct employment of pathologists.  AccelPath had a long term professional service and administrative support agreements with such PLLC. A nominee shareholder owns all the equity of the PLLC.

AccelPath follows accounting guidance concerning certain matters related to physician practice management entities (“PPMs”) with contractual management arrangements. The accounting guidance provides a listing of criteria which, when applied to the contractual arrangements between PPMs and the medical practice company, indicate whether or not they should be consolidated. In accordance with the criteria outlined, AccelPath includes the accounts and the operations of the PLLCs.

The accompanying consolidated financial statements also include the operations of its wholly-owned subsidiary, Genex Technologies, Inc. and its 49% owned subsidiary Technest, Inc. (see Note 5).  Technest, Inc. conducts research and development in the field of computer vision technology and the Company has the right of first refusal to commercialize products resulting from this research and development.  The Company’s former Chief Executive Officer beneficially owns 23% of Technest, Inc., an employee owns 23% and an unrelated third party owns 5%.  Technest, Inc. is considered a variable interest entity (VIE) for which the Company is the primary beneficiary.

The Company follows ASU No. 2009-17, “Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” (“ASU 2009-17”) which amended the consolidation guidance applicable to variable interest entities and required additional disclosures concerning an enterprise’s continuing involvement with variable interest entities.

The Company consolidates all entities in which the Company holds a “controlling financial interest.” For voting interest entities, the Company is considered to hold a controlling financial interest when the Company is able to exercise control over the investees’ operating and financial decisions. For variable interest entities (“VIEs”), the Company is considered to hold a controlling financial interest when it is determined to be the primary beneficiary. For VIEs, a primary beneficiary is a party that has both: (1) the power to direct the activities of a VIE that most significantly impact that entity's economic performance, and (2) the obligation to absorb losses, or the right to receive benefits, from the VIE that could potentially be significant to the VIE. The determination of whether an entity is a VIE is based on the amount and characteristics of the entity's equity.

All significant inter-company balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements of Technest have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, without being audited, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary to make the financial statements not misleading have been included. Operating results for the three months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ending June 30, 2012. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended June 30, 2011 filed with the Securities and Exchange Commission.

Recent Accounting Pronouncements

There have been no recently issued accounting pronouncements that have had or are expected to have a material impact on the Company’s consolidated financial statements.

Settlement Agreement Related to the Sale of EOIR Technologies, Inc.

On October 26, 2009, Holdings entered into a Settlement Agreement with EOIR Holdings, LLC (“LLC”) and EOIR Technologies, Inc. (“EOIR”), settling all claims related to the Stock Purchase Agreement (see Note 4).

Under the terms of the Settlement Agreement, LLC agreed to pay Holdings $18,000,000 no later than December 25, 2009 and an additional $5,000,000 within sixty days of EOIR being awarded a contract under the Warrior Enabling Broad Sensor Services (WEBSS) Indefinite Delivery Indefinite Quantity (ID/IQ) contract or any contract generally recognized to be a successor contract to its current STES contract. The additional $5,000,000 is also payable to Holdings in the event that EOIR is awarded task orders under its current STES contract totaling $495,000,000.  EOIR has guaranteed the performance of the obligations of LLC under the Settlement Agreement. The Settlement Agreement was entered into after a binding arbitration decision awarded Holdings $23 million for breach of the Stock Purchase Agreement between the parties.

On December 24, 2009, LLC paid Holdings $18,000,000 and subsequently, the actions pending between the parties were dismissed in accordance with the Settlement Agreement.  The Company paid out of the proceeds received $3,621,687 of previously recorded liabilities related to the sale of EOIR and related litigation and $13,134,741 as a return of capital dividend to our shareholders. The Company recorded a $154,000 discount on the $5 million contingent receivable. The release of the WEBSS contract has fallen behind original expectations and the collection of the related receivable is now anticipated in the first calendar quarter of 2012.  Holdings believes that the collectability of the contingent receivable, which was acquired by AccelPath in the reverse acquisition, is determinable beyond a reasonable doubt and as such does not believe any reserves are warranted at September 30, 2011.

2.  GOING CONCERN UNCERTAINTY AND MANAGEMENT’S PLAN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company incurred a net loss of $564,235 for the three months ended September 30, 2011. The Company also incurred net losses of $2,983,213 and $325,235 for the years ended June 30, 2011 and 2010, respectively.  Further, the Company had working capital deficits of $1,062,956 and $682,682 and stockholders’ deficits of $491,987 and $98,899 at September 30 and June 30, 2011, respectively. Management is anticipating sales growth through an expanded customer base and is also actively seeking financing through new and existing investors to fund operations. There is no assurance that the Company can reverse its net losses, or that the Company will be able to raise capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the above uncertainty

3.  CUSTOMER CONTRACTS AND GOODWILL

Customer Contracts

In the reverse acquisition, the Company acquired Technest, Inc.’s existing customer contracts with the National Institute of Health and the Department of Defense. The amounts assigned to these definite-lived intangible assets were determined by management based on a discounted cash flow of existing backlog and a projection of existing customer revenue.

At September 30, 2011, the customer contracts have a cost basis of $350,000 and accumulated amortization of $102,082.  The customer contracts are being amortized over an estimated life of two years.  Amortization expense was $43,750 for the three months ended September 30, 2011.  Amortization expense for the years ending June 30, 2012 and 2013 is expected to be $175,000 and $116,668, respectively.  These contracts do not contain extension or renewal terms.

Goodwill and Impairment

Goodwill consists of the excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired in business combinations.  Goodwill will not be amortized but will be tested at least annually for impairment.   The purchase price allocation, as described in Note 1 is preliminary and is subject to change as the contingent value rights payable are subject to adjustment for certain future events as defined in the contingent value rights agreement.

The Company considered the fair value of the Technest reporting unit and concluded that its goodwill balance of approximately $1.2 million at June 30, 2011 was impaired.  Therefore, the Company recognized an impairment loss of approximately $1.2 million on the entire amount of goodwill in the fourth quarter of the year ended June 30, 2011.  During the three months ended September 30, 2011, the Company adjusted the contingent value rights payable which resulted in an additional goodwill impairment loss of $48,158.

4.  DISCONTINUED OPERATIONS

Included in the assets acquired by AccelPath in the reverse acquisition were assets and liabilities related to Holdings discontinued operations. On September 10, 2007, Technest and its wholly owned subsidiary, EOIR entered into a Stock Purchase Agreement (“SPA”) with EOIR Holdings LLC (“LLC”), a Delaware limited liability company, pursuant to which Technest agreed to sell EOIR to LLC.  The sale of EOIR to LLC was structured as a stock sale in which LLC acquired all of the outstanding stock of EOIR in exchange for approximately $34 million in cash, $11 million of which was paid at closing and $23 million of which was payable upon the successful re-award to EOIR of the contract with the U.S. Army's Night Vision and Electronics Sensors Directorate (“NVESD”). This transaction closed on December 31, 2007. On August 4, 2008, EOIR was one of three companies awarded the U.S. Army's NVESD contract with a funding ceiling of $495 million. The Contingent Purchase Price of $23 million was due as of August 21, 2008 in accordance with the SPA.

On August 26, 2008, LLC notified Holdings that, in their opinion, the conditions set forth in the Stock Purchase Agreement triggering payment of the Contingent Purchase Price had not been satisfied.  On August 21, 2009, an American Arbitration Association Panel of three arbitrators awarded Holdings $23,778,403 following a seven-day hearing that ended on June 30, 2009.  The $23,778,403 included $830,070 of interest through the date of the Award and was also subject to additional interest due Holdings at 3.25% from the date of the Award through date of payment.  On October 26, 2009, Holdings entered into a Settlement Agreement with LLC and EOIR settling all claims related to the Stock Purchase Agreement (see Note 1).

The assets and liabilities related to the sale of EOIR and related legal and other costs incurred to collect the contingent consideration were acquired by AccelPath in the reverse acquisition and are presented as a discontinued operation in the consolidated financial statements.  The accretion of the discount was recorded in income from continuing operations as the interest income represents the consequences of management's subsequent decision to hold the related asset.

There was no loss from discontinued operations for the three months ended September 30, 2011 and 2010.

5.  TECHNEST, INC.

Holdings owns a 49% interest in Technest, Inc., a company that conducts research and development in the field of computer vision technology. Holdings has the right of first refusal to commercialize products resulting from this research and development. Holdings former Chief Executive Officer beneficially owns 23% of Technest, Inc., a current employee of Technest owns 23% and an unrelated third party owns 5%. Holdings has certain rights of first refusal and repurchase rights at fair market value, as defined in certain restricted stock agreements, with respect to the shares of Technest, Inc. that it does not own. Technest, Inc. is considered a variable interest entity (VIE) for which the Company is the primary beneficiary.

6.  CONTINGENT VALUE RIGHTS PAYABLE

On January 13, 2011, Holdings entered into a Contingent Value Rights Agreement (the “CVR Agreement”) pursuant to which Holdings common stockholders of record as of January 25, 2011 received one contingent value right (a “CVR”) for each share of Holdings common stock held by them.  Each CVR shall entitle the holder thereof to its pro rata portion of a payment to be received by Holdings pursuant to a Settlement Agreement and Mutual Release with EOIR Holdings LLC and EOIR Technologies, Inc. (the “Settlement Agreement”), less certain expenses (subject to adjustments for future events)  that will be deducted from such payment.  The contingent value rights payable was acquired by AccelPath in the reverse acquisition.  At September 30, 2011, management estimates that the cash payment will be $3,242,405 or approximately $0.099 per CVR.

7.  NOTES PAYABLE

On August 18, 2011, the Company borrowed $3,300 from a corporation controlled by our Chief Executive Officer. The note is payable on demand and accrues interest at a rate of 0.32% per annum.  AccelPath also has a note payable with a former Managing Member (see Note 9).

8.  PREFERRED STOCK

Bridge Financing

On January 11, 2011, Holdings entered into a Securities Purchase Agreement with Southridge Partners II, LP (“Southridge”) to issue 300 shares of its Series E 5% Convertible Preferred Stock, with a stated value of $1,000 per share, to Southridge for a purchase price of $300,000.  The shares of Series E 5% Convertible Preferred Stock were issued in three tranches over a 90-day period beginning on the closing of the reverse acquisition.  Upon any liquidation or dissolution of Holdings, the holders of the Series E 5% Convertible Preferred Stock are entitled to receive the stated value of $1,000 per share plus all accrued unpaid dividends per share.

The number of shares of Holdings common stock into which each share of Series E Preferred is convertible is determined by dividing $1,000 (the stated value) by $0.044416985 per share.  The 300 shares of Series E Preferred issued to Southridge are convertible into 6,754,173 shares of Holdings common stock.  Prior to the closing of the reverse acquisition, Southridge Partners, LP and its affiliates were the holders of a majority of Holdings shares of common stock.  The Series E Preferred accrues cash dividends at 5% per annum and is convertible to common stock at any time.  On March 4, 2011, Southridge purchased $150,000 of Series E Preferred, on April 18, 2011, Southridge purchased $75,000 of Series E Preferred, and on June 2, 2011 Southridge purchased $75,000 of Series E Preferred for cash.

The Company determined that there was a beneficial conversion feature of $37,709 for the issuance of the 300 shares of Series E Preferred Stock.  The beneficial conversion feature was calculated based on the effective conversion price per share compared to the fair value per share of common stock on the commitment date.  This resulted in a deemed dividend in the amount of $37,709 for the year ended June 30, 2011.  The Company also accrued cash dividends payable of $3,511 for the year ended June 30, 2011. The Company accrued cash dividends payable of $3,833 for the three months ended September 30, 2011.

9.  COMMON STOCK ISSUANCES AND REPURCHASES

On March 4, 2011, AccelPath entered into a resignation and repurchase agreement with one of its Managing Members.  The Managing Member resigned on March 4, 2011 and AccelPath agreed to repurchase 10,498,120 shares of $0.001 par value common stock for $74,000.  To complete the repurchase, AccelPath issued a $74,000 note payable due in eight monthly installments of $9,269 including interest at 0.54% per annum.  In addition, AccelPath entered into a consulting agreement with the Managing Member requiring payments of $750 per month for a period of eight months in consideration for continuing services.  At September 30, 2011, AccelPath has accrued but not made the monthly payments due for August and September 2011.  Interest expense for the three months ended September 30, 2011 was $19. Consulting expense for the three months ended September 30, 2011 was $2,250.

On March 7, 2011, Holdings issued 450,000 shares of common stock to Southridge in connection with the Equity Purchase Agreement.  Under the Equity Purchase Agreement, Southridge shall commit to purchase up to $5,000,000 of Holdings common stock over the twenty-four month period commencing on the effective date of Holdings registration statement pursuant to the registration rights agreement.  The purchase price of the common stock will be 95% of the average of the lowest three closing bid prices during the five day trading period. The fair value of the common stock issued of $36,000 was recorded as a deferred financing cost. The Company did not record any amortization during the three months ended September 30, 2011.  In conjunction with the Equity Purchase Agreement, the Company entered into a Registration Rights Agreement with Southridge.  The Registration Rights Agreement does not include any obligations of the Company to transfer consideration to Southridge.

10.  OPTIONS, WARRANTS AND STOCK-BASED COMPENSATION

2011 Equity Incentive Plan

On March 4, 2011, the Board of Directors adopted the Technest Holdings, Inc. 2011 Equity Incentive Plan and reserved up to 50,000,000 shares of common stock for issuance to employees, directors and consultants, subject to stockholder approval by March 4, 2012.  The plan also provides for automatic annual increases, subject to Board approval, on January 1st of each year (commencing on January 1, 2012 and ending on January 1, 2021), in the aggregate number of shares reserved equal to the lesser of (a) five percent of the total number of shares outstanding on December 31st of the preceding year or (b) 3,000,000 shares.  Under the plan, the Board may grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards.

Valuation and amortization method. The fair value of each stock award is estimated on the grant date using the Black-Scholes option-pricing model.  The estimated fair value of employee stock options is amortized to expense using the straight-line method over the vesting period.

Volatility. The Company estimates volatility based on the Company’s historical volatility.

Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant commensurate with the expected term assumption.

Expected term. The expected term of stock options granted is based on an estimate of when options will be exercised in the future.  The Company applied the simplified method of estimating the expected term of the options, as described in the SEC’s Staff Accounting Bulletins 107 and 110, as the Company has had a significant change in its business operations as result of the reverse acquisition and the historical experience is not indicative of the expected behavior in the future.  The expected term, calculated under the simplified method, is applied to groups of stock options that have similar contractual terms.  Using this method, the expected term is determined using the average of the vesting period and the contractual life of the stock options granted.

Forfeitures.   Stock-based compensation expense is recorded only for those awards that are expected to vest.  FASB ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option.  An annual forfeiture rate of 0% was applied to all unvested options as of September 30, 2011 which was management’s best estimate.  This analysis will be re-evaluated semi-annually and the forfeiture rate will be adjusted as necessary.  Ultimately, the actual expense recognized over the vesting period will be for only those shares that vest.

The following weighted average assumptions were used for grants:

	Three Months Ended September 30, 2011	Year Ended June 30, 2011
Risk-free interest rate	0.96%	1.76% - 2.28%
Expected dividend yield	—	—
Expected term	5.5 years	6 years
Forfeiture rate	0%	0%
Expected volatility	122.33%	128.99% - 136.20%

A summary of option activity as of September 30, 2011 and for the three months then ended is presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at July1, 2011	43,100,000	$0.065	9.78 years
Granted	120,000	$0.050
Exercised	—	$—
Forfeited or expired	—	$—
Outstanding at September 30, 2011	43,220,000	$0.065	9.52 years	$—
Exercisable at September 30, 2011	—	$—	—	$—

On August 12, 2011, the Board of Directors granted stock options to purchase 120,000 shares of common stock at an exercise price of $0.05 per share.  The weighted average fair value of the options granted was estimated at $0.043 per share.  These options vest over one year and have a term of 10 years.  Stock-based compensation expense for the three months ended September 30, 2011 was $171,147.  At September 30, 2011, unrecognized total compensation cost related to all unvested awards of $1,872,316 is expected to be recognized over a weighted average period of 2.5 years. At September 30, 2011 there were 6,780,000 shares reserved for future grants.

Warrants

The outstanding Technest Holdings, Inc. warrants remain in place subsequent to the reverse acquisition. No warrants were issued, or exercised during the three months ended September 30, 2011.  On July 17, 2011, warrants to purchase 200,000 shares at $1.89 per share expired.  The Company has reserved shares of common stock for the exercise of 75,000 outstanding warrants exercisable at $5.85 per share which expire on August 3, 2013.

The weighted average remaining life of the warrants is 1.8 years.  At September 30, 2011 all warrants are exercisable and there is no aggregate intrinsic value for the warrants outstanding.

Stock Award Plan

The Technest Holdings, Inc. 2006 Stock Award Plan, pursuant to which Holdings may award up to 2,000,000 shares of its common stock to employees, officers, directors, consultants and advisors, remains in place subsequent to the reverse acquisition.

Holdings has broad discretion in making grants under the Stock Award Plan and may make grants subject to such terms and conditions as determined by the Board of Directors or the committee appointed by the board of directors to administer the Plan. Stock awards under the Plan will be subject to the terms and conditions, including any applicable purchase price and any provisions pursuant to which the stock may be forfeited, set forth in the document making the award.

As of September 30, 2011, the Company has 111,845 shares available for future grant under the Plan.

11.  NET LOSS PER SHARE

Securities that could potentially dilute basic earnings per share ("EPS") and that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the three months ended September 30, 2011 and 2010 consist of the following:

	Shares Potentially Issuable
	2011	2010
Series E 5% Convertible Preferred Stock	6,754,173	—
Stock Options	43,220,000	—
Warrants	75,000	275,000
Total	50,049,173	275,000

12.  COMMITMENTS AND CONTINGENCIES

Facility Rental

Holdings currently leases offices with approximately 6,848 square feet in Bethesda, Maryland, pursuant to a lease which currently expires on December 31, 2011 and requires the payment of a refundable security deposit of $28,525 which is included in deposits on the Company’s consolidated balance sheet. Monthly lease amounts for this facility total approximately $16,053. Rent expense is included in the accompanying financial statements since the assumption of the lease by AccelPath in the reverse acquisition. Rent expense for the three months ended September 30, 2011 was $48,639. The future minimum rental payments required under this operating lease through expiration is $48,158.

Operating Lease

In May 2010, AccelPath entered into a non-cancelable operating lease for certain equipment.  The lease requires monthly rental payments of $3,698 and expires in May 2015.  The lease terms required payment of a refundable security deposit of $18,000 which is included in deposits on the Company’s consolidated balance sheet.  Rent expense for the three months ended September 30, 2011 and 2010 was $11,205 and $11,094, respectively. Future minimum lease payments remaining at September 30, 2011 for the years ending June 30, 2012, 2013, 2014 and 2015 are $33,282, $44,376, $44,376 and $36,980, respectively.

13.  INCOME TAXES

There was no provision for federal or state income taxes for the three months ended September 30, 2011 due to the Company’s operating losses and a full valuation reserve on deferred tax assets.  In addition, AccelPath (the accounting acquirer) was treated as a partnership for federal and state income taxes from inception until the reverse acquisition was completed.  A partnership’s income or loss is allocated directly to the partners for income tax purposes.  Accordingly, there was no provision for federal or state income taxes for the three months ended September 30, 2010.

The Company’s deferred tax assets consist primarily of the tax effects of its net operating loss carryforwards.  As of September 30, 2011, the Company had a valuation allowance against 100% of the deferred tax asset.  Management has determined that certain net operating loss carryforwards will not be available due to Internal Revenue Code Section 382 ownership changes and the utilization of other net operating loss carryforwards is uncertain.  The Company carried forward the deferred tax assets, liabilities and valuation reserve of Holdings after the reverse acquisition because for tax purposes Holdings acquired AccelPath as a subsidiary.

14.  EMPLOYEE BENEFIT PLAN

Holdings has a 401(k) plan for the benefit of employees. Essentially all Holdings employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match.  Contributions and other costs of the plan included in the accompanying financial statements for the three months ended September 30, 2011were $8,307.

15.  RELATED PARTY TRANSACTIONS

Compensation

AccelPath made monthly payments of $10,000 each to certain Managing Members as compensation for services performed.   On March 4, 2011, one of the Managing Members resigned (see Note 9) and is no longer receiving this monthly payment. Two Managing Members continued to receive this compensation. No written agreements are currently in place related to these payments.

AccelPath recognized $60,000 and $80,000 of expense for these monthly payments during the three months ended September 30, 2011 and 2010, respectively.  At September 30, 2011, $65,000 of unpaid monthly payments is recorded as accrued compensation.

16.  OPERATING SEGMENTS

The Company operates in two operating segments which are consistent with its internal organization. The major segments are medical diagnostic services and government contracting.  Where applicable, “Unallocated” represents items necessary to reconcile to the consolidated financial statements, which generally include corporate activity at the parent level and eliminations.

The Company evaluates performance of individual operating segments based on operating income (loss). On a consolidated basis, this amount represents total net loss as shown in the consolidated statement of operations. Reconciling items represent executive compensation costs that are not allocated to the operating segments.  Such costs have not been allocated from the parent to the subsidiaries.

	Three Months Ended September 30, 2011
	Medical Diagnostics	Government Contracting	Unallocated	Total
Net revenue	$28,967	$100,391	$-	$129,358
Operating loss	(239,671)	(208,843)	(171,147)	(619,661)
Other income	-	40,000	-	40,000
Interest expense	1,837	-	-	1,837
Depreciation and amortization	310	43,750	-	44,060
Expenditure for long-lived assets, including intangibles	10,150	-	-	10,150
Total Assets at September 30, 2011	136,245	337,883	5,036,000	5,510,128

Three Months Ended September 30, 2010
	Medical Diagnostics	Government Contracting	Unallocated	Total
Net revenue	$-	$-	$-	$-
Operating loss	(136,502)	-	-	(136,502)
Other income	-	-	-	-
Interest expense	-	-	-	-
Depreciation and amortization	-	-	-	-
Expenditure for long-lived assets, including intangibles	-	-	-	-
Total Assets at September 30, 2010	29,676	-	-	29,676

17.  SUBSEQUENT EVENTS

There were no subsequent events that required recognition or disclosure in the financial statements.

AccelPath, LLC

Consolidated Financial Statements

As of and for the Year and Period Ended

June 30, 2010 and 2009 and for the Six Months Ended December 31, 2010 and 2009 (unaudited)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members of AccelPath, LLC:

We have audited the accompanying consolidated balance sheets of AccelPath, LLC as of June 30, 2010 and 2009, and the related consolidated statements of operations, changes in members’ deficit and cash flows for the year ended June 30, 2010 and the initial period ended June 30, 2009.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the year ended June 30, 2010 and the initial period ended June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

May 12, 2011

AccelPath, LLC

Consolidated Balance Sheets

	December 31,	June 30,
	2010	2010	2009
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$195,068	$59,597	$3,975
Accounts receivable, net of allowances of $120,000 at December 31, 2010	71,380	—	—
Prepaid expenses	7,875	—	—
Total current assets	274,323	59,597	3,975

Laboratory equipment, net of accumulated depreciation of $206 at December 31, 2010	5,985	—	—

Security deposit	18,000	18,000	—

Total assets	$298,308	$77,597	$3,975

Liabilities and Members’ Deficit

Current liabilities:
Accounts payable	$243,523	$30,834	$1,977
Accrued expenses	10,000	—	—
Accrued guaranteed payments	55,000	55,000	20,000
Total current liabilities	308,523	85,834	21,977

Commitments and contingencies

Members’ deficit	(10,215)	(8,237)	(18,002)

Total liabilities and members’ deficit	$298,308	$77,597	$3,975

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Consolidated Statements of Operations

	Six Months Ended		Year Ended	Initial Period from November 12, 2008 (inception)
	December 31,	December 31,	June 30,	to June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)

Revenues, net	$71,427	$—	$—	$—
Cost of services	100,735	—	—	—
Gross loss	(29,308)	—	—	—

Operating expenses:
Research and development	15,360	—	—	—
General and administrative	472,310	91,633	325,235	169,902
Total operating expenses	487,670	91,633	325,235	169,902

Net loss	$(516,978)	$(91,633)	$(325,235)	$(169,902)

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Consolidated Statements of Changes in Members’ Deficit

	Members’ Deficit			Total
	Membership		Due from	Members’
	Interests	Amount	Members	Deficit

Balance on inception date, November 12, 2008	—	$—	$—	$—

Member issuances	2,010,000	151,900	—	151,900
Net loss	—	(169,902)	—	(169,902)

Balance as of June 30, 2009	2,010,000	(18,002)	—	(18,002)

Member issuances	375,000	335,040	(40)	335,000
Net loss	—	(325,235)	—	(325,235)

Balance as of June 30, 2010	2,385,000	(8,197)	(40)	(8,237)

Member issuances	515,000	515,000	—	515,000
Net loss	—	(516,978)	—	(516,978)

Balance as of December 31, 2010 (unaudited)	2,900,000	$(10,175)	$(40)	$(10,215)

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Consolidated Statements of Cash Flows

				Initial
				Period from
	Six Months	Six Months		November 12,
	Ended	Ended	Year Ended	2008 (inception)
	December 31,	December 31,	June 30,	to June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(516,978)	$(91,633)	$(325,235)	$(169,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	206	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(71,380)	—	—	—
Prepaid expenses	(7,875)	—	—	—
Security deposit	—	—	(18,000)	—
Accounts payable and accrued expenses	222,689	32,974	28,857	1,977
Accrued guaranteed payments	—	5,000	35,000	20,000
Net cash used in operating activities	(373,338)	(53,659)	(279,378)	(147,925)

Cash flows from investing activities:
Purchase of laboratory equipment	(6,191)	—	—	—
Net cash used in investing activities	(6,191)	—	—	—

Cash flows from financing activities:
Member issuances	515,000	50,000	335,000	151,900
Net cash provided by financing activities	515,000	50,000	335,000	151,900

Increase (decrease) in cash and cash equivalents	135,471	(3,659)	55,622	3,975

Cash and cash equivalents at beginning of period	59,597	3,975	3,975	—

Cash and cash equivalents at end of period	$195,068	$316	$59,597	$3,975

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Notes to Consolidated Financial Statements

Year and Period Ended June 30, 2010 and 2009 and for the

Six Months Ended December 31, 2010 and 2009 (unaudited)

1.	NATURE OF OPERATIONS

AccelPath, LLC (the “Company”), a Massachusetts limited liability company, was founded on November 12, 2008 as Crosspath, LLC.  The Company’s Limited Liability Company Operating Agreement was amended and restated on July 13, 2009 and the Company’s name was changed to AccelPath, LLC. The Company is engaged in the business of providing medical diagnoses.

The consolidated financial statements include the accounts of AccelPath, LLC and its affiliate where the Company maintains a controlling financial interest under a long-term professional service and administrative support agreement (see Note 2 – Consolidation).  All intercompany accounts and transactions have been eliminated.

Since its inception, the Company has devoted substantially all of its efforts through June 30, 2010 to business planning and development, and raising capital. Accordingly, as of June 30, 2010, the Company is considered to be in the development stage.  The Company began generating revenues in October 2010 and as a result exited the development stage.

The Company is subject to a number of risks similar to other companies in their industry including rapid technological change, uncertainty of market acceptance of the service, competition from larger companies with similar services and dependence on key personnel.

2.	SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the consolidated financial statements is as follows:

Basis of presentation and consolidation

The Company provides management services to a professional limited liability company (“PLLC”) in states where laws prohibit business corporations from providing pathology interpretations through the direct employment of pathologists. The Company has a long-term professional service and administrative support agreements with such PLLC.  A nominee shareholder owns all the equity of the PLLC.

Basis of presentation and consolidation (concluded)

The Company follows accounting guidance concerning certain matters related to physician practice management entities (“PPMs”) with contractual management arrangements. The accounting guidance provides a listing of criteria which, when applied to the contractual arrangements between PPMs and the medical practice company, indicate whether or not they should be consolidated. In accordance with the criteria outlined, the Company includes the accounts and the operations of the PLLCs in its consolidated financial statements.

The accompanying consolidated financial statements as of December 31, 2010 and for the six month periods ended December 31, 2010 and 2009 are unaudited.  In the opinion of management, the unaudited financial statements reflect all normal recurring adjustments which are necessary to present fairly the financial position and results of operations for such periods.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Use of estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and changes in estimates may occur.

AccelPath, LLC

Notes to Consolidated Financial Statements (Continued)

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with initial maturities of less than three months to be cash equivalents.

Revenue recognition and accounts receivable

The Company recognizes revenue and related accounts receivable for services rendered upon completion of the pathology interpretation and diagnoses process. Billings for services reimbursed by third-party payers, are recorded as revenues net of allowances for differences between amounts billed and the estimated receipts from such payers.  Shipping and handling costs incurred are included in cost of services.

In the periods presented, the revenue transactions are initiated by a laboratory and certain of the owners of the laboratory are minority owners of the Company.

Management reviews account activity in order to assess the adequacy of the allowances, considering factors such as economic conditions, their expectations on third party reimbursements and patient demographics.

Laboratory equipment

Laboratory equipment is stated at cost.  Depreciation expense is provided over the five year estimated useful lives of the assets using the straight-line method.

Research and development expenses

Costs incurred for research and development are expensed as incurred.

Internally developed software

The Company accounts for internally developed software by capitalizing development costs incurred during the application development stage until the software is ready for its intended use.  Capitalized internal use software development costs are amortized on a straight-line basis over the estimated useful life of the software, beginning on the date the software is completed and available for use.  Development costs of minor upgrades and enhancements are expensed as incurred.  Net capitalized development costs are reviewed for impairment annually by Management.

Income taxes

The Company is treated as a partnership for federal and state income taxes.  A partnership’s income or loss is allocated directly to the Members for income tax purposes. Accordingly, there is no provision for federal and state income taxes in the accompanying financial statements.  The Company will record a provision for state taxes when required for the affiliated PLLCs.

In 2009, the Company implemented accounting guidance regarding the recognition, measurement, presentation and disclosure of uncertain tax positions in the financial statements.  Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns, including the position that the Company qualifies as a pass-through entity, are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authorities. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded in the financial statements.  There are no uncertain tax positions that require accrual or disclosure as of December 31 or June 30, 2010.

Any interest or penalties are charged to expense.  None have been recognized in these financial statements.  Generally, the Company is subject to Federal and State tax examinations by tax authorities for all years since its inception on November 12, 2008.

AccelPath, LLC

Notes to Consolidated Financial Statements (Continued)

Concentrations of credit risk

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements.

3.

MEMBERS’ EQUITY

Pursuant to the Company’s Amended and Restated Limited Liability Company Operating Agreement dated July 13, 2009 (the “Agreement”), the Company may issue a total of 3,000,000 Membership Interests and 500,000 Incentive Interests.  Each member is entitled to one vote for each Membership Interest held.  Incentive Interests do not have any voting rights.

Allocation of profits and losses

Losses of the Company are allocated among the Members as follows:

a)	To the Members to the extent of any profits allocated previously; then,

b)	To the Members to the extent of any positive capital balances; then,

c)	To the Members in proportion to each Members’ Membership Interest.

Profits of the Company are allocated among the Members as follows:

a)	To the Members in amounts equal to previously allocated losses; then,

b)	To the Members in proportion to each Member’s Membership Interest.

Incentive interests

Incentive Interests can be granted to Members as consideration for services and generally vest over four years.  Under certain conditions, including a capital transaction, as defined, the unvested portion of the Incentive Interests shall become 100% vested.  The Incentive Interests may not be sold, assigned, pledged or transferred in any manner.  Under no circumstances is the Company obligated to repurchase the Incentive Interests.  To date, no Incentive Interests have been issued.

4.	RELATED PARTY TRANSACTIONS

Guaranteed payments

Beginning in December 2008, the Company made guaranteed monthly payments of $10,000 each to two Managing Members as compensation for services performed. During the year ended June 30, 2010, these two Managing Members agreed to forego $90,000 of guaranteed payments.  Beginning in February 2010, the Company began to pay an additional Member a $10,000 monthly guaranteed payment for services provided (pro-rated for February).  No written agreements are currently in place related to these guaranteed payments.

Guaranteed payments (concluded)

The Company has recognized $180,000, $195,417 and $140,000 of expense for the six- month period ended December 31, 2010, the year ended June 30, 2010 and the initial period ended June 30, 2009, respectively, related to these guaranteed payments.  Included in current liabilities at December 31, 2010, June 30, 2010 and 2009 is $55,000, $55,000 and $20,000, respectively, related to these guaranteed payments.

Due from Members

Amounts due from Members represent initial capital contributions not yet received and are included as a component of members’ deficit.

AccelPath, LLC

Notes to Consolidated Financial Statements (Continued)

5.	COMMITMENTS AND CONTINGENCIES

Operating lease

In May 2010, the Company entered into a non-cancelable operating lease for certain equipment.  The lease requires monthly rental payments of $3,698 and expires in May 2015. The lease terms required payment of a refundable security deposit of $18,000.

Future minimum lease payments remaining at December 31, 2010 on the non-cancelable operating lease are as follows:

Years Ending June 30,

2011	$22,188
2012	44,376
2013	44,376
2014	44,376
2015	36,980

$192,296

Rent expense for the equipment lease for the six months ended December 31, 2010 and the year ended June 30, 2010 amounted to $22,188 and $7,396, respectively.

Other

In August 2010, the Company entered into a software development agreement with an unrelated third party to develop the Company’s internal use software.  Payments of $15,360 made during the six months ended December 31, 2010 were expensed.  Beginning October 1, 2010, monthly maintenance and support service payments of $800 are due for a one year period.

6.	SUBSEQUENT EVENTS

On March 4, 2011, the Company entered into a resignation and repurchase agreement with one of its Managing Members.  Under the agreement, the Managing Member resigned on March 4, 2011.  In addition, the Company agreed to repurchase 315,000 membership units from the Managing Member for $74,000.  To complete the repurchase, the Company issued a $74,000 note payable due in eight monthly installments of $9,269 including interest at 0.54% per annum.  In addition, the Company entered into a consulting agreement with the Managing Member requiring payments of $750 per month for a period of eight months in consideration for continuing services.

On March 4, 2011, Technest Holdings, Inc.(“Technest”), a publicly traded company, acquired all of the outstanding Membership Interests of the Company in exchange for 86,151,240 shares of Technest’s common stock.  Immediately following this transaction, the Company’s members beneficially own approximately 72.5% of Technest’s issued and outstanding common stock.  As part of the transaction, Technest agreed to issue convertible preferred stock for proceeds of $300,000.  At the closing, a Managing Member of the Company became the Chief Executive Officer of Technest.

For financial reporting purposes, the transaction is a reverse acquisition and the Company is treated as the continuing reporting entity.

Unaudited Pro Forma Condensed Financial Statements

As of and for the Year ended June 30, 2010 and the Six Months ended December 31, 2010

The following unaudited condensed pro forma balance sheet as of December 31, 2010 was prepared as if the acquisition was effective as of such date.  The unaudited condensed pro forma statements of operations for the year ended June 30, 2010 and the six months ended December 31, 2010 were prepared as if the acquisition was effective on July 1, 2009.

The unaudited condensed pro forma financial statements should be read in conjunction with the consolidated financial statements of AccelPath, LLC included herein and the consolidated financial statements of Technest Holdings, Inc. included in its annual report on Form 10-K for the year ended June 30, 2010 and its unaudited consolidated financial statements included in its quarterly report on Form 10-Q for the six months ended December 31, 2010.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operation of the combined business after the acquisition of AccelPath by Technest, or of the financial position or results of operations of the combined business that would have actually occurred had the acquisition been effected as of the dates described above.  The acquisition will be accounted for as a reverse acquisition wherein AccelPath will be treated as the acquirer for accounting purposes since it will control the combined business.

TECHNEST HOLDINGS, INC.

CONDENSED PRO FORMA BALANCE SHEET DECEMBER 31, 2010 (Unaudited)

	Technest Holdings, Inc.	AccelPath, LLC	Pro Forma Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current Assets
Cash and cash equivalents	$331,326	$195,068	$300,000	( F )	$826,394
Accounts receivable, net of allowances	81,887	71,380	—		153,267
Inventory and work in process	20,734	—	—		20,734
Restricted cash	15,000	—	—		15,000
Prepaid expenses and other current assets	169,206	7,875	—		177,081
Assets related to discontinued operations	4,846,367	—	—		4,846,367
Total Current Assets	5,464,520	274,323	300,000		6,038,843

Property and Equipment, net of accumulated depreciation	7,128	5,985	—		13,113

Other Assets
Deposits	28,525	18,000	—		46,525
Deferred financing costs	—	—	36,000	( N )	36,000
Definite-lived intangible assets, net	141,084	—	(141,084)	( I )	—
Customer contracts	—	—	350,000	( I )	350,000
Goodwill	3,050,000	—	(1,956,000)	( I )	1,094,000
Total Other Assets	3,219,609	18,000	(1,711,084)		1,526,525

Total Assets	$8,691,257	$298,308	$(1,411,084)		$7,578,481

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$415,097	$243,523	$—		$658,620
Accrued expenses and other current liabilities	225,101	10,000	—		235,101
Accrued guaranteed payments	—	55,000	—		55,000
Accrued income taxes	369,816	—	—		369,816
Contingent value rights payable	—	—	3,072,785	( H )	3,072,785
Notes payable	—	—	74,000	( C )	74,000
Liabilities related to discontinued operations	1,045,374	—	—		1,045,374
Total Current Liabilities	2,055,388	308,523	3,146,785		5,510,696

Total Liabilities	2,055,388	308,523	3,146,785		5,510,696

	Technest Holdings, Inc.	AccelPath, LLC	Pro Forma Adjustments	Notes	Pro Forma Balance Sheet
Stockholders’ Equity
Series E convertible preferred stock - stated value $1,000 per share; 300 shares issued and outstanding pro forma	—	—	300,000	( F )	300,000
Common stock - par value $.001 per share; 495,000,000 shares authorized; 32,678,056 shares issued and outstanding at December 31, 2010; 120,279,296 shares issued and outstanding pro forma	32,676	—	86,151	( A )
			1,000	( L )
			450	( N )	120,277
Additional paid-in capital	25,901,925	—	915,749	( A )
			(19,116,445)	( B )
			(74,000)	( C )
			(3,072,785)	( H)
			(1,747,084)	( I )
			49,000	( L )
			35,550	( N )	2,891,910
Members’ contributions	—	1,001,900	(1,001,900)	( A )	—
Accumulated deficit	(19,116,445)	(1,012,115)	19,116,445	( B )
			(50,000)	( L )	(1,062,115)
Total	6,818,156	(10,215)	(4,557,869)		2,250,072
Non controlling interest	(182,287)	—	—		(182,287)
Total Stockholders’ Equity	6,635,869	(10,215)	(4,557,869)		2,067,785

Total Liabilities and Stockholders’ Equity	$8,691,257	$298,308	$(1,411,084)		$7,578,481

TECHNEST HOLDINGS, INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2010 (Unaudited)

	Technest Holdings, Inc.	AccelPath, LLC	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations

Revenues	$2,699,532	$—	$—		$2,699,532
Cost of Revenues	1,251,259	—	—		1,251,259

Gross Profit	1,448,273	—	—		1,448,273

Operating Expenses
Selling, general and administrative	1,871,033	325,235	6,000	( E )
			50,000	( M )
			18,000	( O )	2,270,268
Research and development	146,952	—	—		146,952
Amortization of intangible assets	206,990	—	(206,990)	( J )
			175,000	( K )	175,000
Total Operating Expenses	2,224,975	325,235	42,010		2,592,220

Operating Loss from Continuing Operations	(776,702)	(325,235)	(42,010)		(1,143,947)

Other Income, Net
Interest income	134,951	—	—		134,951
Interest expense	(34,731)	—	(149)	( D )	(34,880)
Other income	6,921	—	—		6,921
Total Other Income, Net	107,141	—	(149)		106,992

Loss from Continuing Operations before Income Taxes	(669,561)	(325,235)	(42,159)		(1,036,955)
Income tax benefit	—	—	—		—
Net Loss from Continuing Operations	(669,561)	(325,235)	(42,159)		(1,036,955)

Discontinued Operations
Loss from discontiued operations	(521,263)	—	—		(521,263)
Income tax expense	(76,725)	—	—		(76,725)
Net Loss from Discontinued Operations	(597,988)	—	—		(597,988)

Net Loss	(1,267,549)	(325,235)	(42,159)		(1,634,943)
Net Loss Attributable to Non-Controlling Interest	168,337	—	—		168,337
Net Loss Attributable to Controlling Interest	(1,099,212)	(325,235)	(42,159)		(1,466,606)

Deemed and Cash Dividends to Preferred Stockholders	(291,305)	—	(52,709)	( G )	(344,014)

Net Loss Applicable to Common Shareholders	$(1,390,517)	$(325,235)	$(94,868)		$(1,810,620)

	Technest Holdings, Inc.	AccelPath, LLC	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Basic and Diluted Loss Per Common Share
From continuing operations					$(0.011)
From discontinued operations					(0.005)
Net Loss Per Share - Basic and Diluted					$(0.016)

Weighted Average Number of Common Shares Outstanding
Technest Holdings, Inc. - Historical					27,337,016
Shares issued to AccelPath members				( A )	86,151,240
Shares issued to Technest’s former President and CEO				( L )	1,000,000
Shares issued for Equity Purchase Agreement				( N )	450,000
Pro Forma basic and diluted					114,938,256

TECHNEST HOLDINGS, INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS FOR SIX MONTHS ENDED DECEMBER 31, 2010 (Unaudited)

	Technest Holdings, Inc.	AccelPath, LLC	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations

Revenues	$1,237,303	$71,427	$—		$1,308,730
Cost of Revenues	487,786	100,735	—		588,521

Gross Profit (Loss)	749,517	(29,308)	—		720,209

Operating Expenses
Selling, general and administrative	798,039	472,310	9,000	( O )	1,279,349
Research and development	25,638	15,360	—		40,998
Amortization of intangible assets	5,476	—	(5,476)	( J )
			87,500	( K )	87,500
Total Operating Expenses	829,153	487,670	91,024		1,407,847

Operating Loss from Continuing Operations	(79,636)	(516,978)	(91,024)		(687,638)

Other Income, Net
Goodwill impairment loss	(1,826,038)	—	1,826,038	( J )	—
Interest income	31,444	—	—		31,444
Interest expense	—	—	—		—
Other income	27,022	—	—		27,022
Total Other Income, Net	(1,767,572)	—	1,826,038		58,466

Loss from Continuing Operations before Income Taxes	(1,847,208)	(516,978)	1,735,014		(629,172)
Income tax benefit	—	—	—		—
Net Loss from Continuing Operations	(1,847,208)	(516,978)	1,735,014		(629,172)

Discontinued Operations
Loss from discontiued operations	—	—	—		—
Net Loss from Discontinued Operations	—	—	—		—

Net Loss	(1,847,208)	(516,978)	1,735,014		(629,172)
Net Loss Attributable to Non-Controlling Interest	13,950	—	—		13,950
Net Loss Attributable to Controlling Interest	(1,833,258)	(516,978)	1,735,014		(615,222)

Deemed and Cash Dividends to Preferred Stockholders	—	—	(7,500)	( G )	(7,500)

Net Loss Applicable to Common Shareholders	$(1,833,258)	$(516,978)	$1,727,514		$(622,722)

Basic and Diluted Loss Per Common Share
From continuing operations					$(0.005)
From discontinued operations					—
Net Loss Per Share - Basic and Diluted					$(0.005)

	Technest Holdings, Inc.	AccelPath, LLC	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Weighted Average Number of Common Shares Outstanding
Technest Holdings, Inc. - Historical					32,678,056
Shares issued to AccelPath members				( A )	86,151,240
Shares issued to Technest’s former President and CEO				( L )	1,000,000
Shares issued for Equity Purchase Agreement				( N )	450,000
Pro Forma basic and diluted					120,279,296

Notes to the Unaudited Condensed Pro Forma Financial Statements

On March 4, 2011, Technest Holdings, Inc. acquired all of the outstanding membership interests of AccelPath, LLC and AccelPath became a wholly-owned subsidiary of Technest.  As a result of the acquisition, the former members of AccelPath received an aggregate of 86,151,240 shares of Technest common stock and held approximately 72.5% of the issued and outstanding common stock immediately after the acquisition.  Accounting principles generally accepted in the United States generally require that a company whose security holders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes.  The acquisition was accounted for as a reverse acquisition whereby AccelPath was deemed to be the accounting acquirer.

(A)

To record the issuance of 86,151,240 shares of common stock in connection with the acquisition of all of the outstanding membership interests of AccelPath.  Immediately following the transaction the former members of AccelPath beneficially owned approximately 72.5% of the Technest issued and outstanding common stock.  Following the acquisition, AccelPath will operate as a wholly-owned subsidiary of Technest.

(B)	To eliminate Technest’s accumulated deficit in conjunction with the reverse acquisition.

(C)

To record AccelPath’s repurchase of 315,000 membership units from a former Managing Member immediately prior to the acquisition in exchange for a $74,000 note payable due in eight monthly installments with interest at 0.54% per annum.

(D)	To record the $149 of interest expense on the $74,000 note payable.

(E)	To record the $6,000 of consulting expense related to the resignation of the former Managing Member of AccelPath.

(F)

To record the issuance of 300 shares of Technest Series E 5% Convertible Preferred Stock with a stated value of $1,000 per share, for a purchase price of $300,000.  The Series E 5% Convertible Preferred Stock is convertible into 6,754,173 shares of Technest common stock at any time at a conversion price of approximately $0.044416985 per share.

(G)	To record the deemed, related to the beneficial conversion feature, and cash dividends on the Series E 5% Convertible Preferred Stock.

(H)

To record the issuance of the Contingent Value Rights to the holders of the 32,678,056 shares of Technest’s common stock outstanding on January 25, 2011.  The cash payment is estimated to be approximately $0.09 per share or $3,072,785.

(I)

To record the estimated fair value of Technest’s existing customer contracts, adjust the carrying value of goodwill on the acquisition date, and write-off Technest’s definite-lived intangible assets against additional paid-in capital.

(J)	To reverse the Technest goodwill impairment loss and amortization of Technest’s original intangible assets due to the purchase accounting applied in the reverse acquisition.

(K)	To reflect the amortization of the customer contracts intangible assets that will be recorded in connection with the reverse acquisition over their estimated life of two years.

(L)

To record the fair value of the 1,000,000 shares of Technest common stock issued in connection with the January 11, 2011 Employment Settlement Agreement with the former President and Chief Executive Officer of Technest.

(M)	To record the compensation expense in connection with the Employment Settlement Agreement (see Note L).

(N)

To record the fair value of the 450,000 shares of Technest common stock issued in connection with the March 7, 2011 Equity Purchase Agreement with Southridge Partners II, LP.  Under the Equity Purchase Agreement, Southridge shall commit to purchase up to $5,000,000 of Technest common stock over the twenty-four month period commencing on the effective date of Technest’s registration statement pursuant to the registration rights agreement.  The purchase price of the common stock will be 95% of the average of the lowest three day closing bid prices during the five trading day period.

(O)	To amortize the deferred financing fees over the twenty-four month term of the Equity Purchase Agreement (see Note N).

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our Company or the Selling Security Holder.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of our Company since the date hereof.

25,800,000 Shares of

Common Stock

TECHNEST HOLDINGS, INC.

PROSPECTUS

December 21, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the registrant, are as follows:

Securities and Exchange Commission Filing Fee		$23.65

Legal Fees and Expenses	$	*

Accounting Fees and Expenses	$

Miscellaneous Expenses	$	*

Total	$	*

_____________________

* Estimate

Item 14.  Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

On October 30, 2008, we sold 1,300 shares of our Series D 5% Convertible Preferred Stock, with a stated value of $1,000 per share (“Series D Preferred Stock”), to Southridge Partners, LP for a purchase price of $650,000.  On May 20, 2009, we sold 140 shares of our Series D Preferred Stock, to Southridge Capital Management LLC, an affiliate of Southridge Partners LP, for a purchase price of $70,000.  On June 11, 2009, we sold 200 shares of our Series D Preferred Stock to Southridge Capital Management LLC for a purchase price of $100,000. On July 17, 2009, we sold 300 shares of our Series D Preferred Stock, with a stated value of $1,000 per share, to Southridge Capital Management LLC for a purchase price of $150,000.  The shares of Series D Preferred Stock were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

On September 21, 2009, we issued 651,230 shares of our Common Stock to our non-employee directors under our 2006 Stock Award Plan as compensation for their services as directors during the fiscal year ended June 30, 2009.  The issuance and sale of these shares was not registered under the Securities Act, but was made in reliance upon the exemption from the registration requirements of the Securities Act set forth in Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

On December 14, 2009, in accordance with the Series A Certificate of Designation, as amended, Garth LLC, the only holder of our Series A Convertible Preferred Stock, converted all of its shares of our Series A Convertible Preferred Stock into 304,578 shares of our Common Stock.  The issuance of the shares of Common Stock in this transaction was exempt from registration under the Securities Act, pursuant to Section 3(a)(9) of the Securities Act as the securities were exchanged with existing security holders and there were no commissions or fees paid or given for such exchange.

On December 14, 2009, in accordance with the Series C Certificate of Designation, as amended, Southridge Partners LP and Southshore Capital Fund Ltd., the only holders of our Series C Convertible Preferred Stock, converted all of their shares of our Series C Convertible Preferred Stock into 344,827 shares of our Common Stock and 57,467 shares of our Common Stock, respectively. The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act as the securities were exchanged with existing security holders and there were no commissions or fees paid or given for such exchange.

On December 8, 2009, in accordance with the Series D Preferred Stock Certificate of Designation, Southridge Partners LP and Southridge Capital Management LLC, the only holders of Series D Preferred Stock, converted all of their shares of Series D Preferred Stock into our Common Stock.  Upon conversion of the Series D Preferred Stock, Southridge Partners LP acquired 6,859,306 shares of our Common Stock, which included 359,306 shares of Common Stock in payment of the accrued cumulative dividend of 5% per annum.  Upon conversion of the Series D Preferred Stock, Southridge Capital Management LLC acquired 3,274,639 shares of our Common Stock, which included 74,639 shares in payment of the accrued cumulative dividend of 5% per annum.  The issuance of the shares of Common Stock in these transactions was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act as the securities were exchanged with existing security holders and there were no commissions or fees paid or given for such exchange.

On December 9, 2009, we issued 20,661 shares of our Common Stock to each of our non-employee directors for a total of 103,305 shares under our 2006 Stock Award Plan as compensation for their services as directors during the quarter ended September 30, 2009.  The issuance and sale of these shares was not registered under the Securities Act, but was made in reliance upon the exemption from the registration requirements of the Securities Act set forth in Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

On May 10, 2010, we issued 81,193 shares of our Common Stock to each of our non-employee directors for a total of 405,965 shares under our 2006 Stock Award Plan as compensation for their services as directors during the quarters ended December 31, 2009 and March 31, 2010.  The issuance and sale of these shares was not registered under the Securities Act, but was made in reliance upon the exemption from the registration requirements of the Securities Act set forth in Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

On March 4, 2011, we issued 86,151,240 shares of our Common Stock to the members of AccelPath, LLC, a Massachusetts limited liability company (“AccelPath”) in exchange for all of the outstanding membership interests of AccelPath pursuant to the terms of the Unit Purchase Agreement dated January 11, 2011 among Technest, AccelPath, and all of the members of AccelPath, as amended by Amendment No. 1 to Unit Purchase Agreement dated March 4, 2011 (collectively, the “Purchase Agreement”).  The shares of common stock issued under the Purchase Agreement were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

On March 4, 2011, we issued 150 shares of our Series E 5% Convertible Preferred Stock, with a stated value of $1,000 per share (the “Series E Preferred Stock”), to Southridge Partners II, LP pursuant to the Securities Purchase Agreement (the “Bridge Financing Agreement”) dated January 11, 2011, with Southridge Partners II, LP.  On April 18, 2011, we issued 75 shares of our Series E Preferred Stock for the purchase price of $75,000 to Southridge Partners II, LP pursuant to the Bridge Financing Agreement and on June 2, 2011, we issued an additional 75 shares of our Series Preferred Stock for the purchase price of $75,000 to Southridge Partners II, LP pursuant to the Bridge Financing Agreement.  The shares of Series E Preferred Stock issued under the Bridge Financing Agreement were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

On March 7, 2011, in accordance with the terms of the Employment Settlement Agreement and Release (the “Employment Settlement Agreement”) dated January 11, 2011, with Gino M. Pereira, our former President and Chief Executive Officer, we issued 1,000,000 shares of our Common Stock to Mr. Pereira.  The issuance and sale of these shares was not registered under the Securities Act, but was made in reliance upon the exemption from the registration requirements of the Securities Act set forth in Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

On March 7, 2011, we issued 450,000 shares of our Common Stock to Southridge Partners II, LP upon the execution and delivery of the Equity Purchase Agreement dated March 7, 2011 with Southridge Partners II, LP in consideration for the transactions contemplated thereby. These shares of Common Stock were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

Since March 4, 2011, we have granted stock options to purchase a total of 45,720,000 shares of common stock under the Technest Holdings, Inc. 2011 Equity Incentive Plan to certain of our employees, consultants and directors, 42,350,000 of which had an exercise price of $0.065 per share, 750,000 of which had an exercise price of $0.06, 120,000 of which had an exercise price of $0.05 per share and 2,500,000 of which had an exercise price of $0.015.  Each option granted vests over three years and has a term of 10 years.  The issuance of these securities was not registered under the Securities Act, but was made in reliance upon the exemption from the registration requirements of the Securities Act set forth in Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

No underwriters were employed in connection with the securities issuances set forth in this Item 15.

Item 16.

EXHIBITS

All references to registrant’s Forms 8-K, 10-K and 10-Q include reference to File No. 000-27023.

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.

2.1	Stock Purchase Agreement dated September 10, 2007 between Technest Holdings, Inc., EOIR Holdings, LLC and E-OIR Technologies, Inc.		8-K	September 13, 2007	2.1
2.2	Form of Voting Agreement with a list of signatories		8-K	September 13, 2007	2.2
2.3	First Amendment to Stock Purchase Agreement dated December 31, 2007 among Technest Holdings, Inc., EOIR Holdings, LLC and EOIR Technologies, Inc.		8-K	January 4, 2008	2.3
2.4	Unit Purchase Agreement, dated as of January 11, 2011, by and among Technest Holdings, Inc., AccelPath, LLC and the members of AccelPath, LLC		8-K	January 14, 2011	2.1
2.5	Amendment No. 1 to Unit Purchase Agreement, dated as of March 4, 2011, by and among Technest Holdings, Inc. and AccelPath, LLC		8-K	March 10, 2011	2.01
3.1	Restated Articles of Incorporation of Registrant, dated as of December 14, 2000, as filed with the Secretary of State of the State of Nevada on March 2, 2001		10-KSB	April 16, 2001	3.2
3.2	Certificate of Amendment to Articles of Incorporation		8-K	August 9, 2001	3.1
3.3	Amended and Restated By-Laws dated May 21, 2001		DEF 14A	June 14, 2001	B
3.4	Bylaw Amendments		8-K	December 20, 2006	3.1
3.5	By-law Amendments		8-K	October 4, 2007	3.1
4.1	Form of Common Stock Certificate		SB-2	February 26, 1999	4.1
4.2	Technest Common Stock Warrant issued to Silicon Valley Bank dated August 4, 2006		8-K	August 14, 2006	4.1
4.3	Registration Rights Agreement between Technest		8-K	August 14,	4.2

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.
	Holdings, Inc. and Silicon Valley Bank dated August 4, 2006			2006
4.4	Series E 5% Convertible Preferred Stock Certificate of Designation to be filed with the Secretary of State of Nevada		8-K	January 14, 2011	4.1
5.1**	Form of opinion of Cooley LLP
10.1	Office Lease Agreement between Motor City Drive, LLC and Genex Technologies, Inc., dated December 20, 2005		10-QSB	February 21, 2006	10.7
10.2*	Technest Holdings, Inc. 2006 Stock Award Plan		8-K	March 17, 2006	10.8
10.3	Indemnification Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated September 1, 2006		10-KSB	October 13, 2006	10.36
10.4	Office Lease Agreement Amendment No. 1 by and among Genex Technologies, Incorporated, Technest Holdings, Inc. and Motor City Drive, LLC dated as of November 1, 2006		10-QSB	February 14, 2007	10.1
10.5	Asset Contribution Agreement between Technest Holdings, Inc. and Genex Technologies Incorporated dated November 1, 2006		10-QSB	February 14, 2007	10.2
10.6	Release Agreement dated August 31, 2007 between Technest Holdings, Inc. and Southridge Partners, LP		8-K	September 7, 2007	10.1
10.7	Form of Non-competition Agreement entered into between EOIR Technologies, Inc. and Technest Holdings, Inc. and Genex Technologies, Inc.		Definitive Information Statement on Schedule 14C	December 7, 2007	Annex D
10.8	Form of Release entered into by Technest Holdings, Inc. and Genex Technologies, Inc. and acknowledged by EOIR Holdings LLC		Definitive Information Statement on Schedule 14C	December 7, 2007	Annex C
10.9*	Employment Agreement between Gino M. Pereira and Technest Holdings, Inc. dated January 14, 2008		8-K	January 18, 2008	10.1
10.10*	Employment Agreement between Nitin V. Kotak and Technest Holdings, Inc. dated January 14, 2008		8-K	January 18, 2008	10.2
10.11*	Restricted Stock Agreement between Nitin V. Kotak and Technest Holdings, Inc. dated January 15, 2008		8-K	January 18, 2008	10.3
10.12*	Restricted Stock Agreement between David R. Gust and Technest Holdings, Inc. dated January 15, 2008		8-K	January 18, 2008	10.5
10.13*	Restricted Stock Agreement between Dr. Robert A. Curtis and Technest Holdings, Inc. dated January 15, 2008		8-K	January 18, 2008	10.6
10.14*	Severance Agreement between Joseph P. Mackin and Technest Holdings, Inc. dated December 31, 2007		10-QSB	February 19, 2008	10.8
10.15*	Agreement between Gino M. Pereira and Technest Holdings, Inc. dated December 31, 2007		10-QSB	February 19, 2008	10.9
10.16	Asset Contribution Agreement between Technest Holdings, Inc. and Technest, Inc. dated September 17, 2008, effective as of October 1, 2008		10-KSB	October 2, 2008	10.48
10.17	Securities Purchase Agreement dated October 31, 2008 between Technest Holdings, Inc. and Southridge Partners, LP		8-K	November 5, 2008	10.1
10.18	Securities Purchase Agreement dated May 20, 2009		8-K	May 27,2009	10.1

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.
	between Technest Holdings, Inc. and Southridge Capital Management LLC
10.19	Securities Purchase Agreement dated June 11, 2009 between Technest Holdings, Inc. and Southridge Capital Management LLC		8-K	June 16, 2009	10.1
10.20	Securities Purchase Agreement dated July 17, 2009 between Technest Holdings, Inc. and Southridge Capital Management LLC		8-K	July 22, 2009	10.1
10.21	Form of Non-Employee Director Restricted Stock Grant Agreement entered into by each non-employee director and Technest Holdings, Inc. dated September 21, 2009		10-K	October 19, 2009	10.22
10.22	Settlement Agreement among Technest Holdings, Inc., EOIR Holdings, LLC and EOIR Technologies, Inc. dated October 26, 2009		8-K	October 29, 2009	10.1
10.23*	Technest Holdings, Inc. 2006 Stock Award Plan, As amended September 21, 2009		10-Q	November 16, 2009	10.2
10.24	Form of Non-Employee Director Restricted Stock Grant Agreement entered into by each non-employee director and Technest Holdings, Inc. dated December 2009		8-K	December 14, 2009	10.1
10.25	Form of Non-Employee Director Restricted Stock Grant Agreement entered into by each non-employee director and Technest Holdings, Inc. dated May 2010		10-Q	May 14, 2010	10.1
10.26	Securities Purchase Agreement, dated as of January 11, 2011, by and between Technest and Southridge Partners II, LP		8-K	January 14, 2011	10.1
10.27	Contingent Value Rights Agreement, dated as of January 13, 2011, by and between Technest Holdings, Inc. and Mellon Investor Services LLC		8-K	January 14, 2011	10.2
10.28	Amendment to Motor City Lease dated February 8, 2011 between Technest Holdings, Inc. and Motor City Drive, LLC		10-Q	February 17, 2011	10.3
10.29	Equity Purchase Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP		8-K	March 10, 2011	10.1
10.30	Registration Rights Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP		8-K	March 10, 2011	10.2
10.31	Employment Settlement Agreement and Release, dated as of January 11, 2011, by and between Technest Holdings, Inc. and Gino M. Pereira		8-K	March 10, 2011	10.3
10.32	Form of Lock-Up Agreement		8-K	March 10, 2011	10.4
10.33	Technest Holdings, Inc. 2011 Equity Incentive Plan		8-K	March 10, 2011	10.5
10.34	Form of Option Grant Notice under the Technest Holdings, Inc. 2011 Equity Incentive Plan		8-K	March 10, 2011	10.6
10.35	Form of Option Agreement under the Technest Holdings, Inc. 2011 Equity Incentive Plan		8-K	March 10, 2011	10.7
10.36	Industrial Lease Agreement among Technest Holdings, Inc., Technest, Inc. and PS Business Parks, L.P. dated December 7, 2011		8-K	December 13, 2011	10.1
21.1***	List of the Subsidiaries of Technest Holdings, Inc.	X
23.1	Consent of Wolf & Company, PC	X
23.2	Consent of Wolf & Company, PC	X
23.3**	Consent of Cooley LLP (included in Exhibit 5.1)

___________________

*	Indicates a management contract or compensatory plan.

**	To be filed by amendment.

***	Previously filed.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Westwood, Massachusetts on December 21, 2011.

TECHNEST HOLDINGS, INC.

By:	/s/ Shekhar G. Wadekar
Shekhar G. Wadekar,
Chief Executive Officer, Principal Executive Officer

By:	/s/ Bruce C. Warwick
Bruce C. Warwick
Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ Shekhar G. Wadekar	President, Chief Executive Officer and Director	December 21, 2011
Shekhar G. Wadekar

/s/ Bruce C. Warwick	Principal Financial Officer	December 21, 2011
Bruce C. Warwick

/s/ Suren G. Dutia	Director	December 21, 2011
Suren G. Dutia

/s/ Henry Sargent	Director	December 21, 2011
Henry Sargent

/s/ F. Howard Schneider	Director	December 21, 2011
F. Howard Schneider

EXHIBIT INDEX

All references to registrant’s Forms 8-K, 10-K and 10-Q include reference to File No. 000-27023.

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.

2.1	Stock Purchase Agreement dated September 10, 2007 between Technest Holdings, Inc., EOIR Holdings, LLC and E-OIR Technologies, Inc.		8-K	September 13, 2007	2.1

2.2	Form of Voting Agreement with a list of signatories		8-K	September 13, 2007	2.2

2.3	First Amendment to Stock Purchase Agreement dated December 31, 2007 among Technest Holdings, Inc., EOIR Holdings, LLC and EOIR Technologies, Inc.		8-K	January 4, 2008	2.3

2.4	Unit Purchase Agreement, dated as of January 11, 2011, by and among Technest Holdings, Inc., AccelPath, LLC and the members of AccelPath, LLC		8-K	January 14, 2011	2.1

2.5	Amendment No. 1 to Unit Purchase Agreement, dated as of March 4, 2011, by and among Technest Holdings, Inc. and AccelPath, LLC		8-K	March 10, 2011	2.01

3.1	Restated Articles of Incorporation of Registrant, dated as of December 14, 2000, as filed with the Secretary of State of the State of Nevada on March 2, 2001		10-KSB	April 16, 2001	3.2

3.2	Certificate of Amendment to Articles of Incorporation		8-K	August 9, 2001	3.1

3.3	Amended and Restated By-Laws dated May 21, 2001		DEF 14A	June 14, 2001	B

3.4	Bylaw Amendments		8-K	December 20, 2006	3.1

3.5	By-law Amendments		8-K	October 4, 2007	3.1

4.1	Form of Common Stock Certificate		SB-2	February 26, 1999	4.1

4.2	Technest Common Stock Warrant issued to Silicon Valley Bank dated August 4, 2006		8-K	August 14, 2006	4.1

4.3	Registration Rights Agreement between Technest Holdings, Inc. and Silicon Valley Bank dated August 4, 2006		8-K	August 14, 2006	4.2

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.

4.4	Series E 5% Convertible Preferred Stock Certificate of Designation to be filed with the Secretary of State of Nevada		8-K	January 14, 2011	4.1

5.1**	Form of opinion of Cooley LLP

10.1	Office Lease Agreement between Motor City Drive, LLC and Genex Technologies, Inc., dated December 20, 2005		10-QSB	February 21, 2006	10.7

10.2*	Technest Holdings, Inc. 2006 Stock Award Plan		8-K	March 17, 2006	10.8

10.3	Indemnification Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated September 1, 2006		10-KSB	October 13, 2006	10.36

10.4	Office Lease Agreement Amendment No. 1 by and among Genex Technologies, Incorporated, Technest Holdings, Inc. and Motor City Drive, LLC dated as of November 1, 2006		10-QSB	February 14, 2007	10.1

10.5	Asset Contribution Agreement between Technest Holdings, Inc. and Genex Technologies Incorporated dated November 1, 2006		10-QSB	February 14, 2007	10.2

10.6	Release Agreement dated August 31, 2007 between Technest Holdings, Inc. and Southridge Partners, LP		8-K	September 7, 2007	10.1

10.7	Form of Non-competition Agreement entered into between EOIR Technologies, Inc. and Technest Holdings, Inc. and Genex Technologies, Inc.		Definitive Information Statement on Schedule 14C	December 7, 2007	Annex D

10.8	Form of Release entered into by Technest Holdings, Inc. and Genex Technologies, Inc. and acknowledged by EOIR Holdings LLC		Definitive Information Statement on Schedule 14C	December 7, 2007	Annex C

10.9*	Employment Agreement between Gino M. Pereira and Technest Holdings, Inc. dated January 14, 2008		8-K	January 18, 2008	10.1

10.10*	Employment Agreement between Nitin V. Kotak and Technest Holdings, Inc. dated January 14, 2008		8-K	January 18, 2008	10.2

10.11*	Restricted Stock Agreement between Nitin V. Kotak and Technest Holdings, Inc. dated January 15, 2008		8-K	January 18, 2008	10.3

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.

10.12*	Restricted Stock Agreement between David R. Gust and Technest Holdings, Inc. dated January 15, 2008		8-K	January 18, 2008	10.5

10.13*	Restricted Stock Agreement between Dr. Robert A. Curtis and Technest Holdings, Inc. dated January 15, 2008		8-K	January 18, 2008	10.6

10.14*	Severance Agreement between Joseph P. Mackin and Technest Holdings, Inc. dated December 31, 2007		10-QSB	February 19, 2008	10.8

10.15*	Agreement between Gino M. Pereira and Technest Holdings, Inc. dated December 31, 2007		10-QSB	February 19, 2008	10.9

10.16	Asset Contribution Agreement between Technest Holdings, Inc. and Technest, Inc. dated September 17, 2008, effective as of October 1, 2008		10-KSB	October 2, 2008	10.48

10.17	Securities Purchase Agreement dated October 31, 2008 between Technest Holdings, Inc. and Southridge Partners, LP		8-K	November 5, 2008	10.1

10.18	Securities Purchase Agreement dated May 20, 2009 between Technest Holdings, Inc. and Southridge Capital Management LLC		8-K	May 27,2009	10.1

10.19	Securities Purchase Agreement dated June 11, 2009 between Technest Holdings, Inc. and Southridge Capital Management LLC		8-K	June 16, 2009	10.1

10.20	Securities Purchase Agreement dated July 17, 2009 between Technest Holdings, Inc. and Southridge Capital Management LLC		8-K	July 22, 2009	10.1

10.21	Form of Non-Employee Director Restricted Stock Grant Agreement entered into by each non-employee director and Technest Holdings, Inc. dated September 21, 2009		10-K	October 19, 2009	10.22

10.22	Settlement Agreement among Technest Holdings, Inc., EOIR Holdings, LLC and EOIR Technologies, Inc. dated October 26, 2009		8-K	October 29, 2009	10.1

10.23*	Technest Holdings, Inc. 2006 Stock Award Plan, As amended September 21, 2009		10-Q	November 16, 2009	10.2

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.

10.24	Form of Non-Employee Director Restricted Stock Grant Agreement entered into by each non-employee director and Technest Holdings, Inc. dated December 2009		8-K	December 14, 2009	10.1

10.25	Form of Non-Employee Director Restricted Stock Grant Agreement entered into by each non-employee director and Technest Holdings, Inc. dated May 2010		10-Q	May 14, 2010	10.1

10.26	Securities Purchase Agreement, dated as of January 11, 2011, by and between Technest and Southridge Partners II, LP		8-K	January 14, 2011	10.1

10.27	Contingent Value Rights Agreement, dated as of January 13, 2011, by and between Technest Holdings, Inc. and Mellon Investor Services LLC		8-K	January 14, 2011	10.2

10.28	Amendment to Motor City Lease dated February 8, 2011 between Technest Holdings, Inc. and Motor City Drive, LLC		10-Q	February 17, 2011	10.3

10.29	Equity Purchase Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP		8-K	March 10, 2011	10.1

10.30	Registration Rights Agreement, dated as of March 7, 2011, by and between Technest Holdings, Inc. and Southridge Partners II, LP		8-K	March 10, 2011	10.2

10.31	Employment Settlement Agreement and Release, dated as of January 11, 2011, by and between Technest Holdings, Inc. and Gino M. Pereira		8-K	March 10, 2011	10.3

10.32	Form of Lock-Up Agreement		8-K	March 10, 2011	10.4

10.33	Technest Holdings, Inc. 2011 Equity Incentive Plan		8-K	March 10, 2011	10.5

10.34	Form of Option Grant Notice under the Technest Holdings, Inc. 2011 Equity Incentive Plan		8-K	March 10, 2011	10.6

10.35	Form of Option Agreement under the Technest Holdings, Inc. 2011 Equity Incentive Plan		8-K	March 10, 2011	10.7

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by reference From	Filing Date	Exhibit No.

10.36	Industrial Lease Agreement among Technest Holdings, Inc., Technest, Inc. and PS Business Parks, L.P. dated December 7, 2011		8-K	December 13, 2011	10.1

21.1***	List of the Subsidiaries of Technest Holdings, Inc.	X

23.1	Consent of Wolf & Company, PC	X

23.2	Consent of Wolf & Company, PC	X

23.3**	Consent of Cooley LLP (included in Exhibit 5.1)

____________________

*	Indicates a management contract or compensatory plan.

**	To be filed by amendment.

***	Previously filed.